                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No.  )

   Filed by the Registrant /X/
   Filed by a party other than the Registrant / /

   Check the appropriate box:
   / /  Preliminary Proxy Statement
   / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
   /X/  Definitive Proxy Statement
   / /  Definitive Additional Materials
   / /  Soliciting Material Pursuant to Section 240.14a-11(c) or
        Section 240.14a-12

                      EchoStar Communications Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/X/  No fee required
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     (1) Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------
     (5) Total fee paid:

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/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

         -----------------------------------------------------------------------
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         -----------------------------------------------------------------------
     (4) Date Filed:

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

                                [ECHOSTAR LOGO]

                                                                  March 23, 1999

DEAR SHAREHOLDER:

         It is a pleasure for me to extend to you an invitation to attend the 1999 Annual Meeting of Shareholders of EchoStar Communications Corporation ("EchoStar"). The Annual Meeting will be held on Friday, April 16, 1999, at 11:00 a.m. at EchoStar's headquarters located at 5701 South Santa Fe Drive, Littleton, Colorado 80120.

         The enclosed Notice of Meeting and Proxy Statement describes the proposals to be considered and voted upon at the Annual Meeting. At the Annual Meeting, we will ask you to elect five Directors. We will also ask you to consider and vote upon proposals (i) to issue shares of our Class A Common Stock as consideration for the acquisition of certain satellite broadcasting assets,
(ii) to amend our Amended and Restated Articles of Incorporation to clarify certain voting provisions set forth therein, (iii) to approve the EchoStar Communications Corporation 1999 Stock Incentive Plan and (iv) to ratify the appointment of Arthur Andersen LLP as our independent public accountants. During the Annual Meeting, we also will review EchoStar's operations and other items of general interest regarding EchoStar.

         We hope that all shareholders will be able to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting personally, it is important that you be represented. To ensure that your vote will be received and counted, please promptly complete, date and return your proxy card in the enclosed return envelope.

         On behalf of the Board of Directors and Management, I would like to express our appreciation for your support and interest in EchoStar. I look forward to seeing you at the Annual Meeting.

                                       /s/ Charles W. Ergen

                                       CHARLES W. ERGEN
                                       CHAIRMAN AND CHIEF EXECUTIVE OFFICER



              5701 SOUTH SANTA FE DRIVE--LITTLETON, COLORADO 80121
                    TEL: (303)723-1000 - FAX - (303)723-1999

                                [ECHOSTAR LOGO]

                  NOTICE OF 1999 ANNUAL MEETING OF SHAREHOLDERS


TO THE SHAREHOLDERS OF ECHOSTAR COMMUNICATIONS CORPORATION:

         Please take notice that the 1999 Annual Meeting of Shareholders of EchoStar Communications Corporation ("EchoStar") will be held on Friday, April 16, 1999, at 11:00 a.m. at EchoStar's headquarters located at 5701 South Santa Fe Drive, Littleton, Colorado 80120, to consider and vote upon:

         1. The election of five Directors of EchoStar.

         2. A proposal to issue shares of EchoStar's Class A Common Stock as consideration for the acquisition of certain satellite broadcasting assets pursuant to the Purchase Agreement dated as of November 30, 1998, by and among American Sky Broadcasting, LLC, The News Corporation Limited, MCI
Telecommunications Corporation and EchoStar.

         3. A proposal to amend EchoStar's Amended and Restated Articles of Incorporation to clarify certain voting provisions set forth therein.

         4. A proposal to approve the EchoStar Communications Corporation 1999 Stock Incentive Plan.

         5. A proposal to ratify the appointment of Arthur Andersen LLP as the independent public accountants of EchoStar for the fiscal year ending December 31, 1999.

         6. Any other business as may properly come before the meeting or any adjournment thereof.

         Only shareholders of record at the close of business on March 19, 1999 will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

                                       By Order of the Board of Directors

                                       /s/ David K. Moskowitz

                                       DAVID K. MOSKOWITZ,
                                       SENIOR VICE PRESIDENT, GENERAL COUNSEL,
                                       CORPORATE SECRETARY AND DIRECTOR

March 23, 1999


              5701 SOUTH SANTA FE DRIVE--LITTLETON, COLORADO 80121
                    TEL: (303)723-1000 - FAX - (303)723-1999

                                PROXY STATEMENT
                                       OF
                       ECHOSTAR COMMUNICATIONS CORPORATION

GENERAL

         This Proxy Statement is being furnished to the shareholders of EchoStar Communications Corporation ("EchoStar") in connection with the 1999 Annual Meeting of Shareholders of EchoStar (the "Annual Meeting"), to be held on Friday, April 16, 1999, at 11:00 a.m. at EchoStar's headquarters located at 5701 South Santa Fe Drive, Littleton, Colorado 80120.

         At the Annual Meeting, EchoStar's shareholders will elect five Directors. The shareholders will also consider and vote upon a proposal to issue shares of EchoStar's Class A Common Stock, $0.01 par value ("Class A Shares"), as consideration for the acquisition of certain satellite broadcasting assets (the "110 Acquisition"). As described herein, the number of Class A Shares to be issued is subject to adjustment based on the current trading prices of the Class A Shares at the time the 110 Acquisition is consummated. If the 110 Acquisition had been consummated on March 15, 1999, EchoStar would have been required to issue 22,918,707 Class A Shares, constituting approximately 31.7% of EchoStar's fully-diluted equity and 6.7% of EchoStar's total voting power. Shareholders will also consider and vote upon proposals (i) to amend EchoStar's Amended and Restated Articles of Incorporation (the "Articles"), (ii) to adopt the EchoStar Communications Corporation 1999 Stock Incentive Plan (the "1999 Stock Incentive Plan") and (iii) to ratify the appointment of Arthur Andersen LLP as EchoStar's independent public accountants for the fiscal year ending December 31, 1999.

         The mailing address of EchoStar is 5701 South Santa Fe Drive, Littleton, Colorado 80120. This Proxy Statement and the accompanying proxy are first being sent or given to shareholders on or about March 24, 1999 to shareholders of record on March 19, 1999 of the Class A Shares and EchoStar's Class B Common Stock, $0.01 par value ("Class B Shares" and, together with the Class A Shares, the "Shares").

         The accompanying proxy is being solicited by the Board of Directors of EchoStar. It may be revoked by written notice given to the Corporate Secretary at any time before being voted. Proxies, which are attached to this form, properly executed, duly sent to EchoStar and not revoked will be voted for the proposals described in this Proxy Statement, in accordance with the instructions set forth in the proxy. The Board of Directors is not aware of any other matters proposed to be presented at the Annual Meeting. If any other proposal is properly presented, the persons named in the accompanying form of proxy will have discretionary authority to vote thereon in accordance with their best judgment. Presence at the Annual Meeting does not of itself revoke the proxy.

SECURITIES ENTITLED TO VOTE

         Shareholders of record on March 19, 1999 are entitled to notice of the Annual Meeting and to vote their Shares at the Annual Meeting. On that date, 15,521,732 Class A Shares and 29,804,401 Class B Shares were issued and outstanding. Each of the Class A Shares is entitled to one vote per share on each proposal to be considered by shareholders. Each of the Class B Shares is entitled to ten votes per share on each proposal to be considered by shareholders.

VOTE REQUIRED

         The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the total voting power of all classes of voting stock of EchoStar taken together shall constitute a quorum for the transaction of business at the Annual Meeting.

         The affirmative votes of a plurality of the total votes cast are necessary to elect a Director. No cumulative voting is permitted. In the case of the proposals to issue Class A Shares, to approve the 1999 Stock Incentive Plan and to ratify the appointment of Arthur Andersen LLP as EchoStar's independent public accountants for the fiscal year ending December 31, 1999, the affirmative votes of a majority of the total votes cast at the Annual Meeting on each proposal in person or by proxy are required to approve such proposal. In the case of the proposal to amend the Articles, the affirmative votes of a majority of the voting power of EchoStar entitled to vote are required to approve such proposal.

         The total number of votes cast "for" will be counted for purposes of determining whether sufficient affirmative votes have been cast to approve each proposal. Abstentions from voting on a proposal by a shareholder at the Annual Meeting, as well as broker non-votes, will be considered for purposes of determining the number of total votes present at the Annual Meeting. Abstentions will have the same effect as votes against the proposals, but will not affect the election of Directors. Broker non-votes will not be considered as votes "for" or "against" the proposals, and will therefore not be considered in determining the election of Directors or whether the proposals to issue Class A Shares, adopt the 1999 Stock Incentive Plan or ratify the appointment of Arthur Andersen LLP have passed, but will have the same effect as votes against the proposal to amend the Articles.

         Through his ownership of Class B Shares, Charles W. Ergen, the Chairman, Chief Executive Officer and President of EchoStar, possesses more than 93.4% of the total voting power of EchoStar. Pursuant to the voting agreement described below, Mr. Ergen has agreed to vote in favor of the proposal to issue the Class A Shares. Mr. Ergen has also indicated his intention to vote in favor of each other proposal to be considered at the Annual Meeting and for the election of each of the nominee Directors named herein. Accordingly, approval of the proposals and election of each of the nominee Directors named herein is assured notwithstanding a negative vote by shareholders other than Mr. Ergen.

NASDAQ SHAREHOLDER APPROVAL REQUIREMENTS.

         Shareholder approval of the issuance of the Class A Shares and related actions in connection with the 110 Acquisition and the approval of the 1999 Stock Incentive Plan is not required under the Nevada Business Corporation Act (the "Nevada Act"), the Articles or EchoStar's Bylaws. However, the rules of the NASDAQ Stock Market (where EchoStar's Class A Shares are traded ) require shareholder approval of certain substantial issuances of stock and adoption of certain stock option plans.

         Shareholder approval of the proposed amendment to the Articles is required under the Nevada Act, the Articles and EchoStar's Bylaws, but is not required by NASDAQ rules.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

NOMINEES

         At the Annual Meeting, shareholders of EchoStar will elect five Directors, in each case to hold office until the next annual meeting of shareholders of EchoStar or until their respective successors shall be duly elected and qualified. The affirmative vote of a plurality of the total votes cast is necessary to elect a Director. Each nominee has consented to his nomination and has advised EchoStar that he intends to serve the entire term, if elected.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED HEREIN (ITEM NO. 1 ON THE ENCLOSED PROXY CARD).

         The nominees for Director of EchoStar are as follows:

                                           FIRST BECAME
  NAME                               AGE     DIRECTOR              POSITION WITH ECHOSTAR
 --------------------------------------------------------------------------------------------------
  Charles W. Ergen.................  46        1980       Chairman of the Board of Directors, Chief
                                                          Executive Officer and President
  James DeFranco...................  46        1980       Director and Executive Vice President
  David K. Moskowitz...............  40        1998       Director, Senior Vice President, General
                                                          Counsel and Secretary
  Raymond L. Friedlob..............  54        1995       Director
  O. Nolan Daines..................  39        1998       Director

         The following sets forth the business experience of each of the nominees over the last five years:

         CHARLES W. ERGEN. Mr. Ergen has been Chairman of the Board of Directors, Chief Executive Officer and President of EchoStar since its formation and, during the past five years, has held various executive officer and director positions with EchoStar's subsidiaries. Mr. Ergen, along with his spouse and James DeFranco, was a co-founder of EchoStar in 1980.

         JAMES DEFRANCO. Mr. DeFranco, currently the Executive Vice President of EchoStar, has been a Vice President and a Director of EchoStar since its formation and, during the past five years, has held various executive officer and director positions with EchoStar's subsidiaries. Mr. DeFranco, along with Mr. Ergen and Mr. Ergen's spouse, was a co-founder of EchoStar in 1980.

         DAVID K. MOSKOWITZ. Mr. Moskowitz is the Senior Vice President, Secretary and General Counsel of EchoStar. Mr. Moskowitz joined EchoStar in March 1990 and is responsible for all legal and regulatory affairs of EchoStar and its subsidiaries. In March 1998, Mr. Moskowitz was appointed to EchoStar's Board of Directors to fill the vacancy created by the resignation of Mr. R. Scott Zimmer. During the past five years, Mr. Moskowitz also has held various executive officer and director positions with EchoStar's subsidiaries.

         RAYMOND L. FRIEDLOB. Mr. Friedlob has been a Director of EchoStar and a member of its Audit and Executive Compensation Committees since October 1995. Mr. Friedlob has been a member of the law firm of Friedlob Sanderson Raskin Paulson & Tourtillott, LLC since 1995. Prior to 1995, Mr. Friedlob was a partner of Raskin & Friedlob, P.C., where he had practiced since 1970. Mr. Friedlob specializes in federal securities law, corporate law, transportation and taxation.

         O. NOLAN DAINES. In 1993, Mr. Daines founded DiviCom, Inc. ("DiviCom"). DiviCom is a global provider of standards-based MPEG-II encoding product systems for digital video broadcasting. DiviCom's product lines include audio/video/data encoding and networking systems, as well as integration consulting and implementation services. Prior to founding DiviCom, Mr. Daines served as Executive Director of Engineering and System Architecture at Compression Labs Inc., where he led the development of digital video products and communications systems. In March 1998, Mr. Daines was appointed to EchoStar's Board of Directors to fill the vacancy created by the resignation of Mr. Alan M. Angelich.

BOARD OF DIRECTORS AND COMMITTEES

         The Board of Directors currently has an Executive Compensation Committee and an Audit Committee, both of which were established in October 1995. Mr. Angelich and Mr. Friedlob were the sole members of both the Audit and Executive Compensation Committees through March 1998. In March 1998, Mr. Angelich resigned from the Board of Directors of EchoStar. Upon appointment as a Director in March 1998, Mr. Daines became a member of the Executive Compensation and Audit Committees. The principal functions of the Audit Committee are to (i) recommend to the Board of Directors the selection of independent public accountants; (ii) review management's plan for engaging EchoStar's independent public accountants during the year to perform non-audit services and consider what effect these services will have on the independence of the accountants;
(iii) review the annual financial statements and other financial reports which require approval by the Board of Directors; (iv) review the adequacy of EchoStar's system of internal accounting controls; and (v) review the scope of the independent public accountants' audit plans and the results of the audit. The principal functions of the Executive Compensation Committee are to approve compensation of Executive Officers of EchoStar and to award grants to Executive Officers under and administer EchoStar's 1995 Stock Incentive Plan (the "1995 Incentive Plan").

         The Board of Directors held thirteen meetings during the fiscal year ended December 31, 1998. The Executive Compensation Committee held five meetings during 1998 and the Audit Committee held one meeting during 1998. Each Director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period in which he was a Director and
(ii) the total number of meetings held by all committees of the Board of Directors on which he served during the periods that he served.

         Directors are elected annually and serve until their successors are duly elected and qualified. Officers serve at the discretion of the Board of Directors.

EQUITY SECURITY OWNERSHIP

         The following table sets forth, to the best knowledge of EchoStar, the beneficial ownership of EchoStar's voting securities as of February 28, 1999 by
(i) each person known by EchoStar to be the beneficial owner of more than five percent of any class of EchoStar's voting shares; (ii) each Director of EchoStar; (iii) the five highest compensated persons acting as an Executive Officer of EchoStar (the "Named Executive Officers"); and (iv) all Directors and Executive Officers as a group. Unless otherwise indicated, each person listed in the following table (alone or with family members) has sole voting and dispositive power over the shares listed opposite such person's name.

                                                                                  PRO FORMA      PRO FORMA
                                                      NUMBER OF   PERCENTAGE OF   NUMBER OF    PERCENTAGE OF
 NAME(1)                                                 SHARES       CLASS       SHARES (2)     CLASS (2)
-----------------------------------------------------------------------------------------------------------
 CLASS A COMMON STOCK (3):
    Charles W. Ergen (4), (5), (19), (20), (21)....   30,050,398      61.9%       30,050,398       42.0%
    The News Corporation Limited (6)...............            -       -          18,357,884       25.7%
    MCI WorldCom, Inc. (6).........................            -       -           4,560,823        6.4%
    FMR Corp. (7)..................................    2,172,864       4.5%        2,172,864        3.0%
    Wellington Management Company, LLP (8).........    1,657,481       3.4%        1,657,481        2.3%
    AMVESCAP, PLC (9)..............................    1,276,050       2.6%        1,276,050        1.8%
    Montgomery Asset Management, LLC (10)..........    1,202,100       2.5%        1,202,100        1.7%
    James DeFranco (11), (19), (20)................    1,156,345       2.4%        1,156,345        1.6%
    Equitable Companies Inc. (12)..................      836,861       1.7%          836,861        1.2%
    David K. Moskowitz (13), (19), (20)............       84,140       *              84,140        *
    Michael T. Dugan (14), (19), (20)..............       73,979       *              73,979        *
    Steven B. Schaver (15), (19), (20).............       48,503       *              48,503        *
    O. Nolan Daines (16), (20).....................       10,000       *              10,000        *
    Raymond L. Friedlob (17), (20).................       11,000       *              11,000        *
    All Directors and Executive Officers as a Group
      (12 persons) (18), (19), (20)................   31,463,534      64.8%       31,463,534       44.0%

                                                                    NUMBER OF    PERCENTAGE OF
                                                                      SHARES         CLASS
                                                                    --------------------------
 CLASS B COMMON STOCK:
    Charles W. Ergen..............................................  29,804,401      100.0%
    All Directors and Executive Officers as a Group (12 persons)..  29,804,401      100.0%

-------------------

*      Less than 1%.

(1) Except as otherwise noted, the address of each such person is 5701 Santa Fe Drive, Littleton, Colorado 80120.

(2) Gives effect to the 110 Acquisition, assuming it had been consummated on March 15, 1999 (see Note (6)). Also includes Class A Shares issuable upon conversion of Mr. Ergen's Class B Shares.

(3) The following table sets forth, to the best knowledge of EchoStar, the actual ownership of Class A Shares (including options exercisable within 60 days) as of February 28, 1999 by (i) each person known by EchoStar to be the beneficial owner of more than five percent of any class of EchoStar's voting shares; (ii) each Director or nominee of EchoStar;
       (iii) each Named Executive Officer; and (iv) all Directors and Executive Officers as a group:

                                                                    NUMBER OF    PERCENTAGE OF
 NAME                                                                 SHARES         CLASS
----------------------------------------------------------------------------------------------
 CLASS A COMMON STOCK:
   FMR Corp................................................         2,172,864        13.2%
   Wellington Management Company, LLP......................         1,657,481        10.1%
   AMVESCAP, PLC...........................................         1,276,050         7.7%
   Montgomery Asset Management, LLC........................         1,202,100         7.3%
   James DeFranco..........................................         1,156,345         7.0%
   Equitable Companies Inc.................................           836,861         5.1%
   Charles W. Ergen........................................           245,996         1.5%
   David K. Moskowitz......................................            84,140         *
   Michael T. Dugan........................................            73,979         *
   Steven B. Schaver.......................................            48,503         *
   O. Nolan Daines.........................................            10,000         *
   Raymond L. Friedlob.....................................            11,000         *
   All  Directors  and  Executive  Officers  as  a  Group           1,659,133        10.1%
   (11 persons)............................................

(4) Includes (i) 1,915 Class A Shares held in EchoStar's 401(k) Employee Savings Plan (the "401(k) Plan"); (ii) the right to acquire 70,489 Class A Shares within 60 days upon the exercise of employee stock options; and
       (iii) 29,804,401 Class A Shares issuable upon conversion of Mr. Ergen's Class B Shares.

(5) The percentage of total voting power held by Mr. Ergen is 93.4%, after giving effect to the exercise of Mr. Ergen's options exercisable within 60 days and would be approximately 87.2% after also giving effect to the 110 Acquisition.

(6) The exact number of Class A Shares issuable to The News Corporation Limited ("News Corporation") and MCI Telecommunications Company ("MCI"), a subsidiary of MCI WORLDCOM, Inc., in connection with the 110 Acquisition will not be determinable until consummation of that transaction. The number of Class A Shares that will be issued is subject to adjustment if the 20 trading day average closing price of EchoStar's Class A Shares is less than $15.00 or greater than $39.00. Assuming the 110 Acquisition had been consummated on March 15, 1999, the 20 trading day average closing price of the Class A Shares would have been $51.05. The following table illustrates, at various prices, the number of Class A Shares issuable to News Corporation and MCI.

                                    NEWS CORPORATION                       MCI
                               ---------------------------      ---------------------------
                                             PERCENTAGE OF                    PERCENTAGE OF
    AVERAGE SHARE PRICE          SHARES        CLASS (2)          SHARES        CLASS (2)
-------------------------------------------------------------------------------------------
          $10.00               36,045,000        38.5%          8,955,000         9.6%
          $15.00               24,030,000        30.6%          5,970,000         7.6%
          $39.00               24,030,000        30.6%          5,970,000         7.6%
          $40.00               23,429,250        30.1%          5,820,750         7.5%
          $45.00               20,826,000        27.9%          5,174,000         6.9%
          $50.00               18,743,400        26.0%          4,656,600         6.5%
          $55.00               17,039,455        24.4%          4,233,273         6.1%
          $60.00               15,619,500        22.9%          3,880,500         5.7%
          $65.00               14,418,000        21.7%          3,582,000         5.4%

(7)    The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts
       02109.

(8) The address of Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109.

(9) The address of AMVESCAP, PLC is 1315 Peachtree Street, N.W., Atlanta, Georgia 30309.

(10) The address of Montgomery Asset Management, LLC is 600 Montgomery Street, San Francisco, California 94111.

(11) Includes: (i) 1,915 Class A Shares held in the 401(k) Plan; (ii) the right to acquire 53,340 Class A Shares within 60 days upon the exercise of employee stock options; (iii) 751 Class A Shares held as custodian for his minor children; and (iv) 375,000 Class A Shares controlled by Mr. DeFranco as general partner of a partnership.

(12) The address of Equitable Companies Inc. is 1290 Avenue of the Americas, New York, New York 10104.

(13) Includes (i) 1,813 Class A Shares held in the 401(k) Plan; (ii) the right to acquire 74,679 Class A Shares within 60 days upon the exercise of employee stock options; (iii) 166 Class A Shares held as custodian for his minor children; (iv) 3,000 Class A Shares owned by Mr. Moskowitz's spouse; and (v) 1,023 Class A Shares held as trustee for Mr. Ergen's children.

(14) Includes: (i) 1,853 Class A Shares held in the 401(k) Plan and (ii) the right to acquire 72,125 Class A Shares within 60 days upon the exercise of employee stock options.

(15) Includes: (i) 1,684 Class A Shares held in the 401(k) Plan and (ii) the right to acquire 46,780 Class A Shares within 60 days upon the exercise of employee stock options.

(16) Includes the right to acquire 6,000 Class A Shares within 60 days upon the exercise of employee stock options.

(17) Includes the right to acquire 11,000 Class A Shares within 60 days upon the exercise of employee stock options.

(18) Includes (i) 14,486 Class A Shares held in the 401(k) Plan; (ii) the right to acquire 361,113 Class A Shares within 60 days upon the exercise of employee stock options; (iii) 375,000 Class A Shares held in a partnership; (iv) 29,804,401 Class A Shares issuable upon conversion of Class B Shares; (v) 101,023 Class A Shares held in the name of, or in trust for, minor children and other family members; and (vi) 3,947 Class A Shares owned by or jointly with family members.

(19) Includes 162,175 Class A Shares over which Mr. Ergen has voting power as trustee for the 401(k) Plan. These shares also are beneficially owned through investment power by each individual 401(k) Plan participant. The Class A Shares individually owned by each of the Named Executives through their participation in the 401(k) Plan are included in each respective Named Executive's information above.

(20) Beneficial ownership percentage was calculated assuming exercise or conversion of all Class B Shares, warrants and employee stock options exercisable within 60 days (collectively, the "Derivative Securities") into Class A Shares by all holders of such Derivative Securities. Assuming exercise or conversion of Derivative Securities by such person, and only by such person, the beneficial ownership of Class A Shares would be as follows: Mr. Ergen, 66.2%; Mr. DeFranco, 7.3%; less than one percent for Mr. Moskowitz, Mr. Dugan, Mr. Schaver, Mr. Daines and Mr. Friedlob; and all Officers and Directors as a group, 67.0%.

(21) In connection with the 110 Acquisition, Mr. Ergen entered into a voting agreement with News Corporation and MCI pursuant to which News Corporation and MCI have agreed to vote their shares of EchoStar stock in the manner recommended by the Board of Directors of EchoStar for a period of five years following consummation of the 110 Acquisition. Mr. Ergen disclaims beneficial ownership of the shares of Class A Shares to be issued to News Corporation and MCI. See "Proposal No. 2 -- To Approve the Issuance of Class A Shares Pursuant to the Purchase Agreement -- Information About the Purchase Agreement -- Voting Agreement."

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires EchoStar's Executive Officers and Directors, and any person who directly or indirectly owns more than ten percent of a registered class of EchoStar's equity securities (collectively, "Reporting Persons"), to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Class A Shares and other equity securities of EchoStar. Reporting Persons are required by SEC regulations to furnish EchoStar with copies of all Section 16(a) forms that are filed with the SEC. Based solely on a review of the copies of such forms and amendments, if any, thereto, furnished to EchoStar for the 1998 fiscal year and written representations that no other reports were required, all Reporting Persons made all required filings, except that Michael Schwimmer filed one late Form 4 report with the SEC in March 1999 with respect to a single transaction which occurred in December 1998.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE COMPENSATION SUMMARY

         Executive Officers are compensated by certain subsidiaries of EchoStar. The following table sets forth the cash and non-cash compensation for the fiscal years ended December 31, 1998, 1997 and 1996 for the Named Executive Officers.

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG TERM
                                                                                     COMPENSATION
                                                                                        AWARDS
                                                                                      SECURITIES
                                                                     OTHER ANNUAL     UNDERLYING       ALL OTHER
 NAME AND PRINCIPAL POSITION   YEAR      SALARY         BONUS      COMPENSATION (1)  OPTIONS (#)   COMPENSATION (2)
---------------------------------------------------------------------------------------------------------------------
CHARLES W. ERGEN                 1998    $248,082     $        -     $       -          30,000        $   21,510
CHAIRMAN, CHIEF
  EXECUTIVE OFFICER              1997     190,000              -             -          30,000            13,044
  AND PRESIDENT
                                 1996     190,000              -             -          17,300           140,680

JAMES DEFRANCO                   1998    $178,860     $        -     $       -          30,000        $   15,995
EXECUTIVE VICE PRESIDENT
  AND DIRECTOR                   1997     160,000              -             -          30,000            13,094

                                 1996     160,000              -             -               -            48,990

MICHAEL T. DUGAN                 1998    $209,231     $        -     $       -          15,000        $   14,235
PRESIDENT, ECHOSTAR
  TECHNOLOGIES                   1997     160,000              -             -         138,820            13,094
  CORPORATION
                                 1996     149,615              -             -          18,735            12,882

DAVID K. MOSKOWITZ               1998    $187,311     $  500,000     $       -          30,000        $   14,235
SENIOR VICE PRESIDENT,
  SECRETARY, GENERAL             1997     157,692              -             -          30,000            12,918
  COUNSEL AND DIRECTOR
                                 1996     142,692         10,000             -           7,495            12,994

STEVEN B. SCHAVER                1998    $183,081     $        -     $  15,074          39,090        $   13,765
CHIEF OPERATING OFFICER
  AND CHIEF FINANCIAL            1997     158,462              -        15,416          59,410            11,984
  OFFICER
                                 1996     142,498         11,787        14,340               -            12,516

----------------

(1) With respect to Mr. Schaver, "Other Annual Compensation" includes housing and car allowances related to his overseas assignments. Although each Named Executive Officer enjoys certain other perquisites, for each officer such perquisites do not exceed the lesser of $50,000 or 10% of such officer's salary and bonus.

(2) "All Other Compensation" consists of amounts contributed to the EchoStar's 401(k) Plan on behalf of the Named Executive Officers. With respect to Mr. Ergen and Mr. DeFranco for 1996, "All Other Compensation" also includes payments made in connection with a tax indemnification agreement between EchoStar and such individuals.

         The following table provides information concerning grants of options to purchase Class A Shares of EchoStar made in 1998 to the Named Executive
Officers:

                        OPTION GRANTS IN LAST FISCAL YEAR

                                   NUMBER OF       PERCENT OF
                                   SECURITIES    TOTAL OPTIONS
                                   UNDERLYING      GRANTED TO
                                OPTIONS GRANTED   EMPLOYEES IN    EXERCISE PRICE                       GRANT DATE
NAME                                  (#)             1998       PER SHARE ($/SH) EXPIRATION DATE  PRESENT VALUE (3)
----------------------------------------------------------------------------------------------------------------------
Charles W. Ergen............        30,000(1)        4.33%            $18.29      April 15, 2006       $318,198
James DeFranco..............        30,000(1)        4.33%            $17.00      April 15, 2006        325,251
Michael T. Dugan............        15,000(1)        2.17%            $17.00      April 15, 2006        162,625
David K. Moskowitz..........        30,000(1)        4.33%            $17.00      April 15, 2006        325,251
Steven B. Schaver...........        30,000(1)        4.33%            $17.00      April 15, 2006        325,251
Steven B. Schaver...........         9,090(2)        1.31%            $22.00      March 31, 2008        131,268

         ------------------

(1) In February 1998, EchoStar adopted the 1998 Executive Bonus Plan which provided, among other things, the Named Executive Officers with options to purchase up to 30,000 Class A Shares each, depending upon EchoStar's achievement of certain financial and other goals. EchoStar did not meet any of the goals during 1998. Accordingly, all stock options granted pursuant to the 1998 Executive Bonus Plan were cancelled. During February 1999, each of the Named Executive Officers has been granted awards under the 1999 Executive Bonus Plan, which was recently approved by the Board of Directors. The 1999 Executive Bonus Plan provides for corporate performance-based bonuses, including cash and stock options, all of which are conditioned upon the achievement of certain corporate, financial and other goals. The 1999 Executive Bonus Plan consists of three components for each executive covered by the plan: (i) a $75,000 cash bonus; (ii) options to purchase up to 15,000 Class A shares at $48.00 per share; and
      (iii) a long-term incentive grant of options to purchase up to 50,000 Class A shares at $48.00 per share. Each of the above components is subject to cancellation to the extent EchoStar does not achieve certain pre-defined corporate, financial and other goals.

(2) In March 1998, EchoStar granted options to Mr. Schaver and other key employees to purchase Class A Shares. These options will vest 20% one year following the date of the grant and continue to vest 20% each year thereafter through 2003. These options expire five years from the date on which each portion of the option first becomes exercisable, subject to early termination in certain circumstances.

(3) Option values reflect Black-Scholes model output for options. The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, because option valuation models require the input of highly subjective assumptions (including the expected stock price characteristics) significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock- based compensation awards. The assumptions used in the model were expected volatility of 67%, risk free rate of return of 5.64%, dividend yield of 0%, and time to exercise of six years.

         The following table provides information as of December 31, 1998 concerning unexercised options to purchase Class A Shares:

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                        FISCAL YEAR END OPTION VALUES

                                                            NUMBER OF SECURITIES
                                                           UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED
                             NUMBER OF                           OPTIONS AT              IN-THE-MONEY OPTIONS AT
                              SHARES         VALUE         DECEMBER 31, 1998 (#)         DECEMBER 31, 1998 ($)(1)
                            ACQUIRED ON    REALIZED     ----------------------------   ------------------------------
NAME                         EXERCISE(#)       ($)      EXERCISABLE    UNEXERCISABLE   EXERCISABLE      UNEXERCISABLE
---------------------------------------------------------------------------------------------------------------------
Charles W. Ergen                     -      $      -         64,489         80,814      $2,344,164      $2,548,098
James DeFranco                       -             -         47,340         67,279       1,748,148       2,176,592
Michael T. Dugan                17,000       496,163         64,361        137,180       2,074,513       4,361,525
David K. Moskowitz                   -             -         68,679         80,432       2,483,365       2,605,698
Steven B. Schaver                    -             -         34,395         98,058       1,170,798       3,064,854

-------------------

(1) The dollar value of each exercisable and unexercisable option was calculated by multiplying the number of Class A Shares underlying the option by the difference between the exercise price of the option and the closing price (as quoted in the Nasdaq National Market) of a Class A Share on December 31, 1998.

EXECUTIVE COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Prior to October 1995, EchoStar did not have an Executive Compensation Committee, and its Board of Directors determined all matters concerning executive compensation. During 1998, the Executive Compensation Committee consisted of Messrs. Daines and Friedlob. Mr. Friedlob is a partner in the law firm of Friedlob, Sanderson, Raskin, Paulson & Tourtillot, LLC, which billed EchoStar approximately $210,000 in fees related to securities offerings in 1997.
O. Nolan Daines is the founder of DiviCom. During 1998, EchoStar purchased approximately $15 million of equipment for its Digital Broadcast Operations Center and for certain of its other project integration services for international direct-to-home satellite TV ventures from DiviCom.

DIRECTOR COMPENSATION

         Directors of EchoStar who are not also Executive Officers of EchoStar receive $500 for each meeting of the Board of Directors attended and are reimbursed for reasonable travel expenses related to attendance at Board meetings. Directors of EchoStar who are employees are not compensated for their services as Directors. Directors of EchoStar are elected annually by the shareholders of EchoStar. Directors who are not also employees of EchoStar are granted options under the 1995 Non-employee Director Stock Option Plan (the "Director Plan") to acquire 1,000 Class A Shares of EchoStar upon election to the Board. Mr. Friedlob was granted an option to acquire 1,000 Class A Shares of EchoStar on December 22, 1995 pursuant to the Director Plan. These options were 100% vested upon issuance and had an exercise price of $20.25 per share and a term of five years. These options were repriced to $17.00 per share during July 1997. In addition, in February 1997, Mr. Friedlob was granted an option to acquire 5,000 Class A Shares. These options were 100% vested upon issuance and have an exercise price of $17.00 and a term of five years. In March 1998, upon appointment to EchoStar's Board of Directors, Mr. Daines was granted an option to acquire 1,000 Class A Shares. These options were 100% vested upon issuance, have an exercise price of $22.00, and a term of five years. In February 1999, Mr. Daines and Mr. Friedlob were each granted options to acquire 5,000 Class A Shares. These options were 100% vested upon issuance, have an exercise price of $48.00, and a term of five years.

1995 STOCK INCENTIVE PLAN

         EchoStar adopted the 1995 Incentive Plan to provide incentives to attract and retain Executive Officers and other key employees. EchoStar's Executive Compensation Committee administers the 1995 Incentive Plan. Key employees are eligible to receive awards under the 1995 Incentive Plan at the Committee's discretion.

         Awards available under the 1995 Incentive Plan include (i) common stock purchase options; (ii) stock appreciation rights; (iii) restricted stock and restricted stock units; (iv) performance awards; (v) dividend equivalents; and
(vi) other stock-based awards. EchoStar has reserved up to 10 million Class A shares for granting awards under the 1995 Incentive Plan. Under the terms of the 1995 Incentive Plan, the Executive Compensation

Committee retains discretion, subject to plan limits, to modify the terms of outstanding awards and to reprice awards.

         Pursuant to the 1995 Incentive Plan, EchoStar has granted options to its Executive Officers and other key employees for the purchase of a total of 2,780,834 Class A Shares. Options to purchase 1,447,015 Class A Shares were outstanding as of December 31, 1998. These options generally vest at the rate of 20% per year, commencing one year from the date of grant and 20% thereafter on each anniversary of the date of grant. The exercise prices of these options, which have always been equal to or greater than the fair market value at the date of grant, have ranged from $9.33 to $29.36 per Class A Share. Certain of these stock options were repriced as described below.

         Effective July 1, 1997, the Executive Compensation Committee voted to reprice all outstanding options with an exercise price greater than $17.00 per Class A Share to $17.00 per Class A Share. The price to which the options were repriced exceeded the fair market value of a Class A Share as of the date of repricing. The market value of Class A Shares on the date of repricing was $15.25 per Class A Share. The Executive Compensation Committee and the Board of Directors indicated that they would not typically consider reducing the exercise price of previously granted options. However, the Executive Compensation Committee and the Board of Directors recognized that certain events beyond the reasonable control of the employees of EchoStar had significantly reduced the incentive those options were intended to create. It was the expectation of the Executive Compensation Committee and the Board of Directors that by reducing the exercise price of these options to $17.00, the intended incentive would be restored in part.

         The following table provides information concerning the repricing of 1995 Incentive Plan stock options:

                            TEN-YEAR OPTION REPRICING

                                                                   MARKET
                                                    NUMBER OF     PRICE OF    EXERCISE
                                                    SECURITIES    STOCK AT    PRICE AT                    LENGTH OF
                                                    UNDERLYING    TIME OF      TIME OF       NEW       ORIGINAL OPTION
                                                     OPTIONS     REPRICING    REPRICING    EXERCISE   TERM REMAINING AT
 NAME AND POSITION                    DATE         REPRICED (#)     ($)          ($)      PRICE ($)   DATE OF REPRICING
----------------------------------------------------------------------------------------------------------------------
Charles W. Ergen                   July 1, 1997      14,705        $15.25      $18.7000     $17.00      3 years, 354 days
CHAIRMAN AND CHIEF EXECUTIVE       July 1, 1997      17,030         15.25       29.3600      17.00      5 years, 31 days
   OFFICER

Michael T. Dugan                   July 1, 1997       9,877         15.25       20.2500      17.00      4 years, 174 days
PRESIDENT, ECHOSTAR TECHNOLOGIES   July 1, 1997      18,735         15.25       26.6875      17.00      5 years, 31 days
   CORPORATION

Steven B. Schaver                  July 1, 1997      14,814         15.25       20.2500      17.00      4 years, 174 days
CHIEF OPERATING OFFICER AND CHIEF
   FINANCIAL OFFICER

David K. Moskowitz                 July 1, 1997      14,814         15.25       20.2500      17.00      4 years, 174 days
SENIOR VICE PRESIDENT, GENERAL     July 1, 1997       7,495         15.25       26.6875      17.00      5 years, 31 days
   COUNSEL AND DIRECTOR

Mark W. Jackson                    July 1, 1997       9,877         15.25       20.2500      17.00      4 years, 174 days
SENIOR VICE PRESIDENT - SATELLITE  July 1, 1997      11,240         15.25       26.6875      17.00      5 years, 31 days
   SERVICES

Michael S. Schwimmer               July 1, 1997       7,495         15.25       26.6875      17.00      5 years, 31 days
VICE PRESIDENT - PROGRAMMING

LAUNCH BONUS PLAN

         Effective May 8, 1998, in connection with the launch of EchoStar's fourth DBS satellite, EchoStar granted a performance award of ten Class A Shares to all full-time employees with more than 90 days of service. The total number of shares granted relative to the performance award approximated 16,600 shares. EchoStar may elect to grant a performance award of up to ten Class A Shares to all full-time employees with more than 90 days of service in connection with the launch of future satellites during 1999, if applicable.

401(k) PLAN

         In 1983, EchoStar adopted a defined contribution tax-qualified 401(k) Plan. EchoStar's employees become eligible for participation in the 401(k) Plan upon completing six months of service with EchoStar and reaching age 21. 401(k) Plan participants may contribute between 1% and 15% of their compensation in each contribution period. EchoStar may make a 50% matching contribution up to a maximum of $1,000 per participant per calendar year. EchoStar may also make an annual discretionary profit sharing or employer stock contribution to the 401(k) Plan with the approval of the Board of Directors. Effective February 1, 1999, EchoStar amended the 401(k) Plan to reduce the minimum age for eligibility from 21 years to 19 years.

         401(k) Plan participants are immediately vested in their voluntary contributions, plus actual earnings thereon. The balance of the vesting in 401(k) Plan participants' accounts is based on years of service. Effective March 31, 1999, EchoStar amended the vesting provisions of the 401(k) Plan from seven year vesting to five year vesting. Under the amended vesting provisions, a participant becomes 20% vested after one year of service, 40% vested after two years of service, 60% vested after three years of service, 80% vested after four years of service and 100% vested after five years of service.

         In March 1999, EchoStar contributed 65,000 Class A Shares to the 401(k) Plan as a discretionary employer stock contribution. These shares, which were allocated to individual participant 401(k) Plan accounts in proportion to their 1998 eligible compensation, are subject to the vesting schedules previously described. Class A Shares allocated to the 401(k) Plan accounts of the Named Executive Officers pursuant to the 1998 discretionary employer stock contribution were as follows: (i) Charles W. Ergen, 279 shares; (ii) James DeFranco, 279 shares (iii) Michael T. Dugan, 279 shares;
(iv) David K. Moskowitz, 279 shares; (v) Steven B. Schaver, 279 shares; and
(vi) all Officers and Directors as a group, 2,386 shares.

PERFORMANCE GRAPH

         The following graph sets forth the cumulative total shareholder return (assuming reinvestment of dividends) to EchoStar's shareholders during the period from June 21, 1995 to December 31, 1998. The graph assumes the investment on June 21, 1995 (the date of EchoStar's initial public offering) of $100 in Class A Shares of EchoStar, the Nasdaq Stock Market Index and two industry peer groups. The peer group used in last year's Proxy Statement consisted of Adelphia Communications Corporation, American Telecasting, Inc., Cablevision Systems Corporation, Century Communications Corporation, CAI Wireless Systems, Inc., Heartland Wireless Communications, Inc., Jones Intercable, Inc., People's Choice TV Corp., Tele-Communications, Inc., Tee-Comm Electronics, Inc., United States Satellite Broadcasting Company, Inc., US WEST Media Group, Wireless Cable of Atlanta, Inc. and Wireless One, Inc. ("Old Industry Peer Group"). Stock price performance data for the Old Industry Peer Group for 1998 is presented below for comparison purposes. In 1998, EchoStar revised its industry peer group to include some of the larger subscription television companies in the United States. EchoStar's 1998 peer group includes Adelphia Communications Corporation, Cablevision Systems Corporation, Century Communications Corporation, Comcast Corporation, Cox Communications Inc., Hughes Electronics Corporation, Jones Intercable, Inc., Media One Group Inc., Pegasus Communications Corporation, Tele-Communications, Inc., TCI Satellite Entertainment Inc. and United States Satellite Broadcasting Company, Inc. ("New Industry Peer Group"). Although the companies included in the industry peer group were selected because of similar industry characteristics, they are not entirely representative of EchoStar's business.




                                     [GRAPH]




                              STOCK PRICE PERFORMANCE

     ----------------------------------------------------------------------------------------------------------
     ----------------------------------------------------------------------------------------------------------
           TOTAL RETURN ANALYSIS             6/21/95       12/29/95     12/31/96     12/31/97      12/31/98
     ----------------------------------------------------------------------------------------------------------
     EchoStar Communications Corporation       $ 100         $ 143        $ 129         $  98         $ 284
     ----------------------------------------------------------------------------------------------------------
     Old Industry Peer Group                   $ 100         $ 87         $  65         $ 118         $ 227
     ----------------------------------------------------------------------------------------------------------
     New Industry Peer Group                   $ 100         $ 98         $  90         $ 174         $ 320
     ----------------------------------------------------------------------------------------------------------
     Nasdaq Composite (US)                     $ 100         $ 113        $ 139         $ 169         $ 237
     ----------------------------------------------------------------------------------------------------------
     ----------------------------------------------------------------------------------------------------------

         The graph on the preceding page is not to be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Exchange Act, except to the extent EchoStar specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                        REPORT ON EXECUTIVE COMPENSATION

         GENERAL

         The foundation of EchoStar's compensation policy is to offer compensation packages to attract, retain and motivate Executive Officers over the long-term. Since 1996, executive compensation has been reviewed and approved by the Executive Compensation Committee (the "Committee"). The primary components of EchoStar's executive compensation program are base salary and bonuses, conditional incentive-based bonuses, and long-term incentive compensation in the form of stock options and other awards offered under EchoStar's Incentive Plans.

         BASE SALARIES AND BONUSES

         Annual base salaries paid to EchoStar's Executive Officers have historically been at levels significantly below those paid to Executive Officers with comparable experience and responsibilities at companies in the telecommunications industry or other similarly sized companies. Because of the levels of compensation, EchoStar may experience difficulty in attracting Executives at the highest performance levels. The Committee reviews all adjustments to annual base salaries paid to EchoStar's Executive Officers. Compensation adjustments are determined based on recommendations from the President and Chief Executive Officer. Factors considered by Mr. Ergen in making his recommendation to the Committee are typically based on his perception of the individual's performance, success in achieving company and personal goals, and planned changes in responsibilities. Changes in the profitability of EchoStar and the market value of its securities are typically not considered in setting Executive Officer base compensation; however, an individual's extraordinary efforts resulting in tangible increases in corporate, division or department success are considered by Mr. Ergen in recommending increases in base salary and annual bonuses.

         CONDITIONAL INCENTIVE-BASED BONUSES

         During 1998, the Board of Directors approved the 1998 Executive Bonus Plan which provided Executive Officers a contingent incentive that would be paid, at the executive's election, in stock options, a cash award or a combination thereof. The payment of these incentives was contingent upon the achievement of certain financial and other goals of EchoStar. EchoStar did not meet any of the goals during 1998. Accordingly, no cash incentives were paid and all stock options granted pursuant to the 1998 Executive Bonus Plan were cancelled. During February 1999, each of the Named Executive Officers has been granted awards under the 1999 Executive Bonus Plan, which was recently approved by the Board of Directors. The 1999 Executive Bonus Plan provides for corporate performance-based bonuses, including cash and stock options, all of which are conditioned upon the achievement of certain corporate, financial and other goals. The 1999 Executive Bonus Plan consists of three components for each executive covered by the plan: (i) a $75,000 cash bonus; (ii) options to purchase up to 15,000 Class A shares at $48.00 per share; and (iii) a long-term incentive grant of options to purchase up to 50,000 Class A shares at $48.00 per share. Each of the above components is subject to cancellation to the extent EchoStar does not achieve certain pre-defined corporate, financial and other goals.

         LONG-TERM INCENTIVE COMPENSATION

         Stock option grants under the 1995 Incentive Plan are designed to provide an additional incentive to attract and retain Executive Officers. In addition, stock options provide an incentive to Executive Officers to increase shareholder value on a long-term and sustained basis. Management believes that Executive Officers who are in a position to contribute to the long-term success of EchoStar and build incremental shareholder value should have a stake in EchoStar's future success. This focuses attention on managing EchoStar as an owner with an equity position in EchoStar's business and seeks to align the Executive Officer's interest with the long-term interests of shareholders. Stock options represent an important part of EchoStar's compensation program for Executive

Officers, and, similar to other growing technology companies, represent a significant component of overall compensation.

         Awards under the 1995 Incentive Plan follow a review of the individual employee's performance, years of service, position in EchoStar and long-term potential contribution to EchoStar. Historically, the number of options granted to an employee has been based on a dollar value divided by the fair market value per Class A Share as reported in the Nasdaq's National Market System on the date of grant. For example, a key employee might have been granted $100,000 of stock options, which at $20.00 per Class A Share, would have resulted in the grant of options to purchase 5,000 Class A Shares.

         The dollar value awarded has typically ranged from $25,000 to $500,000 and was generally determined based on the key employee's level of responsibility, position in EchoStar and potential to contribute to the long-term success of EchoStar or otherwise achieve significant corporate goals and on the number of options previously granted to the employee. Neither Management nor the Board of Directors assigns specific weights to these factors, although the employee's position and a subjective evaluation of his performance are considered most important. Awards are generally made to Director level and above employees, although in certain circumstances grants are made to certain other employees based on length of service or contribution to EchoStar.

         To encourage Executive Officers to remain in the employ of EchoStar or its subsidiaries, options granted under the Incentive Plan generally vest and become exercisable over a five-year period. Options granted under the Incentive Plan generally are not exercisable until one year after the date of grant.

         Stock options were awarded under the 1995 Incentive Plan to key employees on March 31, June 30, and September 30, 1998. In connection with these grants, EchoStar's President and Chief Executive Officer, in consultation with members of the Board of Directors, determined the recipients of stock options taking into account the respective scope of accountability, strategic and operational goals and contribution of each recipient.

         COMPENSATION OF CHIEF EXECUTIVE OFFICER

         The Committee believes that the compensation paid to Charles W. Ergen, EchoStar's President and Chief Executive Officer, has generally been at levels that are substantially below amounts paid to Chief Executive Officers at other companies of similar size and in comparable industries.

         Mr. Ergen's base salary for 1998 was $250,000, compared to $190,000 during each of 1997 and 1996. Since 1996, changes in Mr. Ergen's base salary have been reviewed annually by the Committee based on recommendations from the Board of Directors. Other than stock options granted pursuant to the 1998 Executive Bonus Plan that were cancelled in December 1998, Mr. Ergen was not granted any stock options during 1998.

         The report of the Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that EchoStar specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                                 Respectfully submitted,

                                 The EchoStar Executive Compensation Committee

                                 Raymond L. Friedlob

                                 O. Nolan Daines

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         As of December 31, 1998, accrued dividends on EchoStar's Series A Cumulative Preferred Stock (the "Series A Preferred") payable to Messrs. Ergen and DeFranco aggregated approximately $5.5 million and $288,000, respectively. On February 8, 1999, EchoStar repurchased all of its outstanding Series A Preferred from Messrs. Ergen and DeFranco for approximately $90.9 million, including cumulative accrued dividends of $5.9 million.

         During 1997, the law firm of Friedlob, Sanderson, Raskin, Paulson & Tourtillott, LLC billed EchoStar approximately $210,000 in fees related to certain of EchoStar's 1997 securities offerings. Mr. Friedlob, a member of EchoStar's Board of Directors, is a partner of that law firm.

         O. Nolan Daines, who was appointed to EchoStar's Board of Directors in March 1998, also is the founder of DiviCom. During 1998, EchoStar purchased approximately $15 million of equipment for its Digital Broadcast Operations Center and for certain of its other project integration services for international direct-to-home satellite TV ventures from DiviCom.


           PROPOSAL NO. 2 -- TO APPROVE THE ISSUANCE OF CLASS A SHARES PURSUANT
                             TO THE PURCHASE AGREEMENT

INTRODUCTION

         EchoStar has entered into a Purchase Agreement dated as of November 30, 1998 (the "Purchase Agreement") with News Corporation, American Sky Broadcasting, LLC ("ASkyB") and MCI (together with News Corporation and ASkyB, the "Transferors"). Under the terms of the Purchase Agreement, EchoStar will issue Class A Shares to the Transferors and will acquire, among other things, MCI's license to operate 28 direct broadcast satellite ("DBS") frequencies at the 110DEG. West Longitude orbital slot and two Space Systems/Loral-built satellites, to be delivered in orbit and currently expected to be launched during 1999. In addition, the parties have agreed to stay litigation stemming from disputes under a prior agreement between them. The number of Class A Shares to be issued is subject to adjustment based on the current trading prices of the Class A Shares at the time the 110 Acquisition is consummated. See
"-- Information About the Purchase Agreement -- Number of Shares to be Issued." If the 110 Acquisition had been consummated on March 15, 1999, EchoStar would have been required under the Purchase Agreement to issue 22,918,707 Class A Shares, constituting approximately 31.7% of EchoStar's fully-diluted equity and 6.7% of EchoStar's total voting power. By combining the capacity of the newly acquired satellites at the 110DEG. WL orbital slot with EchoStar's current satellites at 119DEG. WL (which is subject to FCC approval which has been applied for), EchoStar expects that its DISH Network will have the capacity to provide approximately 500 channels of programming, Internet and high-speed data services and HDTV nationwide through a single 18 inch dish, and would be positioned to become a one-dish solution for satellite-delivered local programming to major markets across the United States. EchoStar also expects that its DISH Network will have the capacity to serve Alaska, Hawaii, Puerto Rico and the United States territories in the Caribbean.

       Charles W. Ergen, the Chairman, Chief Executive Officer and President of EchoStar, possesses more than 93.4% of the total voting power of EchoStar. Pursuant to the voting agreement described below, Mr. Ergen has agreed to vote in favor of Proposal No. 2. Accordingly, approval of Proposal No. 2 is assured notwithstanding a negative vote by shareholders other than Mr. Ergen.

BACKGROUND OF THE ACQUISITION

         PARTIES

         EchoStar is a leading provider of DBS programming services in the United States, a significant international supplier of digital satellite receiver systems and a provider of other satellite services. EchoStar commenced its subscription satellite television service, the DISH Network, in March 1996, after the successful launch of its first satellite (EchoStar I) in December 1995. Since that time, EchoStar has launched three additional satellites (EchoStar II, EchoStar III and EchoStar IV) and it now has more operational DBS satellites than any other

DBS operator in the United States. As of December 31, 1998, DISH Network had more than 1.9 million subscribers, an increase of approximately 900,000 subscribers in 1998.

         EchoStar has authorizations for more United States licensed DBS frequencies than any other DBS competitor, including 21 frequencies at an orbital slot (119DEG. WL) that is capable of providing DBS service to the entire continental United States (known as "full CONUS"). From that orbital slot, EchoStar provides consumers in the continental United States with a choice of approximately 200 channels of digital television programming and CD quality audio programming.

         News Corporation is a diversified international communications company, of which K. Rupert Murdoch is chairman and chief executive. ASkyB is a wholly-owned subsidiary of News Corporation formed for the purpose of developing, owning and operating a DBS television service covering the United States. MCI is a wholly-owned subsidiary of MCI WORLDCOM, Inc. MCI WORLDCOM, Inc. is principally engaged in the provision of domestic and international voice and data communications services.

BACKGROUND OF NEGOTIATIONS AND PENDING LITIGATION

         During February 1997, EchoStar and News Corporation announced an agreement (the "News Agreement") pursuant to which, among other things, News Corporation agreed to acquire approximately 50% of the outstanding capital stock of EchoStar. News Corporation also agreed to make available for use by EchoStar the DBS permit for 28 frequencies at 110DEG. WL purchased by MCI for more than $682 million following a 1996 Federal Communications Commission ("FCC") auction. During late April 1997, substantial disagreements arose between the parties regarding their obligations under the News Agreement. Those substantial disagreements led the parties to litigation.

         In mid-1997, EchoStar filed a complaint seeking specific performance of the News Agreement and damages, including lost profits. News Corporation filed an answer and counterclaims seeking unspecified damages, denying all of the material allegations and asserting numerous defenses. Discovery commenced on July 3, 1997, and the case was set for trial commencing March 1999.

         In connection with the 110 Acquisition, the litigation between EchoStar and News Corporation has been stayed and will be dismissed with prejudice upon closing or if the transaction is terminated for reasons other than the breach by, or failure to fill a condition within the control of, News Corporation or MCI.

REGULATORY APPROVALS

         The 110 Acquisition is subject to the receipt of regulatory approvals. The Federal Trade Commission and the United States Department of Justice provided "early termination" of Hart-Scott-Rodino antitrust review of the 110 Acquisition on December 16, 1998.

         The 110 Acquisition is also conditioned on, among other things, receipt of FCC approval of the assignment of MCI's DBS license for 28 frequency channels at 110DEG. WL. EchoStar has requested FCC approval for the assignment to EchoStar of all FCC authorizations involved in the 110 Acquisition. The United States Department of Justice has filed comments in support of the application. Several parties have opposed the application on various grounds or have requested conditions, including arguing that alien ownership limitations and other broadcast qualification requirements apply, requesting program access conditions with respect to News Corporation's programming and requesting conditions in connection with service to Alaska and Hawaii. EchoStar cannot be sure how the FCC will rule on any of these oppositions or requests. In a 1995 rulemaking, the FCC had imposed a one-time rule which effectively prevented DBS operators from using channels at more than one full CONUS location. If the FCC were to reimpose this rule, EchoStar would not be able to preserve both its requested authorization at 110DEG. WL and its existing licenses at 119DEG. WL. Although EchoStar has vigorously argued in its application for approval that the FCC need not and should not reimpose that rule, and the Department of Justice took the same view in its comments, EchoStar cannot be sure how the FCC will rule.

         The 110 Acquisition, and EchoStar's implementation of its business plan with respect to the acquired assets, may require additional approvals, consents and modifications.

         The FCC's alien ownership requirements prohibit aliens from owning or voting more than 25% of the equity interests of certain FCC licenses without specific authorization from the FCC. It is possible that News Corporation, which would be considered an "alien" for this purpose, will acquire more than 25% of EchoStar's equity interests in connection with the 110 Acquisition. See "Proposal No.1 -- Election of Directors -- Equity Security Ownership -- Note
(6)." EchoStar does not believe that the alien ownership restriction will be applicable to the 110 Acquisition. If the FCC were to so apply the restriction and the 110 Acquisition could not be restructured, the 110 Acquisition might not be consummated.

THE ASSETS TO BE ACQUIRED

         Under the Purchase Agreement, EchoStar will obtain MCI's license to operate 28 DBS frequencies at the 110DEG. WL full CONUS orbital location; in-orbit delivery of two Space Systems/Loral-built satellites (described below), currently expected to be launched during 1999; a recently-constructed digital broadcast operations center located in Gilbert, Arizona; a worldwide license agreement to manufacture and distribute set-top boxes internationally using NDS Limited encryption/decoding technology; a commitment by an affiliated entity of News Corporation to purchase from EchoStar Technologies Corporation (a wholly-owned indirect subsidiary of EchoStar) a minimum of 500,000 set-top boxes; and a three-year no fee retransmission consent agreement for EchoStar's DISH Network to rebroadcast Fox Broadcasting Company owned-and-operated local station signals to their respective markets. The Transferors will bear the costs of the construction, launch and insurance of the two Space Systems/Loral-built satellites, including launch insurance and one year of in-orbit service insurance. EchoStar and MCI also agreed that MCI will have the non-exclusive right to bundle DISH Network service with MCI's telephony service offerings on mutually agreeable terms. In addition, EchoStar agreed to carry the Fox News Channel on the DISH Network. EchoStar received standard launch support payments in exchange for carrying the programming.

         EchoStar will acquire two DBS satellites if the 110 Acquisition is consummated. EchoStar V and EchoStar VI each are high power Space Systems/Loral Series FS-1300 satellites. EchoStar V is equipped with 32 Ku-band transponders that will operate at approximately 110 watts per channel (switchable to 16 transponders operating at approximately 220 watts per channel). EchoStar VI is also equipped with 32 Ku-band transponders that will operate at approximately 120 watts per channel (switchable to 16 transponders operating at approximately 240 watts per channel). Each transponder is capable of transmitting multiple digital video, audio and data channels. EchoStar V and EchoStar VI each have a minimum design life of 12 years.

         The Purchase Agreement provides that EchoStar V and EchoStar VI, which are being manufactured by Space Systems/Loral for a total purchase price of approximately $340 million (subject to adjustment based on changes which may be made to the spacecraft prior to launch) will be delivered in orbit at no cost to EchoStar. Subject to certain exceptions, the satellite purchase agreement requires delivery of EchoStar V by August 31, 1999 and EchoStar VI in the fourth quarter of 1999. The satellite purchase agreement requires Space Systems/Loral to pay liquidated damages for delay of $500,000 for the first day and $100,000 per day thereafter, capped at $2,000,000, if EchoStar V is not delivered on time. The agreement provides that no damages will be payable by Space Systems/Loral for late delivery of EchoStar VI.

         EchoStar expects to launch EchoStar V this summer and EchoStar VI during the fourth quarter of 1999. The launches could include any combination of United States Altas launches, Ariane launches through the European Space Agency and Proton launches from Russia.

         EchoStar plans to contribute the acquired assets to EchoStar Satellite Corporation, one of EchoStar's indirect, wholly-owned subsidiaries, promptly following closing of the 110 Acquisition.

         By combining the capacity of the newly acquired assets at the 110DEG. WL orbital slot and EchoStar's current satellites at 119DEG. WL
(which is subject to FCC approval which has been applied for), EchoStar expects that its DISH Network will have the capacity to provide approximately 500 channels of programming, Internet and high-speed data services and HDTV nationwide through a single 18 inch dish, and would be positioned to become a one-dish solution for satellite-delivered local programming to major markets across the United States. EchoStar also expects that its DISH Network will have the capacity to serve Alaska, Hawaii, Puerto Rico and the United States territories in the Caribbean.

INFORMATION ABOUT THE PURCHASE AGREEMENT

         The Purchase Agreement sets forth the principal terms on which the 110 Acquisition will be consummated. The Purchase Agreement contains representations, warranties, covenants and agreements of the parties, and also specifies conditions to the consummation of the 110 Acquisition and terms under which the 110 Acquisition may be terminated or abandoned.

         We have outlined the important terms of the Purchase Agreement below. The Purchase Agreement is included as Exhibit A to this Proxy Statement. You should read the entire Purchase Agreement because the description below is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement. The parties have entered or will enter into other agreements in connection with the 110 Acquisition, including a voting agreement and a registration rights agreement. This section also describes the terms of certain of these other agreements.

         NUMBER OF SHARES TO BE ISSUED

         The Purchase Agreement provides that EchoStar will transfer an aggregate of 30,000,000 Class A Shares to News Corporation, ASky B and MCI, with 24,030,000 of these shares issued to ASkyB or a direct or indirect wholly-owned subsidiary of News Corporation designated by ASkyB (the "ASkyB Buyer") and the remaining 5,970,000 shares issued to MCI or a direct or indirect wholly-owned subsidiary of MCI designated by MCI (the "MCI Buyer"). These share amounts will be adjusted according to the average of the daily closing stock prices of the Class A Shares for the 20 business days ending two days prior to the closing date (the "Current Market Value"). If the Current Market Value is less than $15.00 per share, then EchoStar will issue such number of additional Class A Shares pro rata to each of the ASkyB Buyer and the MCI Buyer that will bring the total Current Market Value of the shares issued to them up to $450,000,000 (provided that News Corporation, ASkyB and MCI do not collectively own of record or vote shares corresponding to more than 49.9% of the total outstanding voting power of EchoStar). If the Current Market Value is greater than $39.00 per share, then the total number of shares issued to each of the ASkyB Buyer and the MCI Buyer will be reduced pro rata until the Current Market Value of the shares issued to them is not greater than $1.17 billion. See "Proposal No. 1 -- Election of Directors -- Equity Security Ownership -- Note (6)."

         Based on the adjustment described above, if the 110 Acquisition had been consummated on March 15, 1999, EchoStar would have been required under the Purchase Agreement to issue 22,918,707 Class A Shares, constituting approximately 31.7% of EchoStar's fully-diluted equity and 6.7% of EchoStar's total voting power.

         COVENANTS

         Each of the parties has agreed to give all required notices to third parties (and, in the case of EchoStar, to its stockholders) and to use its best efforts to obtain all required consents in connection with the 110 Acquisition. Each of the parties has agreed to take any additional action that may be necessary, proper or advisable to effect to the fullest extent feasible the consummation of the transactions contemplated by the Purchase Agreement and related agreements in connection with any notices to, filings with and approvals of governmental agencies and third parties that it may be required to give, make or obtain, and shall refrain from taking any action which could reasonably be expected to make less likely that such authorizations, consents and approvals will be given, made or obtained on the terms provided for in the Purchase Agreement.

         Each of the Transferors has agreed during the period prior to the closing to use commercially reasonable efforts in the ordinary course of business to preserve the value and utility of the assets to be transferred and the goodwill of its suppliers and others having business relations with it with respect to any assets to be transferred and to perform and observe all terms, conditions and consents under the satellite contracts and all licenses and permits with respect to the assets to be transferred, except where it would not have a material adverse effect on EchoStar's use of such assets or its benefits therefrom. EchoStar has agreed during the period prior to the closing not to issue any common stock at a price less than the Current Market Price (as defined in the Purchase Agreement), except for issuances pursuant to existing rights and options.

         The parties have agreed to take all reasonable steps necessary, including the implementation of an alternate agreement that to the fullest extent feasible in light of any regulatory constraint assures the parties as nearly as possible the same economic results as if the transactions contemplated by the Purchase Agreement had occurred as contemplated (with certain exceptions) and would be reasonably expected to not require FCC consent or to result in consent, if required.

         The Transferors have agreed that until the date of an order of the FCC (or, in the case of an order of a bureau thereof, the later of October 31, 1999 or five days from the date of such order) which conditionally grants (on material terms unacceptable to EchoStar) or denies the FCC's consent to the assignment of MCI's 110DEG. WL authorizations to EchoStar, they shall not, and shall not authorize or permit any representative, to solicit, initiate, encourage or entertain discussions, inquiries or proposals or participate in any discussions or negotiations for the purpose or with the intention of leading to any proposal or offer from any person which constitutes or concerns, or may reasonably be expected to lead to, any proposal for a merger or other business combination involving any proposal or offer to acquire any portion of the assets to be transferred.

         INDEMNIFICATION

         EchoStar and the Transferors have agreed to indemnify the other for breaches of a representation, warranty, covenant or agreement contained in the Purchase Agreement, provided that the right to indemnification for breach of a representation or warranty will terminate 18 months after the closing of the 110 Acquisition.

         CONDITIONS TO CLOSING THE 110 ACQUISITION

         Both EchoStar's and the Transferors' obligations to consummate the 110 Acquisition are subject to certain conditions. These include (among other things) the absence of injunctions or litigation that would prevent the 110 Acquisition from closing; receipt of necessary regulatory clearance; receipt of all consents required by the other party; execution and delivery by the other party of the registration rights agreement (described below), the litigation settlement and release and certain other contracts; and the accuracy in all material respects of the representations and warranties of the other party.

         TERMINATION

         The parties may terminate the Purchase Agreement at any time prior to the closing by mutual written consent. Either the Transferors or EchoStar may terminate the agreement if (i) by the later of December 31, 1999 and 60 days following the date of an order from an FCC bureau which conditionally approves (on material terms unacceptable to EchoStar) the assignment of the MCI license to EchoStar, the FCC does not release a preliminary approval, or such preliminary approval is so released but does not become a final approval within 30 days thereafter, (ii) within 60 days following the date of an FCC order which conditionally approves (on material terms unacceptable to EchoStar) or denies the assignment of the MCI license to EchoStar, the FCC does not release a preliminary approval, or such preliminary approval is so released but does not become a final approval within 30 days thereafter or (iii) within 60 days following the date of an FCC order or approval which conditionally approves the assignment of the MCI license to EchoStar, the parties are unable to satisfy a condition (with certain exceptions).

         The Transferors or EchoStar may also terminate the Purchase Agreement if the other party is in breach in any material respect of certain of the representations or warranties set forth in the Purchase Agreement. If the breach is curable, the breaching party has 60 days to cure. If the breach is incapable of cure within 60 days and the breaching party has acted reasonably diligently to cure the breach, then the Purchase Agreement will not be terminated, so long as the breach remains subject to cure and the breaching party acts continuously with reasonable diligence in attempting to cure.

         If the Purchase Agreement is terminated for any reason other than for breach of a representation or warranty, EchoStar will be required to purchase EchoStar VI from the Transferors, together with related rights, immediately following the later of termination or in-orbit delivery, at a purchase price equal to the actual direct payments made under the satellite contract, and EchoStar will assume all obligations of the Transferors under the satellite contract relating to orbital performance incentives. In the alternative, EchoStar may elect to purchase EchoStar V. If the Purchase Agreement is terminated by the Transferors for breach of EchoStar's representations or warranties, the Transferors may elect to sell either satellite to EchoStar, and if terminated due to the Transferors' breach of their representations or warranties, EchoStar may elect to purchase either satellite.

         If the Purchase Agreement is terminated for EchoStar's breach of its representations or warranties or based on the above-specified FCC matters, the Transferors will be entitled to file a litigation settlement and release with respect to the stated litigation, except that if so terminated because of an FCC order or approval which contains a condition within the control of the Transferors, and such condition is not satisfied, the litigation will not be dismissed.

         RESTRICTIONS ON TRANSFER

         The Purchase Agreement restricts transfer of the Class A Shares to be issued in connection with the 110 Acquisition. The Purchase Agreement provides, among other things, that the Transferors may not transfer more than 10% of the shares issued at the closing until all amounts due under the satellite contract have been paid or prepaid. The Purchase Agreement also provides that for two years after closing, the Transferors may not transfer to third parties more than one-third of the shares issued to them during each 365-day period. However, shares permitted to be sold during the first 365-day period but not sold may be added to the amounts permitted to be sold during the second such period, and the Transferors will be permitted to sell shares in a firm underwritten offering registered under the Securities Act of 1933, as amended, in an amount not to exceed (i) the difference between 50% of the shares issued to the Transferors and the number of shares disposed of during the first 365-day period or (ii) the difference between 80% of the shares issued to the Transferors and the number of shares sold during the first and second 365-day periods.

         CLOSING DATE

         The Purchase Agreement provides that the closing of the 110 Acquisition will take place on the fifth business day following the satisfaction or waiver of all conditions or obligations of the parties to consummate the transactions contemplated by the Purchase Agreement, or such other date as the parties mutually determine.

         REGISTRATION RIGHTS AGREEMENT

         As a condition to consummation of the 110 Acquisition, EchoStar will enter into a registration rights agreement pursuant to which it will agree to register the Class A Shares issuable pursuant to the Purchase Agreement and use its best efforts to cause such registration statement to become effective as soon as reasonably practicable and, in any event, within 90 days following the closing date. In addition, EchoStar will grant the Transferors demand registration rights that are exercisable if EchoStar becomes and remains ineligible to use Form S-3 for a period of 30 days and for a period of five years after consummation of the 110 Acquisition, "piggyback" registration rights covering resale of the Class A Shares issued pursuant to the Purchase Agreement.

         VOTING AGREEMENT

         In connection with the Purchase Agreement, each of the parties thereto and Charles W. Ergen, Chairman, President and Chief Executive Officer of EchoStar, entered into a voting agreement dated as of November 30, 1998. Pursuant to the voting agreement, Mr. Ergen agreed to vote any shares owned by him in favor of the Purchase Agreement and the transactions contemplated thereby. Mr. Ergen also agreed not to reduce his voting power in EchoStar to 50% or less until the shareholders of EchoStar approve the Purchase Agreement and the transactions contemplated thereby. Also pursuant to the voting agreement, each of MCI and News Corporation agreed that for a period of five years after the closing of the transactions contemplated by the Purchase Agreement, neither it nor its affiliates will (i) attempt to influence the voting of EchoStar securities (such as through a solicitation of proxies or an election contest);
(ii) participate in any way in a "group" within the meaning of section 13(d)(3) of the Securities Exchange Act with respect to EchoStar securities; (iii) otherwise act to control or influence the management, Board of Directors or affairs of EchoStar or its affiliates or seek to effectuate a business combination or similar transaction with respect to EchoStar or its affiliates; (iv) deposit the securities of EchoStar in a voting trust or similar arrangement; (v) initiate or propose, or induce another to initiate or propose, a tender offer or shareholder proposal with respect to EchoStar or its affiliates; or (vi) enter into any negotiation, arrangement or understanding with any third party with respect to any of the above.

         Also, pursuant to the voting agreement, each of MCI and News Corporation has agreed that for a period of five years after the closing of the transactions contemplated by the Purchase Agreement, it will, and will cause its subsidiaries and affiliates to, (i) with respect to the election of directors of EchoStar, vote as recommended by the Board of Directors of EchoStar or abstain; and (ii) with respect to any other stockholder action, either vote as recommended by the Board of Directors, except that such restrictions in (ii) will not apply to actions which would discriminate against the holders of EchoStar's Class A Shares relative to holders of any other class of EchoStar's equity securities or News Corporation or MCI relative to any other holder of EchoStar's equity securities.

EFFECTS OF ADOPTION OF THE PROPOSAL

         Mr. Ergen has agreed in the voting agreement to vote in favor of the proposal to issue Class A Shares. Accordingly, approval of the proposal is assured notwithstanding a negative vote by stockholders other than Mr. Ergen.

         The successful passage of the proposal will result in a large increase in the amount of EchoStar's Class A Shares issued and outstanding. This increase will result in the immediate dilution of the percentage interests of EchoStar's Class A Shares currently outstanding. Adoption of the proposal will also affect the exercise of EchoStar's voting power. See "--Voting Agreement" and "Proposal No. 1 -- Election of Directors -- Equity Security Ownership."

SHAREHOLDER RIGHTS

         No holders of EchoStar stock have any preemptive rights relating to the proposed issuance of Class A Shares. Dissenting shareholders also will not have appraisal rights.

CAPITALIZATION

         On January 25, 1999, EchoStar DBS Corporation, EchoStar's wholly-owned subsidiary, consummated an offering of $375,000,000 principal amount of its 9 1/4 % Senior Notes due 2006 and $1,625,000,000 principal amount of its 9 3/8% Senior Notes due 2009 (the "Offering"). Concurrently with the consummation of the Offering, EchoStar consummated tender offers for EchoStar DBS Corporation's 12 1/2% Senior Secured Notes due 2002 (the "1997 Notes"), DISH Ltd.'s 12 7/8% Senior Secured Discount Notes due 2004 (the "1994 Notes") and EchoStar Satellite Broadcasting Corporation's 13 1/8% Senior Secured Discount Notes due 2004 (the "1996 Notes"), pursuant to which more than 99% of the outstanding notes of each such series were retired. In addition, on February 2, 1999, EchoStar consummated a tender offer for its 12 1/8% Senior Preferred Exchange Notes (the "Preferred Exchange Notes"), which EchoStar had recently exchanged for its 12 1/8% Series B Senior Redeemable Exchangeable Preferred Stock due 2004 (the "Series B Preferred"). On February 8, 1999, EchoStar repurchased all of its outstanding Series A Preferred from Charles W. Ergen, Chief Executive Officer and President of EchoStar, and James DeFranco, Executive Vice President of EchoStar, for approximately $90.9 million, including cumulative accrued dividends of $5.9 million.

         The following table shows (i) the consolidated capitalization of EchoStar on an historical basis as of December 31, 1998 and (ii) the consolidated capitalization of EchoStar on an adjusted basis assuming consummation of the 110 Acquisition and giving effect to the Offering and the application of the net proceeds thereof and consummation of the tender offers and the Series A Preferred repurchase referred to above. The historical information in this table is derived from the Consolidated Financial Statements of EchoStar, and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and the notes incorporated by reference herein.

                                                                            AS OF DECEMBER 31, 1998
                                                                   ----------------------------------------
                                                                          ACTUAL          AS ADJUSTED
                                                                   ----------------------------------------
                                                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                                                      (UNAUDITED)
 Cash, cash equivalents, and marketable investment securities....    $    324,100     $   353,699
 Restricted cash and marketable investment securities............          77,657               -  (1)
                                                                   -----------------------------------------
    Total cash, cash equivalents, and marketable investment
    securities...................................................         401,757         353,699  (2)
                                                                   -----------------------------------------
                                                                   -----------------------------------------
 Total assets                                                        $  1,806,852     $ 2,932,883  (2)
                                                                   -----------------------------------------
                                                                   -----------------------------------------
 Long-term debt (net of current portion):
    Mortgages and notes payable..................................    $     43,450     $    43,450
    1994 Notes...................................................         571,674           1,390
    1996 Notes...................................................         497,955             950
    1997 Notes...................................................         375,000              15
    Senior Exchange Notes........................................               -               5
    9 1/4% Senior Notes due 2006.................................               -         375,000
    9 3/8% Senior Notes due 2009.................................               -       1,625,000
                                                                   -----------------------------------------
      Total long-term debt.......................................       1,488,079       2,045,810

 12 1/8% Series B Senior Redeemable Exchangeable Preferred Stock,
    $.01 par value, 900,000 shares authorized, 225,301, and none shares issued and outstanding, respectively;  subject to
    mandatory redemption on July 1, 2004 at a price of $1,000 per
    share plus all accumulated and unpaid dividends..............         226,038               -

 Stockholders' Equity (Deficit):
    Preferred Stock, 20,000,000 shares authorized (inclusive
      of 900,000 shares designated as Series B Preferred
      Stock):
        8% Series A Cumulative Preferred Stock, 1,616,681,
           and none shares issued and outstanding, including
           cumulative accrued dividends of $5,755,000 and
           none, respectively................................              20,807               -
        63/4% Series C Cumulative Convertible Preferred
           Stock, 2,300,000 shares issued and outstanding....             108,666         108,666
    Class A Common Stock, $.01 par value, 200,000,000 shares
      authorized, 15,317,380 and 38,236,087 shares issued and
      outstanding, respectively..................................             153             382
    Class B Common Stock, $.01 par value, 100,000,000 shares
      authorized, 29,804,401 shares issued and outstanding.......             298             298
    Class C Common Stock, $.01 par value, 100,000,000 shares
      authorized, none outstanding...............................               -               -
    Common Stock Warrants........................................              12              12
    Additional paid-in capital...................................         231,617       1,401,388
    Accumulated deficit..........................................        (733,093)     (1,087,948) (3)
                                                                   -----------------------------------------
 Total stockholders' equity (deficit)............................        (371,540)        422,798  (4)
                                                                   -----------------------------------------
                                                                   -----------------------------------------
 Total capitalization............................................    $  1,342,577     $ 2,468,608
                                                                   -----------------------------------------
                                                                   -----------------------------------------

----------------------------
(1) Restrictions on cash held in escrow under the terms of indentures have been removed upon the prepayment of the applicable notes. The restricted cash balances as of December 31, 1998 have been reclassified and included in the "as adjusted" amount of cash, cash equivalents and marketable investment securities.

(2) The increase in EchoStar's total assets includes $1.17 billion of assets to be acquired by EchoStar pursuant to the 110 Acquisition offset by an approximately $48.1 million decrease in total cash, cash equivalents and marketable investment securities as a result of the Tender Offers and EchoStar's redemption on February 8, 1999 of all of its outstanding Series A Preferred Stock and related accumulated dividends (approximately $91 million).

(3) The increase in EchoStar's additional paid-in capital consists of the additional assets valued at $1.17 billion, to be acquired by EchoStar in the 110 Acquisition. If the 110 Acquisition had been consummated on March 15, 1999, EchoStar would have been required to issue 22,918,707 Class A Shares to consummate the 110 Acquisition. See "Proposal No. 1 -- Election of Directors -- Equity Security Ownership - Note (6)."

(4) The increase in accumulated deficit results from (a) interest expense of approximately $13.3 million from December 31, 1998 through January 25, 1999, the date of consummation of the Tender Offers (other than with respect to the Preferred Exchange Notes) on debt repurchased and paid, (b) dividends on the Series B Preferred Stock for the period between January 1, 1999 and January 4, 1999 (the date on which the Series B Preferred Stock was exchanged into Preferred Exchange Notes) and interest expense on the Preferred Exchange Notes for the period between January 4, 1999 and February 2, 1999 (the closing date of that Tender Offer) totaling approximately $2.5 million, (c) approximately $70 million representing the excess of the $91 million redemption price for the Series A Preferred Stock over its carrying value at December 31, 1998 and (d) the estimated extraordinary loss upon the early retirement of the notes pursuant to the Tender Offers of approximately $269 million that EchoStar will report in 1999.

       THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL NO. 2 (ITEM NO. 2 ON THE ENCLOSED PROXY CARD).

       PROPOSAL NO. 3 -- TO AMEND THE ARTICLES TO CLARIFY CERTAIN VOTING
                         PROVISIONS SET FORTH THEREIN

         The voting provisions of EchoStar's Bylaws provide that if a quorum is present at a shareholder meeting, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter constitutes the act of the shareholders. The Articles provide that "[n] ot withstanding any provision contained in the Nevada corporate law requiring the vote of shares of two-thirds of the voting power of EchoStar to take action, absent a provision contained herein to the contrary, the affirmative vote of a majority of the voting power shall be the act of the shareholders." The Board of Directors believes that this provision of the Articles was intended solely to reduce the burden of supermajority voting requirements under Nevada law (which would apply to enumerated extraordinary corporate actions), and not to replace the ordinary voting provisions set forth in the Bylaws with a more onerous standard.

         To clarify this intention, the Board of Directors proposes to amend the Articles to add a voting provision parallel to that set forth in the Bylaws. The form of the proposed amendment is set forth as Exhibit B to this Proxy Statement. Given that the purpose of the amendment is to clarify the provisions of the Articles, the Board of Directors does not view the proposed amendment as having a substantial effect on the interests of shareholders.

       Charles W. Ergen, the Chairman, Chief Executive Officer and President of EchoStar, possesses more than 93.4% of the total voting power of EchoStar. Mr. Ergen has indicated his intention to vote in favor of Proposal No. 3. Accordingly, approval of Proposal No. 3 is assured notwithstanding a negative vote by shareholders other than Mr. Ergen.

       THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL NO. 3 (ITEM NO. 3 ON THE ENCLOSED PROXY CARD).

            PROPOSAL NO. 4 - TO APPROVE THE 1999 STOCK INCENTIVE PLAN

         There will be presented to the meeting a proposal to approve the Echostar Communications Corporation 1999 Stock Incentive Plan (the "Plan"). The Plan will supplement the 1995 Stock Incentive Plan. EchoStar's experience with stock options has convinced the Board of Directors of the important role of stock options and other stock-based incentives in retaining the services of outstanding personnel and in encouraging such employees to have a greater financial investment in EchoStar (although the Plan does not necessarily require them to hold for investment stock received under the Plan).

         The proposed Plan is set forth in Exhibit C. The principal provisions of the Plan are summarized below. This summary, however, does not purport to be complete and is qualified in its entirety by reference to the provisions of the Plan.

GENERAL INFORMATION

         The Plan would authorize the Board of Directors or a committee appointed by the Board of Directors (the "Committee") to grant incentive stock options under the Internal Revenue Code of 1986, as amended (the "Code"), nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalents and other stock-based awards (collectively, "Awards") to key employees of EchoStar and its subsidiaries who are designated by the Committee. Under the Plan, the Committee also has the authority to, among other things: (i) select the key employees to whom Awards will be granted, (ii) determine the type, size and the terms and conditions of Awards, (iii) amend the terms and conditions of Awards, (vi) accelerate the exercisability of options or the lapse of restrictions relating to Awards and (v) interpret and administer the Plan and Award agreements thereunder.

         As used in this summary, the term "Committee" will include the Board of Directors in the event that it performs the functions described. If the Committee consists of less than the entire Board, each member must be a "non-employee director" within the meaning of Rule 16b-3 promulgated under the Exchange Act. To the extent necessary for any Award to qualify as performance-based compensation under Section 162(m) of the Code, each Committee member must be an "outside director" within the meaning of Section 162(m) of the Code.

         The aggregate number of Class A Shares that may be issued subject to Awards under the Plan shall not exceed 10,000,000 shares. EchoStar may continue to grant Awards under the 1995 Incentive Plan for shares authorized but unissued under that plan, until the 1995 Incentive Plan expires on June 20, 2005. If there is a stock split, stock dividend or other relevant change affecting EchoStar's shares, appropriate adjustments will be made in the number of shares that may be issued or transferred in the future and in the number of shares and price in all outstanding grants made before such event. If shares under a grant are not issued or transferred, those shares would again be available for inclusion in future grants.

GRANTS UNDER THE PLAN

         STOCK OPTIONS

         The Committee will determine whether any option is a nonqualified or incentive stock option at the time of grant. The per share exercise price of an option granted under the Plan will be determined by the Committee at the time of grant, provided that the purchase price per share under each incentive stock option must not be less than 100% of the fair market value of the Class A Shares subject to the option at the date of grant (110% in the case of an incentive stock option granted to a Ten-Percent Stockholder, as defined in the Plan). Each option will be exercisable at such dates and in such installments as determined by the Committee. Each option terminates at the time determined by the Committee provided that the term of each incentive stock option may not exceed ten years (five years in the case of an incentive stock option granted to a Ten-Percent Stockholder, as defined in the Plan) and the term of each nonqualified option may not exceed ten years and three months from the date of grant.

         The Committee may grant restoration options, separately or together with another option, under which the grantee would be granted a new option when the grantee pays the exercise price of the original option by delivery of previously owned shares. The restoration option would permit the grantee to purchase a number of shares not exceeding the sum of (i) the number of shares provided as consideration upon the exercise of the previously granted option to which such restoration option relates and (ii) the number of shares, if any, tendered or withheld as payment of the amount to be withheld under applicable tax laws in connection with the exercise of the option to which the restoration option relates.

         STOCK APPRECIATION RIGHTS

         The Committee may grant stock appreciation rights ("SARs") which confer to the grantee the right to receive upon exercise thereof the excess, if any, of the fair market value of the shares subject thereto on the date of exercise over the grant price of the SAR (which shall not be less than the fair market value of such shares on the date of grant). The grant price, term, dates and methods of exercisability and all other terms and conditions of an SAR shall be fixed by the Committee.

         RESTRICTED STOCK AND RESTRICTED STOCK UNITS

         The Committee may also grant Awards of restricted stock or restricted stock units. Each grant shall set forth a restriction period during which the grantee must remain in the employ of EchoStar in order to retain the shares under grant. If the grantee's employment terminates during the restriction period, all shares subject to restriction shall be forfeited and reacquired by EchoStar. However, the Committee may provide complete or partial exceptions to this requirement as it deems equitable. Neither restricted stock nor restricted stock units may be disposed of prior to the expiration of the restriction period. All terms and conditions shall be determined by the Committee upon grant of restricted stock or restricted stock units. Each certificate issued would bear a legend giving notice of the restrictions in the grant.

         PERFORMANCE AWARDS

         The Committee may grant performance awards under which payment may be made in shares of the EchoStar's common stock, cash, other securities or other Awards may be made upon achievement of certain goals established by the Committee during an award period. The Committee would determine the goals, the length of an award period, the maximum payment value of an award, the minimum performance required before a payment would be made and any other terms and conditions applicable to a performance award.

         DIVIDEND EQUIVALENTS

         The Committee may grant dividend equivalents which confer upon participants the right to receive a payment (in shares, other securities or other Awards) equal to the amount of cash dividends paid by EchoStar to shareholders with respect to a specified number of shares determined by the Committee. The Committee will also establish all terms and conditions applicable to a dividend equivalent grant.

         OTHER STOCK-BASED AWARDS

         The Committee may also grant such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, the Class A Shares. The Committee shall determine the terms and conditions of such Awards.

         All Awards issued under the Plan may be paid by EchoStar in cash, shares, promissory notes, other securities, other Awards or such other property or combination thereof as shall be determined by the Committee. All such Awards may paid in a single payment or transfer, or in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee.

FEDERAL INCOME TAX CONSEQUENCES

         STOCK OPTIONS

         The grant of an incentive stock option or a nonqualified stock option would not result in income for the grantee or in a deduction for EchoStar.

         The exercise of a nonqualified stock option would result in ordinary income for the grantee and, subject to deduction limitations under Code
Section 162(m), a deduction for EchoStar measured by the difference between the option price and the fair market value of the shares received at the time of exercise. Income tax withholding would be required.

         The exercise of an incentive stock option would not result in income for the grantee if the grantee (i) does not dispose of the shares within two years after the date of grant or one year after the transfer of shares upon exercise and (ii) is an employee of EchoStar or a subsidiary of EchoStar from the date of grant until three months before the exercise date. If these requirements are met, the basis of the shares upon later disposition would be the option exercise price for such shares. Any gain will be taxed to the employee as long-term capital gain and EchoStar would not be entitled to a deduction. The excess of the fair market value on the exercise date over the option exercise price is an item of tax preference, potentially subject to the alternative minimum tax.

         If the grantee disposes of the shares prior to the expiration of either of the holding periods, the grantee would recognize ordinary income and, subject to deduction limitations under Code Section 162(m), EchoStar would be entitled to a deduction equal to the lesser of the fair market value of the shares on the exercise date minus the option exercise price or the amount realized on disposition minus the option exercise price. Any gain in excess of the ordinary income portion would be taxable as long-term or short-term capital gain.

         SARS, PERFORMANCE AWARDS AND DIVIDEND EQUIVALENTS

         The grant of an SAR, a performance award or a dividend equivalent would not result in income for the grantee or a deduction for EchoStar. Upon the exercise of an SAR or the receipt of shares or cash under a performance award or dividend equivalent, the grantee would recognize ordinary income and, subject to deduction limitations under Code Section 162(m), EchoStar would be entitled to a deduction equal to the fair market value of the shares or the amount of any cash received. Income tax withholding would be required.

         RESTRICTED STOCK AND RESTRICTED STOCK UNITS

         The grant of restricted stock should not result in income for the grantee or in a deduction for EchoStar for federal income tax purposes, assuming the shares transferred are subject to restrictions resulting in a "substantial risk of forfeiture" as intended by EchoStar. If there are no such restrictions, the grantee would recognize ordinary income upon receipt of the shares. The grant of restricted stock units would similarly not result in income for the grantee or a deduction for EchoStar. Dividends paid to the grantee while the stock remained subject to restriction would be treated as compensation for federal income tax purposes. Upon the lapses of restrictions, the grantee would receive ordinary income and, subject to deduction limitations under Code Section 162(m), EchoStar would be entitled to a deduction measured by the fair market value of the shares at the time of lapse or at the time of receipt of shares or cash in respect of a restricted stock grant. Income tax withholding would be required.

OTHER INFORMATION

         Assuming approval of EchoStar's stockholders, the Plan will be effective on April 16, 1999 and will terminate on April 16, 2009, unless terminated earlier by the Board of Directors or extended by the Board with approval of the stockholders. The Board may amend the Plan as it deems advisable. During the term of the Plan (i) no employee may be granted Awards under the Plan (other than Awards described in clause (ii) below) in the aggregate in respect of more than 500,000 shares in any one calendar year, and (ii) the maximum dollar amount of cash or the fair market value of shares that any employee may receive in any one calendar year in respect of performance awards granted under the Plan may not exceed $10,000,000. Employees who will participate in the Plan in the future and the amounts of their allotments are to be determined by the Committee subject to any restrictions outlined above. Since no such determinations have yet been made, it is not possible to state the terms of any individual options which may be issued under the Plan or the names or positions of or respective amounts of the allotment to any individuals who may participate.

       Charles W. Ergen, the Chairman, Chief Executive Officer and President of EchoStar, possesses more than 93.4% of the total voting power of EchoStar. Mr. Ergen has indicated his intention to vote in favor of Proposal No. 4. Accordingly, approval of Proposal No. 4 is assured notwithstanding a negative vote by shareholders other than Mr. Ergen.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE 1999 STOCK INCENTIVE PLAN (ITEM NO. 4 ON THE ENCLOSED PROXY CARD).

            PROPOSAL NO. 5 - RATIFICATION OF INDEPENDENT ACCOUNTANTS

         Since 1988, the firm of Arthur Andersen LLP, independent accountants, has examined and reported on the financial statements of EchoStar. The Board of Directors of EchoStar has appointed Arthur Andersen LLP as the independent accountants of EchoStar for the fiscal year ending December 31, 1999. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will have the opportunity to make any statements they may desire. They also will be available to respond to appropriate questions of shareholders.

         If a quorum is present, the affirmative vote of a majority of the total voting power of EchoStar present or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of Arthur Andersen LLP as independent accountants.

       Charles W. Ergen, the Chairman, Chief Executive Officer and President of EchoStar possesses more than 93.4% of the total voting power of EchoStar. Mr. Ergen has indicated his intention to vote in favor of Proposal No. 5. Accordingly, approval of Proposal No. 5 is assured notwithstanding a negative vote by shareholders other than Mr. Ergen.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THIS APPOINTMENT (ITEM NO. 5 ON THE ENCLOSED PROXY CARD).

                           FORWARD-LOOKING STATEMENTS

         All statements contained herein, as well as statements made in press releases and oral statements that may be made by EchoStar or by officers, directors or employees of EchoStar acting on its behalf, that are not statements of historical fact constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of EchoStar to be materially differently from historical results or from any future results expressed or implied by such forward-looking statements. Among the factors that could cause actual results to differ materially are the following: a total or partial loss of a satellite due to operational failures, space debris or otherwise; a decrease in sales of digital equipment and related services to international service providers; a decrease in DISH Network subscriber growth; an increase in subscriber acquisition costs; impediments to the retransmission of local or distant broadcast network signals; lower than expected demand for EchoStar's delivery of local broadcast network signals; an unexpected business interruption due to the failure of third parties to remediate year 2000 issues; the inability of EchoStar to retain or obtain necessary authorizations from the FCC; an increase in competition from cable, DBS, other satellite system operators and other providers of subscription television services; the introduction of new technologies and competitors into the subscription television business; a merger of existing DBS competitors; a change in the regulations governing the subscription television service industry; the outcome of any litigation in which EchoStar or its subsidiaries may be involved; failure to consummate the 110
Acquisition pursuant to the Purchase Agreement or the failure of the satellites to be acquired to be successfully launched or to become operational, or a delay in such launch or operation; general business and economic conditions; and other risk factors described from time to time in reports filed with the Securities and Exchange Commission by EchoStar. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements that include the terms "believes," "belief," "expects," "plans," "anticipates," "intends" or the like to be uncertain and forward-looking. All cautionary statements made herein should be read as being applicable to all forward-looking statements where they appear. In this connection, investors should consider the risks described herein and should not place undue reliance on such forward-looking statements.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         EchoStar's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 filed with the SEC is incorporated herein by reference. Shareholders should carefully review the Annual Report on Form 10-K prior to deciding how to vote their shares in connection with the matters set forth in this Proxy Statement.

         All documents filed by EchoStar (file No. 0-26176) pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Proxy Statement and prior to the date of the Annual Meeting shall be deemed to be incorporated by reference in this Proxy Statement and to be part hereof from the date of filing of such documents. All information appearing in this Proxy Statement is qualified in this entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated by reference herein.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be modified or superseded, for purposes of this Proxy Statement, to the extent that a statement contained herein or in any subsequently filed document that is deemed to be incorporated herein modifies or supersedes any such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

         THIS PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. ECHOSTAR HEREBY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A COPY OF THIS PROXY STATEMENT HAS BEEN DELIVERED, ON WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY AND ALL OF THE DOCUMENTS REFERRED TO ABOVE THAT HAVE BEEN OR MAY BE INCORPORATED INTO THIS PROXY STATEMENT BY REFERENCE, OTHER THAN EXHIBITS TO SUCH DOCUMENTS (UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS). THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM ECHOSTAR COMMUNICATIONS CORPORATION, 5701 SOUTH SANTA FE DRIVE, LITTLETON, COLORADO 80120, ATTENTION: DAVID K. MOSKOWITZ, FACSIMILE NUMBER (303) 723-1699. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE RECEIVED BY APRIL 12, 1999.

                       WHERE TO GET ADDITIONAL INFORMATION

         EchoStar files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information EchoStar files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC filings of EchoStar are also available to the public from commercial document retrieval services and on the Internet through the website maintained by the SEC at "http://www.sec.gov." EchoStar Class A Shares are traded on the NASDAQ National Market System and reports and other information concerning EchoStar can also be inspected at the NASDAQ National Market, 1735 K Street, N.W., Washington, D.C. 20546.

                             COST OF PROXY STATEMENT

         The cost of the solicitation of proxies will be borne by EchoStar. In addition to the use of the mails, proxies may be solicited personally, by telephone or by a few regular employees of EchoStar without additional compensation. EchoStar does not expect to pay any compensation for the solicitation of proxies but will reimburse brokerage firms, custodians, nominees, fiduciaries and other persons holding stock in their names, or in the names of nominees, at approved rates, for their expenses in forwarding proxy material to beneficial owners of securities held of record by such persons and obtaining their proxies.

                       SUBMISSION OF SHAREHOLDER PROPOSALS
                             FOR 2000 ANNUAL MEETING

         Shareholders who intend to have a proposal considered for inclusion in EchoStar's proxy materials for presentation at the 2000 Annual Meeting of Shareholders must submit the proposal to EchoStar no later than November 24, 1999. Shareholders who intend to present a proposal at the 2000 Annual Meeting of Shareholders without inclusion of such proposal in EchoStar's proxy materials are required to provide notice of such proposal to EchoStar no later than February 8, 2000. EchoStar reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

                                 OTHER BUSINESS

         The Board of Directors knows of no other business that will be presented to the Annual Meeting of Shareholders other than that which is set forth in this Proxy Statement.



                                         By Order of the Board of Directors

                                         /s/ David K. Moskowitz

                                         DAVID K. MOSKOWITZ
                                         SENIOR VICE PRESIDENT, GENERAL COUNSEL,
                                         CORPORATE SECRETARY AND DIRECTOR

EXHIBIT A         Purchase Agreement dated as of November 30, 1998, by and
                  among American Sky Broadcasting, LLC, The News Corporation
                  Limited, MCI Telecommunications Corporation and EchoStar
                  Communications Corporation.

EXHIBIT B         Form of Certificate of Amendment of the Amended and Restated
                  Articles of Incorporation of EchoStar Communications
                  Corporation.

EXHIBIT C         EchoStar Communications Corporation 1999 Stock Incentive Plan.

                                                                     EXHIBIT A

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                               PURCHASE AGREEMENT

                                   DATED AS OF

                                November 30, 1998

                                  BY AND AMONG

                         AMERICAN SKY BROADCASTING, LLC,

                          THE NEWS CORPORATION LIMITED,

                       MCI TELECOMMUNICATIONS CORPORATION

                                       AND

                       ECHOSTAR COMMUNICATIONS CORPORATION


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                              Page
                                                                              ----
1.       Definitions........................................................... 1

2.       Purchase and Sale..................................................... 5
         (a)   Shares to be Purchased by the Transferors....................... 5
         (b)   Assets to be Transferred to Seller.............................. 6
         (c)   Assumption of Liabilities....................................... 7
         (d)   The Closing..................................................... 7
         (e)   Deliveries at Closing........................................... 7

3.       Representations and Warranties of Seller.............................. 7
         (a)   Representations and Warranties True, Correct and Complete....... 7
         (b)   Organization of Seller and the Significant Subsidiaries......... 7
         (c)   Power and Authority of Seller................................... 8
         (d)   Power and Authority of Significant Subsidiaries................. 8
         (e)   Corporate Authorization......................................... 8
         (f)   Governmental Authorization...................................... 8
         (g)   Noncontravention................................................ 9
         (h)   Capitalization.................................................. 9
         (i)   SEC Filings.....................................................10
         (j)   Absence of Certain Changes......................................10
         (k)   Brokers'Fees....................................................10

4.       Representations and Warranties of the Transferors.....................10
         (a)   Representations and Warranties True, Correct and Complete.......10
         (b)   Organization of the Transferors.................................11
         (c)   Power and Authority of the Transferors..........................11
         (d)   Corporate Authorization.........................................11
         (e)   Governmental Authorization......................................11
         (f)   Noncontravention................................................12
         (g)   Gilbert Property................................................12
         (h)   Assigned Contracts..............................................14
         (i)   Intellectual Property...........................................14
         (j)   Litigation......................................................14
         (k)   Legal Compliance................................................15
         (l)   FCC Matters.....................................................15
         (m)   Transferred Assets..............................................16
         (n)   Broker's Fees...................................................16
         (o)   Resale..........................................................16

5.       Further Agreements of the Parties.....................................16
         (a)   General.........................................................16
         (b)   Notices and Consents............................................17
         (c)   Operation of Business...........................................17
         (d)   Assignment of the MCI FCC License...............................18
         (e)   Earth Station Authorizations....................................19
         (f)   Satellites......................................................19
         (g)   Sony Contract...................................................20
         (h)   Full Access.....................................................20
         (i)   Notice of Developments..........................................21
         (j)   NDS Equipment...................................................21
         (k)   Abeyance of EchoStar Litigation.................................21
         (l)   Transfer Taxes and Prorations...................................21
         (m)   Further Assurances..............................................21

                                     A-i

         (n)   No Solicitation.................................................21
         (o)   Bundling........................................................22
         (p)   Casualty; Condemnation..........................................22
         (q)   Title Insurance.................................................22
         (r)   Surveys.........................................................23

6.       Conditions to Obligation to Close.....................................23
         (a)   Conditions to Obligation of the Transferors.....................23
         (b)   Conditions to Obligation of Seller..............................24

7.       Remedies for Breach of this Agreement.................................25
         (a)   Survival........................................................25
         (b)   Indemnification Provisions for Benefit of the Transferors.......25
         (c)   Indemnification Provisions for Benefit of Seller................25
         (d)   Notification; Rights of Parties to Settle or Defend.............26
         (e)   Exclusive Remedy................................................26
         (f)   Limitations.....................................................26

8.       Termination...........................................................26
         (a)   Termination of Agreement........................................26
         (b)   Effect of Termination...........................................27

9.       Miscellaneous.........................................................28
         (a)   Press Releases and Announcements................................28
         (b)   No Third-Party Beneficiaries....................................28
         (c)   Entire Agreement................................................28
         (d)   Succession and Assignment.......................................29
         (e)   Counterparts....................................................29
         (f)   Headings........................................................29
         (g)   Notices.........................................................29
         (h)   Governing Law...................................................30
         (i)   Amendments and Waivers..........................................30
         (j)   Severability....................................................30
         (k)   Expenses........................................................30
         (l)   Construction....................................................30
         (m)   Restrictions on Transfer........................................30
         (n)   Legends.........................................................31
         (o)   Specific Performance............................................31
         (p)   Incorporation of Schedules......................................31


Schedules
---------
2(b)(i)(I)                    Gilbert Property
2(b)(i)(II)                   Furniture, Fixtures and Equipment
2(b)(ii)                      Gilbert Contracts
2(b)(v)                       Satellite Contracts
3(g)                          Noncontravention
3(h)                          Capitalization
3(i)                          SEC Filings
3(j)                          Absence of Certain Changes
4(f)                          Noncontravention
4(g)(i)                       Permitted Liens
4(g)(iii)                     Gilbert Property Improvements
4(g)(v)                       Insurance Policies
4(h)                          Assigned Contracts
4(j)                          Litigation
4(k)                          Legal Compliance
4(l)(i)                       FCC Matters
4(l)(ii)                      Earth Station Authorizations
4(l)(v)                       Insurance Policies
6(a)(ii)                      Consents
6(b)(ii)                      Consents


Exhibits
--------
A                             Components License Agreement
B                             Fox News Channel Affiliation Agreement
C                             Registration Rights Agreement
D                             Retransmission Consent Agreement
E                             Settlement Agreement and Mutual Release
F                             Set Top Box Agreement
G                             Voting Agreement
H                             Abeyance Stipulation
I                             Special Warranty Deed

                               PURCHASE AGREEMENT

         THIS PURCHASE AGREEMENT (this "Agreement") is entered into as of November 30, 1998, by and among American Sky Broadcasting, LLC, a limited liability company organized under the laws of the State of Delaware ("ASkyB"); The News Corporation Limited, a corporation organized under the laws of South Australia ("News Corporation"); MCI Telecommunications Corporation, a corporation organized under the laws of the State of Delaware ("MCI"); and EchoStar Communications Corporation, a corporation organized under the laws of the State of Nevada ("Seller"). ASkyB, News Corporation and MCI are referred to collectively herein as the "Transferors." ASkyB, News Corporation, MCI and Seller are referred to collectively herein as the "Parties."

RECITALS

         WHEREAS, the Transferors own certain assets relating to the direct broadcast satellite ("DBS") business;

         WHEREAS, the Transferors desire to dispose of such assets, and Seller desires to acquire such assets; and

         WHEREAS, the Transferors have agreed to transfer such assets to Seller (or one or more direct or indirect wholly owned Subsidiaries of Seller) in consideration for, among other things, shares of Seller's Class A Common Stock, par value $.01 per share ("Class A Common Stock"), upon the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and the respective promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

         1.       DEFINITIONS.

         "ACCEPTABLE ALTERNATIVE ARRANGEMENT" means any arrangement satisfactory to Seller and its counsel and to the Transferors and their respective counsel that: (a) to the fullest extent feasible in light of any regulatory constraint assures the Parties as nearly as possible the same economic results as if the transactions contemplated by this Agreement and the Collateral Agreements had occurred as contemplated herein and therein; provided, however, that no Party shall be obligated to enter into any such arrangement which would require it to make expenditures or dispose of assets in excess of the amount of expenditures or assets contemplated by this Agreement and the Collateral Agreements unless compensated for such arrangement; (b) would, in the reasonable judgment of Seller and the Transferors, be reasonably expected either not to require FCC consent or to result in such consent, if required; and (c) would, in the reasonable judgment of Seller and the Transferors, be reasonably expected to result in clearance of the arrangement by the relevant antitrust enforcement agencies, if required.

         "AFFILIATE" means any person or entity controlling, controlled by, or under common control with, an entity. Control of any entity shall mean the possession, direct or indirect, of the powers to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

         "ASKYB BUYER" has the meaning set forth in Section 2(a)(i)(A) hereof.

         "BASIS" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could reasonably form the basis for any specified consequence.

         "BUREAU ORDER" means an order released by a bureau or other division or subdivision of the FCC under delegated authority which conditionally grants (and such condition is a Material Condition which is unacceptable to Seller) the FCC's consent to the assignment of the MCI FCC License to Seller or Newco.

         "COLLATERAL AGREEMENTS" means the Registration Rights Agreement, the Fox News Channel Affiliation Agreement, the Settlement and Mutual Release Agreement, the Components License Agreement, the Retransmission Consent Agreement, the Set Top Box Agreement and the Voting Agreement.

         "COMMUNICATIONS ACT" means the federal Communications Act of 1934, as amended.

         "COMPONENTS LICENSE AGREEMENT" means the Components License for NDS MPEG 2, DVB Conformant Digital Receivers, to be entered into by and between NDS Limited and EchoStar Technologies Corporation, containing the terms and conditions set forth in Exhibit A annexed hereto.

         "CURRENT MARKET PRICE" means the average of the daily closing prices per share of Class A Common Stock for the 20 trading days ending on (a) with respect to Section 2(a)(ii), the date that is two trading days prior to the Closing Date; (b) with respect to Section 5(c)(i)(B), the date on which Seller enters the contract governing the purchase in question; provided, however that if such contract provides for a price which, whether or not so specified, was based on the price reported on a national securities exchange at the time of negotiation of the business arrangement or the execution of the agreement, then Current Market Price means the price so provided; and provided further, that in the case of shares issued pursuant to Seller's Employee Stock Purchase Plan, Current Market Price means 85% of the closing price of Class A Common Stock on the last business day of each calendar quarter in which shares were deemed sold under such plan; and (c) with respect to 5(c)(i)(C), the date of the issuance or grant of the rights, options or warrants in question. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the closing bid price regular way, in either case on the principal national securities exchange (including, for purposes hereof, The Nasdaq National Market ("Nasdaq")) on which the Class A Common Stock is listed or admitted to trading or, if the Class A Common Stock is not listed or admitted to trading on any national securities exchange, the highest reported bid price for the Class A Common Stock as furnished by the National Association of Securities Dealers, Inc. through Nasdaq or a similar organization if Nasdaq is no longer reporting such information. If on any such date the Class A Common Stock is not listed or admitted to trading on any national securities exchange and is not quoted by Nasdaq or any similar organization, the fair value of a share of Class A Common Stock on such date, as determined in good faith by the Board of Directors of Seller, whose determination shall be conclusive absent manifest error, shall be used.

         "DAMAGES" means all charges, complaints, actions, suits, proceedings, hearings, investigations, claims, demands, judgments, orders, decrees, stipulations, injunctions, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, diminution in value, obligations, Taxes, liens, losses, expenses, and fees, including all attorneys' fees and court costs, whether or not arising out of a claim by a third party.

         "EARTH STATION FACILITIES" means (a) the six earth station facilities located on the Gilbert Property and corresponding to the Earth Station Authorizations, and (b) the six additional 6.1 meter receive-only earth station facilities also located on the Gilbert Property, with respect to which there has been no FCC registration.

         "ENVIRONMENTAL LAWS" means all foreign, federal, state and local laws, statutes, ordinances, rules and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any permits issued thereunder, relating to the protection of human health and safety, the environment, or hazardous or toxic substances or wastes, pollutants or contaminants.

         "FCC" means the Federal Communications Commission and any successor agency thereto.

         "FCC APPROVAL" means an order released by the FCC (and not by a bureau or other division or subdivision thereof pursuant to delegated authority) which is in full force and effect and has not been reversed, reconsidered, stayed, enjoined, set aside, annulled or suspended, and the thirty (30) day period for any such action on the FCC's own motion has expired, and which grants, or conditionally grants (other than subject to a Material Condition which is unacceptable to Seller), the FCC's consent to the assignment of the MCI FCC License to Seller or Newco; provided, however, that timely rejection of an FCC order by Seller or Newco shall not affect the status of such order as an FCC Approval.

         "FCC ORDER" means an order released by the FCC (and not by a bureau or other division or subdivision thereof pursuant to delegated authority) which is in full force and effect and has not been reversed, reconsidered, stayed, enjoined, set aside, annulled or suspended, and the thirty (30) day period for any such action on the FCC's own motion has expired, and which conditionally grants (and such condition is a Material Condition which is unacceptable to Seller) or denies the FCC's consent to the assignment of the MCI FCC License to Seller or Newco; provided, however, that timely rejection of an FCC order by Seller or Newco shall not affect the status of such order as an FCC Order.

         "FOX NEWS CHANNEL AFFILIATION AGREEMENT" means the Fox News Channel Affiliation Agreement, entered into by and between EchoStar Satellite Corporation and Fox News Network, LLC as of the date hereof, annexed as Exhibit B hereto.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "HART-SCOTT-RODINO ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "INTELLECTUAL PROPERTY" means all (a) patents, patent applications, patent disclosures and improvements thereto, (b) trademarks, service marks, trade dress, logos, trade names and corporate names and registrations and applications for registration thereof, (c) copyrights and registrations and applications for registration thereof, (d) mask works and registrations and applications for registration thereof, (e) computer software, data and documentation, (f) trade secrets and confidential business information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, (g) other proprietary rights, and (h) copies and tangible embodiments thereof (in whatever form or medium).

         "KNOWLEDGE" means actual knowledge after reasonable inquiry and investigation.

         "LIABILITY" means any liability or obligation of any nature (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

         "LIBOR RATE" means relative to any interest period, the rate of interest determined as follows: (a) on the interest determination date, the lending party shall obtain the offered quotation(s) that appear on the Reuters' Screen for Dollar deposits for a period comparable to such interest period. If at least two such offered quotations appear on the Reuters' Screen, the LIBOR Rate shall be the arithmetic average (rounded upwards, if necessary to the nearest 1/16th of 1%) of such offered quotations, as determined by the lending party; or (b) if the Reuters' Screen is not available or has been discontinued, the LIBOR Rate shall be the rate per annum which the lending party in good faith determines to be the arithmetic average (rounded as aforesaid) of the offered quotations for Dollar deposits in an amount comparable to the lending party's share of the relevant amount in respect of which the LIBOR Rate is being determined for a period comparable to the relevant LIBOR Interest Period that lending banks in New York City selected by the lending party are quoting at 11:00 A.M. on the interest determination date in New York Interbank Market to major international banks.

         "LIENS" means, with respect to any property or assets, any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien, charge, easement, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature with respect to such property or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

         "MATERIAL CONDITION" has the meaning set forth in Section 5(d) hereof.

         "MCI BUYER" has the meaning set forth in Section 2(a)(i)(B) hereof.

         "MCI FCC LICENSE" means MCI's FCC authorization to construct, launch and operate satellites in the Direct Broadcast Satellite Service operating over 28 frequency channels at the 110DEG. West Longitude orbital location (FCC DA 96-2165, released December 20, 1996).

         "NEWCO" has the meaning set forth in Section 2(b) hereof.

         "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "PERSON" means an individual, partnership, trust, corporation, joint venture, limited liability company, association, government bureau or agency or other entity of whatever kind or nature.

         "PRELIMINARY FCC APPROVAL" means an order released by the FCC (and not by a bureau or other division or subdivision thereof pursuant to delegated authority) which grants, or conditionally grants (other than subject to a Material Condition which is unacceptable to Seller), the FCC's consent to the assignment of the MCI FCC License to Seller or Newco.

         "REGISTRATION RIGHTS AGREEMENT," means the Registration Rights Agreement to be entered into by and among Seller, MCI (or a direct or indirect wholly-owned subsidiary of MCI) and ASkyB (or a direct or indirect wholly-owned subsidiary of News Corporation), in the form of Exhibit C annexed hereto.

         "REGULATORY PROVISIONS" means all applicable requirements of the Communications Act and the published policies, rules, decisions, and regulations of the FCC as amended from time to time.

         "REQUISITE CORPORATE APPROVALS" means the approval of Seller's Board of Directors and its stockholders and, if applicable, the Board of Directors of any Subsidiary of Seller required pursuant to applicable law with respect to the authorization of Seller or such Subsidiary to execute and deliver this Agreement and the Collateral Agreements to which it is a party and to perform the transactions contemplated hereby and thereby.

         "RETRANSMISSION CONSENT AGREEMENT" means the Retransmission Consent Agreement, to be entered into by and between Fox Television Holdings, Inc. and Seller, in the form of Exhibit D annexed hereto.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "SECURITY INTEREST" means any mortgage, pledge, security interest, encumbrance, charge, or other lien, other than (a) liens arising under worker's compensation, unemployment insurance, social security, retirement, and similar legislation, (b) liens on goods in transit incurred pursuant to documentary letters of credit, and (c) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money, the extension of credit or default or potential default of money owed.

         "SELLER MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, assets, operations, prospects or condition (financial or otherwise) of the Seller and its Subsidiaries, taken as a whole, excluding any change or development resulting from (a) events adversely affecting any of the principal markets served by the business of Seller or (b) general economic conditions, including changes in the economies of any of the jurisdictions in which Seller or any of its Subsidiaries conduct business.

         "SETTLEMENT AGREEMENT AND MUTUAL RELEASE" means the Settlement Agreement and Mutual Release, to be entered into by and among Seller, Charles W. Ergen, News Corporation and ASkyB, in the form of Exhibit E annexed hereto.

         "SET TOP BOX AGREEMENT" means the Development and Supply Agreement for Set Top Boxes, to be entered into by and between Seller and a DBS company in which News Corporation has an interest, containing the terms and conditions set forth in Exhibit F annexed hereto.

         "SIGNIFICANT SUBSIDIARY" means any Subsidiary of Seller that (i) falls within the definition of "significant subsidiary" set forth in Rule 1-02 of Regulation S-X under the Securities Act, (ii) is subject to the periodic reporting requirements of the Securities Exchange Act or (iii) is, or becomes, a party to this Agreement or any of the Collateral Agreements.

         "SUBSIDIARY" of a specified Person means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the Board of Directors or other Persons performing similar functions are directly or indirectly owned by such Person.

         "TAX" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section
59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, however denominated, including any interest, penalty, or addition thereto, whether disputed or not.

         "TRANSFERRED ASSET MATERIAL ADVERSE EFFECT" means a material adverse effect on the use by or benefit to Seller of any of the Transferred Assets, excluding any change or development resulting from (a) events adversely affecting any of the principal markets served by the businesses of Seller or any of its Subsidiaries, or (b) general economic conditions, including changes in the economies of any of the jurisdictions in which Seller or any of its Subsidiaries conduct business.

         "U.S. SATELLITE BUSINESS" means any proposed or ongoing uses of communications satellites to provide direct-to-home (including hotels, motels, bars, restaurants, multiple dwelling units and other similar uses) video and associated audio programming services using FSS/BSS frequencies directly to the antennas or other reception equipment of customers or subscribers of such business activity principally in the United States, or to multiple dwelling units comprising such customers or subscribers.

         "VOTING AGREEMENT" means the letter agreement entered into by and among Charles W. Ergen, Seller, MCI, News Corporation and ASkyB, as of the date hereof, annexed as Exhibit G hereto.

         2.       PURCHASE AND SALE.

                  (a)   SHARES TO BE PURCHASED BY THE TRANSFERORS.

                        (i) At the Closing (as hereinafter defined), upon the terms and subject to the conditions set forth in this Agreement, the Transferors agree to purchase from Seller, and Seller agrees to issue and sell to the Transferors, an aggregate of 30,000,000 shares (the "Shares") of Seller's Class A Common Stock, subject to adjustment (x) for any stock split, stock dividend, subdivision or combination of the Common Stock (as hereinafter defined) or any other action having a similar effect on the Common Stock, and (y) as set forth in Section 2(a)(ii) below, as follows:

                                    (A) 24,030,000 shares of Class A Common
                  Stock shall be issued and sold to ASkyB or a direct or indirect wholly-owned Subsidiary of News Corporation designated by ASkyB (the "ASkyB Buyer"); and

                                    (B) 5,970,000 shares of Class A Common Stock
                  shall be issued and sold to MCI or a direct or indirect wholly-owned Subsidiary of MCI designated by MCI (the "MCI Buyer").

                       (ii) The number of shares of Common Stock issuable to the ASkyB Buyer and the MCI Buyer pursuant to Section 2(a)(i) shall be subject to adjustment as follows: (A) if the Current Market Price is less than $15.00 per share (subject to adjustment for any stock split, stock dividend, subdivision or combination of the Common Stock or any change in corporate structure affecting the Common Stock), then Seller shall issue such number of additional shares of Common Stock to the ASkyB Buyer and the MCI

         Buyer, on a pro rata basis, so that the total market value of the Shares issued to them (based on such Current Market Price) is not less than $450,000,000; provided, however, that in no event shall the Transferors collectively own of record or vote shares corresponding to more than 49.9% of the total outstanding voting power of Seller or more voting power of Seller than all other shareholders of Seller; or (B) if the Current Market Price is greater than $39.00 per share (subject to adjustment for any stock split, stock dividend, subdivision or combination of the Common Stock or any change in corporate structure affecting the Common Stock), then the number of Shares issued to the ASkyB Buyer and the MCI Buyer shall be reduced, on a pro rata basis, so that the total market value of the Shares issued to them (based on such Current Market Price) is not greater than $1,170,000,000.

                  (b) ASSETS TO BE TRANSFERRED TO SELLER. At the Closing, upon the terms and subject to the conditions set forth in this Agreement, and in consideration for the Shares to be purchased by the Transferors hereunder, each of the Transferors agrees to assign, transfer and convey to Seller, or, at Seller's option, one or more direct or indirect wholly owned Subsidiaries of Seller (collectively, "Newco") all of its right, title and interest in and to the specified assets set forth below (collectively, the "Transferred Assets"):

                        (i) GILBERT PROPERTY. ASkyB shall transfer and convey to Seller or Newco all of its right, title and interest in and to certain real property located in Gilbert, Arizona, as more particularly described in Section 2(b)(i)(I) of the Transferor Disclosure Schedule (as hereinafter defined), and all improvements thereon, including, without limitation, (A) all buildings, Earth Station Facilities and other structures, (B) the fixtures, furniture and equipment described in Section 2(b)(i)(II) of the Transferor Disclosure Schedule, and all instruction manuals and other personal property (including all warranties associated therewith), and (C) keys to such property, to the extent the foregoing are owned by the Transferors (the "Gilbert Property").

                       (ii) GILBERT CONTRACTS. ASkyB shall assign all of its right, title and interest in and to all maintenance and equipment contracts entered into with respect to the Gilbert Property, including all warranties set forth therein (collectively the "Gilbert Contracts"), as set forth in Section 2(b)(ii) of the Transferor Disclosure Schedule including, among others, the equipment contract with Sony Electronics, Inc. (the "Sony Contract"), except that the Transferred Assets shall not include, and the Transferors shall not assign to Seller, any of the Gilbert Contracts that Seller designates as "Excluded Contracts" in accordance with Section 5(c)(iii) hereof.

                      (iii) MCI FCC LICENSE. MCI shall assign, transfer and convey to Seller or Newco all of its right, title and interest to (A) the MCI FCC License and (B) the application for minor modification and clarification of license conditions for the MCI FCC License filed by MCI on May 5, 1997, and to any application for modification of the MCI FCC License that may be required to be filed hereafter until Closing.

                       (iv) EARTH STATION AUTHORIZATIONS. ASkyB shall assign, transfer and convey to Seller or Newco all of its right, title and interest in and to its FCC earth station authorizations in respect of the Gilbert Property (the "Earth Station Authorizations") under Call Signs E980174, E980178, E980180, E970394, E970395 and E970396.

                        (v) SATELLITE CONTRACTS AND SATELLITE WORK IN PROCESS. Each of the Transferors shall assign all of its respective right, title and interest in and to the agreements and insurance policies or arrangements set forth in Section 2(b)(v) of the Transferor Disclosure Schedule annexed hereto, including but not limited to the satellites and launches work in process pursuant thereto, and all deliverables pursuant to those agreements, and including all rights to enforce such contracts (collectively, the "Satellite Contracts" and, together with the Gilbert Contracts, but excluding any Excluded Contracts, the "Assigned Contracts"), in accordance with the terms of the Satellite Contracts.

                       (vi) INTELLECTUAL PROPERTY. The Transferors shall assign, transfer and convey all of their respective right, title and interest in and to any Intellectual Property acquired from the U.S. government or other parties to the Satellite Contracts in connection with the MCI FCC License, the Earth Station Authorizations or the Assigned Contracts.

         It is specifically acknowledged and agreed by the Seller that the Transferors are not assigning, transferring and conveying to Seller any assets pursuant to this Agreement other than the Transferred Assets.

                  (c) ASSUMPTION OF LIABILITIES. Except as provided in Sections 5(f)(vii) and 5(g) hereof, effective as of the Closing, and upon the terms and subject to the conditions of this Agreement, Seller agrees to assume all liabilities and obligations of the Transferors and their Affiliates arising under the Assigned Contracts and the other Transferred Assets, including all obligations of the Transferors under the MCI FCC License and the Earth Station Authorizations, including, without limitation, obligations with respect to completion of satellite construction, system deployment and provision of telemetry, tracking and control services.

                  (d) THE CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Squadron, Ellenoff, Plesent & Sheinfeld, LLP, 551 Fifth Avenue, New York, New York, commencing at 9:00 a.m. local time on the fifth business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby or such other date as the Transferors and Seller may mutually determine (the "Closing Date").

                  (e) DELIVERIES AT CLOSING. At the Closing, (i) Seller shall deliver to the Transferors the various certificates, instruments, agreements and documents referred to in Section 6(a) below, (ii) the Transferors shall deliver to Seller the various certificates, instruments, agreements and documents referred to in Section 6(b) below and (iii) Seller shall deliver to the Transferors duly executed and authenticated stock certificates, representing all of the Shares to be purchased by the MCI Buyer and the ASkyB Buyer pursuant hereto. The certificates representing the Shares shall initially bear the legend set forth in Section 9(n) hereto.

         3. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to the Transferors as follows:

                  (a) REPRESENTATIONS AND WARRANTIES TRUE, CORRECT AND COMPLETE. Seller represents and warrants to each of the Transferors that the statements contained in this Section 3 that are qualified by reference to materiality or a material adverse effect are true, correct and complete as of the date of this Agreement and will be true, correct and complete as of the Closing Date, and that all of the other statements made in this Section 3 that are not so qualified are true, correct and complete in all material respects as of the date of this Agreement and will be true, correct and complete in all material respects as of the Closing Date, except, in each case, (i) for such representations and warranties that are expressly made as of the date of this Agreement, in which case such representations and warranties need only to be true, correct and complete on and as of the date of this Agreement, (ii) for such representations and warranties that are expressly made as of an earlier date, in which case such representations and warranties need only to be true, correct and complete on and as of such earlier date and (iii) as disclosed in a document referring specifically to the representations and warranties in this
Section 3 which has been delivered by Seller to each of the Transferors on or prior to the date hereof (the "Seller Disclosure Schedule"). Nothing in the Seller Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Seller Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty itself solely addresses the existence of the document or other item). The Seller Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section.

                  (b) ORGANIZATION OF SELLER AND THE SIGNIFICANT SUBSIDIARIES.

                        (i) Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, and each of the Significant Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation.

                       (ii) As of the date hereof, Seller and each of the Significant Subsidiaries is duly qualified or licensed to do business as a foreign corporation and is in good standing, in each jurisdiction where the character of the property owned or leased by it, or the nature of its activities, makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed and in good standing would not, individually or in the aggregate, have a Seller Material Adverse Effect.

                  (c) POWER AND AUTHORITY OF SELLER.

                        (i) Seller has all requisite corporate power and authority to own, lease and operate its properties as now conducted and to execute and deliver this Agreement and each Collateral Agreement to which it is a party, including any additional documents contemplated by this Agreement, and to perform its obligations hereunder and thereunder.

                       (ii) As of the date hereof, Seller has all governmental licenses, authorizations, consents and approvals required to own, lease and operate its properties as now conducted, except where the failure to have such governmental licenses, authorizations, consents and approvals would not, individually or in the aggregate, have a Seller Material Adverse Effect.

                  (d)   POWER AND AUTHORITY OF SIGNIFICANT SUBSIDIARIES.

                        (i) As of the date hereof, each Significant Subsidiary has all requisite corporate power and authority and all governmental licenses, authorizations, consents and approvals required to own, lease and operate its properties as now conducted, except where the failure to have such governmental licenses, authorizations, consents and approvals would not, individually or in the aggregate, have a Seller Material Adverse Effect.

                       (ii) Each Significant Subsidiary which is, or will be, a party to this Agreement or a Collateral Agreement has, or will have, as of the date of execution of this Agreement or such Collateral Agreement, all requisite corporate power and authority to execute and deliver such Collateral Agreement and to perform its obligation thereunder.

                  (e) CORPORATE AUTHORIZATION. The execution, delivery and performance by Seller of this Agreement and the execution, delivery and performance by Seller and each Significant Subsidiary of each of the Collateral Agreements to which Seller or such Significant Subsidiary is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action of Seller and such Significant Subsidiary, as the case may be, other than shareholder approval pursuant to the rules and regulations of Nasdaq, which shall be obtained on or prior to the Closing Date. This Agreement and each of the Collateral Agreements to which Seller or a Significant Subsidiary is a party, including any additional documents contemplated by this Agreement, constitutes (or when executed, will constitute) the valid and legally binding obligation of Seller and such Significant Subsidiary, as the case may be, enforceable against each of Seller and such Significant Subsidiary, as the case may be, in accordance with each document's respective terms and conditions, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

                  (f) GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by Seller of this Agreement and each of the Collateral Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not require any consent, approval, authorization or permit of, or filing with or notification to any governmental or regulatory authority, except (A) for (i) compliance with any applicable requirements of the Hart-Scott-Rodino Act, and the rules and regulations thereunder; (ii) compliance with any applicable provisions of the Securities Act, and the rules and regulations thereunder, state securities or "blue sky" laws and state takeover laws, and approval of the inclusion of the Shares for trading on Nasdaq; (iii) compliance with any applicable requirements of the Securities Exchange Act and the rules and regulations thereunder; and (iv) compliance with any applicable requirements of the Regulatory Provisions or (B) where the failure to obtain such consents, approvals, authorizations and permits, or to make such filings or notifications, would not prevent or delay in any material respect the consummation of the transactions contemplated hereby or thereby or otherwise prevent Seller from performing its obligations under this Agreement or any of the Collateral Agreements to which it is a party in accordance with the terms and subject to the conditions hereof and thereof, and would not, individually or in the aggregate, have a Seller Material Adverse Effect.

                  (g) NONCONTRAVENTION. Except as set forth in Section 3(g) of the Seller Disclosure Schedule and Section 3(f) hereof, the execution, delivery and performance of this Agreement and each of the Collateral Agreements to which Seller or a Significant Subsidiary is a party do not, and the consummation of the transactions contemplated hereby and thereby will not, (A) contravene or conflict with the certificate of incorporation, by-laws or other organizational documents of Seller, or any Significant Subsidiary; (B) contravene, conflict with or constitute a violation of any provision of any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court binding upon or applicable to Seller or any Significant Subsidiary or any of their respective properties or assets, which contravention, conflict or violation could reasonably be expected to have a Seller Material Adverse Effect; (C) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, require any notice or give rise to a loss of any benefit under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which Seller or any Significant Subsidiary is a party or by which any of them is bound or to which any of their assets is subject or result in the creation or imposition of any Security Interests on any assets of Seller or any Significant Subsidiary, which contravention, violation, conflict, breach, default, acceleration, termination, modification, cancellation, or loss of benefit would have a Seller Material Adverse Effect or adversely affect the ability of Seller or any Significant Subsidiary to consummate the transactions contemplated hereby or by the Collateral Agreements; or (D) assuming approval by Seller's shareholders in accordance with the rules and regulations of Nasdaq, violate or conflict with the rules, regulations or listing requirements of Nasdaq or any other exchange or trading market on which Seller's securities may be listed or traded.

                  (h)   CAPITALIZATION.

                        (i) As of the date hereof, the authorized capital stock of Seller consists of (x) 400,000,000 shares of Common Stock, par value $.01 per share, of which 200,000,000 shares are designated Class A Common Stock, 100,000,000 shares are designated Class B Common Stock, and 100,000,000 shares are designated Class C Common Stock (the Class A Common Stock, the Class B Common Stock and the Class C Common Stock are referred to collectively herein as the "Common Stock"), and (y) 20,000,000 shares of Preferred Stock. As of the date hereof, 15,268,708 shares of Class A Common Stock, 29,804,401 shares of Class B Common Stock, no shares of Class C Common Stock, 1,616,681 shares of Preferred Stock, which has been designated 8% Series A Cumulative Preferred Stock, 225,301 shares of Preferred Stock, which has been designated
         12 1/8% Series B Senior Redeemable Exchangeable Preferred Stock, par value $.01 per share, and 2,300,000 shares of Preferred Stock, which has been designated 6 3/4% Series C Cumulative Convertible Preferred Stock, are issued and outstanding and no shares of any class or series are held in treasury.

                       (ii) All of the issued and outstanding shares of capital stock of Seller have been, and on the Closing Date will be, duly authorized, validly issued, fully paid and nonassessable.

                      (iii) As of the Closing Date, the Shares will have been duly authorized and, when issued to the ASkyB Buyer and the MCI Buyer, upon payment of the consideration therefor, will be validly issued, fully paid and non-assessable, and the issuance will not be subject to
         (x) any Liens (other than those relating to the activities of the Transferors) or (y) any preemptive or similar rights of any security holder of Seller.

                       (iv) As of the date hereof, except as set forth in
         Section 3(h) of the Seller Disclosure Schedule, (A) all of the issued shares of capital stock of each Significant Subsidiary of Seller are owned, directly or indirectly, by Seller; (B) there are no outstanding or authorized convertible or exchangeable securities of Seller or any Significant Subsidiary, options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights, or agreements or commitments pursuant to which any Person has any rights to acquire from Seller or any Significant Subsidiary, and neither Seller nor any Significant Subsidiary has any obligations, contingent or otherwise, to repurchase, redeem or otherwise acquire any shares of capital stock or voting securities of Seller or any Significant Subsidiary; (C) there are no outstanding or authorized stock appreciation, phantom stock or similar rights of Seller or any Significant Subsidiary; and (D) there are no voting trusts, proxies or any other agreements or understandings to which Seller or any Significant

         Subsidiary is a party or of which it has Knowledge with respect to the voting of the capital stock or voting securities of Seller or any Significant Subsidiary.

                  (i)   SEC FILINGS.

                        (i) Seller has filed all forms, reports and documents required to be filed by it with the Securities and Exchange Commission ("SEC") since January 1, 1995, and Seller has heretofore made available to the Transferors, in the form filed with the SEC (including any exhibits thereto), (A) the Annual Reports on Form 10-K of Seller for the fiscal years ended December 31, 1995, December 31, 1996 and December 31, 1997 (the "1997 Annual Report"), respectively, and the Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1998, June 30, 1998 and September 30, 1998 (the "September Quarterly Report"), respectively; (B) all proxy and information statements relating to meetings of stockholders of Seller (whether annual or special) held since January 1, 1995; and (C) all other reports and registration statements (including all Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed by Seller with the SEC since January 1, 1995 (including all amendments to each of the foregoing, the forms, reports and other documents referred to in clauses (A) through
         (C) being referred to herein, collectively, as the "Seller Disclosure Documents"). The Seller Disclosure Documents and other forms, reports or other documents filed by Seller with the SEC after the date of this Agreement but prior to the Closing Date (x) were prepared, or will be prepared, in accordance with the Securities Act or the Securities Exchange Act, as the case may be, and the rules and regulations thereunder, and (y) did not at the time they were filed, or will not at the time they are filed, with the SEC contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                       (ii) Each of the consolidated financial statements (including any notes thereto) contained in the Annual Reports on Form 10-K of Seller for the fiscal years ended December 31, 1995, December 31, 1996 and December 31, 1997, and Quarterly Reports on Form 10-Q of Seller for the quarterly periods through and including September 30, 1998, was prepared in accordance with generally accepted accounting principles and all applicable rules of the SEC and fairly presents in all material respects the consolidated financial position, results of operations and cash flows of each of Seller and its consolidated Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, subject, in the case of unaudited statements, to normal year-end adjustments.

                      (iii) Except as set forth in the 1997 Annual Report and the September Quarterly Report, or as otherwise set forth in Section 3(i) of the Seller Disclosure Schedule, neither Seller nor its consolidated Subsidiaries had, as of the respective dates thereof, any Liability that (i) would be required under generally accepted accounting principles to be reflected in such consolidated balance (including the notes thereto) or (ii) would reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect.

                  (j) ABSENCE OF CERTAIN CHANGES. As of the date hereof, since September 30, 1998, and except as (i) set forth in the 1997 Annual Report or in the September Quarterly Report or (ii) disclosed in Section 3(j) of the Seller Disclosure Schedule, or as otherwise contemplated by this Agreement or the Collateral Agreements, there has not been any event, occurrence or development of a state of circumstances or facts which has had or reasonably would be expected to have a Seller Material Adverse Effect.

                  (k) BROKERS' FEES. Neither Seller nor any Subsidiary of Seller has any Liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which any of the Transferors would be liable.

         4. REPRESENTATIONS AND WARRANTIES OF THE TRANSFERORS. Each of ASkyB, News Corporation and MCI, jointly and severally, represents and warrants to Seller as follows:

                  (a) REPRESENTATIONS AND WARRANTIES TRUE, CORRECT AND COMPLETE. Each of ASkyB, News Corporation and MCI represents and warrants to Seller that the statements contained in this Section 4 that are qualified by reference to materiality or a material adverse effect are true, correct and complete as of the date of this

Agreement and will be true, correct and complete as of the Closing Date and all other statements in this Section 4 that are not so qualified are true, correct and complete in all material respects as of the date of this Agreement and will be true, correct and complete in all material respects as of the Closing Date except, in each case, (i) for such representations and warranties that are expressly made as of the date of this Agreement, in which case such representations and warranties need only to be true, correct and complete on and as of the date of this Agreement, (ii) for such representations and warranties that are expressly made as of an earlier date, in which case such representations and warranties need only to be true, correct and complete on and as of such earlier date and (iii) as disclosed in a document referring specifically to the representations and warranties in this Section 4 which has been delivered by the Transferors to Seller on or prior to the date hereof (the "Transferor Disclosure Schedule"). Nothing in the Transferor Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Transferor Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty itself solely addresses the existence of the document or other item). The Transferor Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section.

                  (b) ORGANIZATION OF THE TRANSFERORS. ASkyB is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. News Corporation is a corporation duly organized under the laws of South Australia, Australia. MCI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  (c) POWER AND AUTHORITY OF THE TRANSFERORS.

                        (i) Each of the Transferors has all requisite corporate or limited liability company power and authority to own, lease and operate the Transferred Assets as now conducted and to execute and deliver this Agreement and each Collateral Agreement to which it is a party, including any additional documents contemplated by this Agreement, and to perform its obligations hereunder and thereunder.

                       (ii) Each of the Transferors has all governmental licenses, authorizations, consents and approvals required to own, lease and operate the Transferred Assets being transferred by it, except where the failure to have such governmental licenses, authorizations, consents and approvals would not, individually or in the aggregate, have a Transferred Asset Material Adverse Effect.

                  (d) CORPORATE AUTHORIZATION. The execution, delivery and performance by each of the Transferors of this Agreement and each of the Collateral Agreements to which such Transferor is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action of each Transferor. This Agreement and each of the Collateral Agreements to which each Transferor is a party, including any additional documents contemplated by this Agreement, constitutes (or when executed, will constitute) the valid and legally binding obligation of each Transferor, enforceable against each Transferor, in accordance with each document's respective terms and conditions, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

                  (e) GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by each Transferor of this Agreement and each of the Collateral Agreements to which each Transferor is a party, and the consummation of the transactions contemplated hereby and thereby, do not require any consent, approval, authorization or permit of, or filing with or notification to any governmental or regulatory authority, except (A) for (i) compliance with any applicable requirements of the Hart-Scott-Rodino Act, and the rules and regulations thereunder; (ii) compliance with any applicable provisions of the Securities Act and the rules and regulations thereunder, state securities or "blue sky" laws and state takeover laws; (iii) compliance with any applicable requirements of the Securities Exchange Act, and the rules and regulations thereunder; and (iv) compliance with any applicable requirements of the Regulatory Provisions, and (B) where the failure to obtain such consents, approvals, authorizations and permits, or to make such filings or notifications, would not prevent or delay in any material respect the consummation of the transactions contemplated hereby or thereby or otherwise prevent the Transferors from performing their respective obligations under this Agreement or any of the Collateral Agreements to which such Transferor is a party in accordance with the terms and subject to the conditions hereof and thereof, and would not, individually or in the aggregate, have a Transferred Asset Material Adverse Effect.

                  (f) NONCONTRAVENTION. Except as set forth in Section 4(f) of the Transferor Disclosure Schedule and Section 4(e) hereof, the execution, delivery and performance of this Agreement and each of the Collateral Agreements to which each of the Transferors is a party do not, and the consummation of the transactions contemplated hereby and thereby will not, (A) contravene or conflict with the certificate of incorporation, by-laws or other organizational or charter documents of each of the Transferors; (B) contravene or conflict with or constitute a violation of any provision of any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court binding upon or applicable to any of the Transferors, or any of their respective properties or assets; or (C) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, require any notice or give rise to a loss of any benefit under, any of the Transferred Assets or any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which any of the Transferors is a party or by which any of them is bound or to which any of the Transferred Assets, is subject or result in the creation or imposition of any Security Interests on any of the Transferred Assets, which contravention, violation, conflict, breach, default, acceleration, termination, modification, cancellation, or loss of benefit would have a Transferred Asset Material Adverse Effect or adversely affect the ability of any Transferor to consummate the transactions contemplated hereby or by the Collateral Agreements.

                  (g)   GILBERT PROPERTY.

                        (i) ASkyB owns good and marketable title to the Gilbert Property, free and clear of all Liens or other matters affecting Seller's or its Subsidiaries' title to or possession of the Gilbert Property, except for Liens (a) for taxes and other governmental charges, assessments or fees which are not yet due and payable or (b) set forth on Section 4(g)(i) of the Transferor Disclosure Schedule.

                       (ii) There are no outstanding options or rights of first refusal to purchase the Gilbert Property, or any portion thereof or interest therein; and there are no leases, subleases, licenses, concessions or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of the Gilbert Property.

                      (iii) ASkyB and News Corporation shall keep and maintain the Gilbert Property substantially in the same condition as it exists on the date hereof and shall preserve the Gilbert Property from deterioration, other than ordinary wear and tear; provided, however, that Seller acknowledges and agrees that the Transferors are under no obligation to continue construction of or make any additional improvements to any of the structures, furniture, fixtures or equipment located at the Gilbert Property, including, without limitation, the improvements described in Section 4(g)(iii) of the Transferor Disclosure Schedule, other than pursuant to the Gilbert Contracts.

                       (iv) With respect to the Gilbert Property:

                                    (A) as of the date hereof, there are no
                  pending or, to the Knowledge of any of the Transferors, threatened condemnation proceedings relating to the Gilbert Property;

                                    (B) there are no parties (other than ASkyB)
                  in possession of the Gilbert Property who are lawfully in possession;

                                    (C) the use and condition of and the
                  operations on the Gilbert Property are in compliance with Environmental Laws, except where the failure to comply, individually or in the aggregate, would not have a Transferred Asset Material Adverse Effect;

                                    (D) as of the date hereof, (i) there are no
                  judicial or administrative actions, proceedings or investigations pending or, to the Knowledge of any Transferor, currently threatened to revoke any environmental permits required for the current use of and the operations on the Gilbert Property, and (ii) ASkyB has not received any written notice from any governmental entity or written notice from any Person to the effect that there is lacking such permit;

                                    (E) as of the date hereof, there are no
                  judicial or administrative actions, proceedings, or investigations pending or, to the Knowledge of any Transferor, currently threatened against ASkyB alleging the violation of, or liability pursuant to, any Environmental Law, except for liabilities or violations which could not reasonably be expected to have, individually or in the aggregate, a Transferred Asset Material Adverse Effect;

                                    (F) except as set forth in Section
                  4(g)(iv)(H) of the Transferor Disclosure Schedule, neither ASkyB nor News Corporation has Knowledge of, nor has filed any notice with respect to the Gilbert Property under any Environmental Law indicating, past or present treatment, storage, transfer, release, manufacture, presence or disposal of or reporting a release or currently threatened release of hazardous material into the environment, except for such releases that could not reasonably be expected to have, individually or in the aggregate, a Transferred Asset Material Adverse Effect;

                                    (G) neither ASkyB nor News Corporation is
                  subject to any outstanding order, injunction, judgment, decree, ruling, assessment, or arbitration award or any agreement with any governmental entity or other Person, or to any federal, state, local or foreign investigation respecting
                  (i) Environmental Laws or (ii) the release or currently threatened release of any hazardous material, except in either case for such orders, injunctions, judgments, decrees, rulings, assessments, arbitration awards, or agreements which could not reasonably be expected to have, individually or in the aggregate, a Transferred Asset Material Adverse Effect;

                                    (H) except as set forth in Section
                  4(g)(iv)(H) of the Transferor Disclosure Schedule, none of the operations on the Gilbert Property involves or, to ASkyB's Knowledge, previously involved the generation, transportation, treatment, storage, release, use, manufacture or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state, local or foreign equivalent, except for as may be permitted by law or as could not reasonably be expected to have, individually or in the aggregate, a Transferred Asset Material Adverse Effect;

                                    (I) ASkyB will provide to Seller, as
                  promptly as practicable, all environmental reports the existence of which it is aware concerning the Gilbert Property;

                                    (J) as of the date hereof, ASkyB has
                  expended to date in respect of the Gilbert Property not less than $109 million, excluding capitalized interest;

                                    (K) as of the date hereof, (1) the buildings
                  and improvements are located within the boundary lines of the Gilbert Property, and do not encroach on any easement which may burden the land, (2) the land does not serve any adjoining property for any purpose inconsistent with the use of the land, and (3) the Gilbert Property is not located within any flood plain, wetland, or subject to any similar type of restriction for which any permits or licenses necessary for the use thereof have not been obtained, except where such encroachment or restriction would not, individually or in the aggregate, have a Transferred Asset Material Effect;

                                    (L) as of the date hereof, all facilities
                  located on the Gilbert Property are supplied with utilities and other services necessary for the current use and operation of such facilities; and

                                    (M) as of the date hereof, the Gilbert
                  Property abuts on and has direct vehicular access to a public road.

                        (v) Section 4(g)(v) of the Transferor Disclosure Schedule sets forth a listing of all insurance policies (other than title insurance) in force associated with the Gilbert Property and the amount of coverage thereunder. Each such insurance policy is in full force and effect, and the rights of the parties thereunder will not be affected in any material respect by the transactions contemplated by this Agreement and the Collateral Agreements. ASkyB shall maintain all such insurance policies or similar coverages until the Closing Date, and shall obtain an endorsement to all such policies requiring the insurer to notify Seller prior to any cancellation or termination thereof or amendment thereto.

                  (h)   ASSIGNED CONTRACTS.

                        (i) The Transferors have delivered to Seller a correct and complete copy of each Assigned Contract, as amended to date, listed in Sections 2(b)(ii) and (v) of the Transferor Disclosure Schedule.

                       (ii) Except as set forth in Section 4(h) of the Transferor Disclosure Schedule, each of the Transferors has complied with and performed in all material respects all of its obligations required to be performed under each of the Assigned Contracts to which it is a party.

                      (iii) Except as set forth in Section 4(h) of the Transferor Disclosure Schedule, with respect to each Assigned Contract so listed: (A) the arrangement or agreement is legal, valid and binding obligation of the applicable Transferor and, to the Knowledge of such Transferor, each of the other parties thereto, enforceable against such parties in accordance with the terms thereof, and is in full force and effect; (B) the arrangement or agreement will continue to be legal, valid, binding and enforceable and in full force and effect on identical terms immediately following the Closing; (C) none of the Transferors is in breach or default under any Assigned Contract to which it is a party, and no event has occurred which, with notice or lapse of time, or both, would constitute a breach or default by any of the Transferors, or permit termination, modification, or acceleration, under the arrangement or agreement; (D) to the Knowledge of the Transferors, no third party is in breach or default under any Assigned Contract, and no event has occurred which, with notice or lapse of time, or both, would constitute a breach or default by such party thereunder or permit termination, modification, or acceleration, under the arrangement or agreement; (E) none of the Transferors has received written notice canceling, terminating or repudiating or exercising any option to cancel, terminate or repudiate under any of the Assigned Contracts to which it is a party and none of the Transferors has any Knowledge that any party has failed to comply with or perform all of its obligations required to be performed under any of the Assigned Contracts; (F) none of the Transferors has any Knowledge that the validity of any of the Assigned Contracts to which it is a party is being contested by a third party; (G) neither Sky I nor Sky II (as hereinafter defined) have been delivered into storage; and (H) as of the date hereof, the Transferors know of no reason why the launch vehicle will not be available by the August 31, 1999 date with respect to Sky I or the fourth quarter of 1999 date with respect to Sky II, specified in Sections 5(f)(ii) and 5(f)(iii), respectively, other than as set forth in the letter dated September 18, 1998 from James Dongog of International Launch Services to an employee of Loral.

                       (iv) Subject to the receipt of necessary consents, the execution and delivery by the Transferors of this Agreement and the Collateral Agreements to which a Transferor is a party and the consummation of the transactions contemplated hereby and thereby have not resulted and will not result in a breach or default under, or permit any party to modify any obligation under, or cause or permit any termination, cancellation or loss of benefits under, any of the Assigned Contracts.

                  (i) INTELLECTUAL PROPERTY. Each of the Transferors owns or has the right to use pursuant to license, sublicense, agreement or permission all Intellectual Property currently necessary for the construction, use or operation of the Transferred Assets. The Transferors have no Knowledge of any condition or event that would prevent Seller from obtaining in a timely manner all Intellectual Property necessary to complete the construction and launch of Sky I and Sky II at no cost to Seller, or to use or operate any of the Transferred Assets.

                  (j) LITIGATION. Sections 4(j), 4(l)(i) and 4(l)(ii) of the Transferor Disclosure Schedule sets forth each instance in which any Transferor
(i) is subject to any unsatisfied judgment, order, decree, stipulation, injunction, or charge or (ii) is a party or, to the Knowledge of such Transferor and the directors and officers (and employees with responsibility for litigation matters) of such Transferor or any Subsidiary of such Transferor, is threatened to be made a party to any charge, complaint, action, suit, proceeding, hearing, or investigation of or in any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator, other than any judgment, order, decree, stipulation, injunction, charge, complaint, action, suit, proceeding, hearing or investigation that, individually or in the aggregate, would not reasonably be expected to have a Transferred Asset Material Adverse Effect.

                  (k) Legal Compliance. Except as set forth in Sections 4(k), 4(l)(i) and 4(l)(ii) of the Transferor Disclosure Schedule, as of the date hereof, and, with respect to the Satellite Contracts and the MCI FCC License, as of the Closing Date as well, each of the Transferors has complied in all material respects, and the Transferred Assets, including the operations thereof, are in compliance in all material respects, with all laws (including, without limitation, all Environmental Laws), including rules and regulations thereunder, of federal, state, local and foreign governments (and all agencies thereof), except for failures which would not, individually or in the aggregate, reasonably be expected to have a Transferred Asset Material Adverse Effect or a material adverse effect on the consummation of the transactions contemplated by this Agreement and the Collateral Agreements, and no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand, or notice has been filed or commenced against any Transferor alleging any failure to comply with any such law or regulation which, individually or in the aggregate, could reasonably be expected to have a Transferred Asset Material Adverse Effect.

                  (l) FCC MATTERS.

                        (i) Except as set forth in Section 4(l)(i) of the Transferor Disclosure Schedule, the MCI FCC License is valid; MCI controls and has always controlled the MCI FCC License and the system authorized thereunder; MCI has timely and completely performed all obligations required to date under the MCI FCC License; MCI has timely submitted all filings and reports required thereunder; MCI has taken all actions required of MCI to date to achieve international coordination of the authorized system, including, without limitation, all actions required to date to achieve (a) all necessary modifications to the International Telecommunication Union's Region 2 Broadcasting-Satellite Service Plan and associated feeder link plan set forth at Appendices 30 and 30A to the International Radio Regulations and (b) coordination of the system's Telemetry, Tracking and Control functions; and has proceeded with the construction of the DBS system with "diligence" (as such term is used in the Regulatory Provisions); and such DBS system has been designed and is being constructed to comply with, and when so constructed will be in compliance with, all obligations required to date under the MCI FCC License and the applicable Regulatory Provisions, including without limitation the geographic service requirements currently imposed on DBS permittees.

                       (ii) Except as set forth in Section 4(l)(ii) of the Transferor Disclosure Schedule, ASkyB's Earth Station Authorizations are valid and in full force and effect, ASkyB has performed to date all obligations required to be performed thereunder, and the Gilbert Property includes Earth Station Facilities that are fully capable of operating in accordance thereto.

                      (iii) MCI has delivered to Seller a true, correct and complete copy of the MCI FCC License. The MCI FCC License is in full force and effect and is unimpaired by any materially adverse condition. MCI has delivered to Seller true, correct and complete copies of all material correspondence from the FCC to MCI relating to the MCI FCC License and all material correspondence, submissions and/or other filings from MCI to the FCC relating thereto sent to or received by MCI subsequent to the auction of 28 frequency channels at the 110DEG. West Longitude orbital location. Except as set forth in Section 4(l)(i) of the Transferor Disclosure Schedule, no application, action or proceeding is pending for the renewal or modification of the MCI FCC License, and no application, complaint, action or proceeding is pending or, to the Knowledge of MCI, threatened, that may result in the revocation, modification, non-renewal or suspension of the license or the imposition of any administrative or judicial sanction with respect to MCI. MCI has no Knowledge of any failure of MCI to comply (whether or not known by or disclosed to the FCC or any other Person) in all material respects with all Regulatory Provisions applicable to the U.S. Satellite Business, and with the terms and conditions of the MCI FCC License, including, but not limited to, any due diligence obligations or reporting requirements associated with the MCI FCC License.

                       (iv) Except for the Earth Station Authorizations, neither ASkyB nor News Corporation holds or controls any license in connection with the U.S. Satellite Business contemplated to be operated by MCI, News Corporation and ASkyB.

                        (v) Section 4(l)(v) of the Transferor Disclosure Schedule sets forth a listing of all insurance policies in force associated with any satellite or other facility related to the Transferred Assets. Each such insurance policy is in full force and effect, and the rights of the parties thereunder will not be affected in any material respect by the transactions contemplated by this Agreement or any Collateral Agreement.

                       (vi) Except as contemplated by Section 5(b) hereof, no consent, approval, authorization, order or waiver of, or filing with, the FCC is required under the applicable Regulatory Provisions to be obtained or made by MCI in connection with the transactions contemplated by this Agreement, except such as may already have been obtained and made.

                  (m)   TRANSFERRED ASSETS.

                        (i) No Person other than the Transferors and their respective Affiliates has any right, title or interest in, or with respect to, the MCI FCC License, and the rights being transferred by MCI hereunder with regard to the MCI FCC License, constitute all of the rights, including contractual rights, held by the Transferors and their respective Affiliates with regard to the MCI FCC License. Any rights of News Corporation or ASkyB or any of their Affiliates relating to the MCI FCC License are either included in the Transferred Assets or will be terminated prior to the Closing.

                       (ii) No Person, other than ASkyB, has any right, title or interest in, or with respect to, the Earth Station Authorizations, and the rights being transferred by ASkyB hereunder with regard to the Earth Station Authorizations constitute all of the rights, including contractual rights, held by ASkyB with regard to the Earth Station Authorizations. The Satellite Contracts include all of the contracts, agreements, understandings, rights, insurance policies and arrangements necessary for the construction, launch or insurance of Sky I and Sky
         II. The Gilbert Contracts include all of the maintenance and equipment contracts, agreements, understandings, rights, warranties and arrangements of ASkyB with respect to the Gilbert Property.

                  (n) BROKER'S FEES. The Transferors do not have any Liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Seller would be liable.

                  (o) RESALE. Each of the ASkyB Buyer and the MCI Buyer is acquiring the Shares under this Agreement for its own account solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. Each of the ASkyB Buyer and the MCI Buyer has such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of an investment in the Shares and is able to bear the economic risk of such investment. Each of the ASkyB Buyer and the MCI Buyer acknowledges and agrees that none of the Shares have been registered under the Securities Act and such Shares may be sold or disposed of in the absence of such registration only pursuant to an exemption from such registration and in accordance with the terms of this Agreement and Seller's transfer agent is authorized to place stop transfer instructions on the Seller's stock transfer records and may refuse to transfer any Shares not transferred in compliance therewith or in compliance with the restrictions on transfer set forth in Section 9(m).

         5.       FURTHER AGREEMENTS OF THE PARTIES.

                  (a) GENERAL. Each of the Parties will cooperate to its fullest extent and use its respective best efforts to take all action and to do all things necessary, proper, or advisable to consummate and make effective the transactions contemplated by this Agreement (including satisfying the closing conditions set forth in Section 6 below) as soon as practicable following the date of this Agreement.

                  (b) NOTICES AND CONSENTS. Seller shall give all required notices to its stockholders and to third parties, and shall use its best efforts to obtain all required consents, including, without limitation, all Requisite Corporate Approvals and all required consents of Seller's bondholders, all consents required by Nasdaq or any other exchange where Seller's securities may be listed or trading and any other material third-party consents that may be required or that the Transferors reasonably may request, in connection with the transactions contemplated by this Agreement. Each of the Transferors shall give all required notices to third parties, and shall use its best efforts to obtain all required consents, including, without limitation, all consents required by counterparties to the Satellite Contracts, regulatory authorities and any other material third-party consents that may be required or that Seller reasonably may request, in connection with the transactions contemplated by this Agreement. Within five (5) calendar days following the date of this Agreement, each of the Parties shall file any Notification and Report Forms and related materials that it may be required to file with the Federal Trade Commission ("FTC") and the Antitrust Division of the United States Department of Justice (the "Antitrust Division") under the Hart-Scott-Rodino Act, and shall make any further filings pursuant thereto that may be necessary, proper or advisable. Within five (5) calendar days following the date of this Agreement, each of the Parties shall make all notifications and file all applications and related materials that it may be required to file with the FCC or any other federal, state or foreign government or governmental agency having authority with respect to licenses, permits or authorizations for the use of orbital slots or the provision of communications services or other communications licenses, permits or authorizations in connection with the transactions contemplated hereby, and shall use its best efforts to obtain at the earliest practicable date all necessary consents, authorizations and approvals, including FCC Approval for assignment of the MCI FCC License. As promptly as is practicable after the date of this Agreement, each of the Parties shall take any additional action, including, without limitation, the implementation of an Acceptable Alternative Arrangement, and any additional filings, submissions or applications required by the FCC, the FTC and the Antitrust Division, that may be necessary, proper or advisable to effect to the fullest extent feasible the consummation of the transactions contemplated by this Agreement and the Collateral Agreements in connection with any other notices to, filings with, and authorizations, consents and approvals of, governments, governmental agencies and third parties that it may be required to give, make or obtain and shall refrain from taking any action the purpose or effect of which could reasonably be expected to make less likely that such authorizations, consents and approvals will not be given, made or obtained on the terms provided for in this Agreement. Without limiting the generality of the foregoing, each party shall: (i) use all reasonable efforts to cooperate in all respects with each other in connection with any filing, submission, adversarial proceeding or the timing thereof; (ii) in connection with any investigation or other inquiry, including any proceeding initiated by a private party, keep the other parties informed on a timely basis of any material communication received by such party from, or given by such party to, the FTC, the Antitrust Division, the FCC or any other governmental authority and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated by this Agreement, and permit any other party to preview any material communication given by or to it; and (iii) consult with each other, in advance of any meeting or conference with such governmental authorities or, in connection with any proceeding by a private party. The Parties will use their best efforts to obtain such approvals as promptly as possible and, in this regard, provide all information reasonably requested, assist and cooperate with one another to make the necessary filings and take such steps as may be necessary to secure the non-objection of the relevant antitrust and regulatory authorities, including FCC Approval for assignment of the MCI FCC License.

                  (c) OPERATION OF BUSINESS.

                        (i) During the period between the date hereof and the Closing Date, (A) each of the Transferors shall use commercially reasonable efforts in the Ordinary Course of Business, (1) to preserve the value and utility of the Transferred Assets, (2) to preserve the goodwill of its suppliers and others having business relations with such Transferor with respect to any Transferred Assets and (3) to perform and observe all the terms, covenants and conditions required to be performed and observed by it under the Satellite Contracts and all FCC and other governmental permits, licenses and other authorizations with respect to the Transferred Assets, in each case, except to the extent that a failure to do so would not result in a Transferred Asset Material Adverse Effect; provided, however, that timely requests for extension of operation or certification deadlines applicable to Earth Station Authorizations shall be deemed to be a commercially reasonable effort required by this paragraph; (B) except as contemplated by this Agreement, the Transferors shall not agree to materially modify the deliverables pursuant to, or waive any material performance under, any of the Assigned Contracts without the consent of Seller, which consent shall not be unreasonably withheld; (C) except for the issuance of shares of Common Stock pursuant to the exercise of outstanding rights, warrants, options, convertible securities or exchangeable securities (including any of the foregoing that are assumed in connection with the acquisition of any Person), Seller shall not issue any shares of Common Stock (or securities convertible into or exchangeable for Common Stock) at a price per share (or having a conversion or exchange price per share, if a security convertible into or exchangeable for Common Stock) less than the Current Market Price per share of Common Stock; (D) Seller shall not issue or fix a record date for the issuance to holders of Common Stock of rights, options, or warrants to subscribe for or purchase Common Stock (or securities convertible into or exchangeable for Common Stock) at a price per share (or having a conversion or exchange price per share, if a security convertible into or exchangeable for Common Stock) less than the Current Market Price per share of Common Stock (excluding any of the foregoing that are assumed or issued in connection with the acquisition of any Person); and (E) MCI shall take all actions reasonably necessary to keep the MCI FCC License in full force and effect until the Closing.

                       (ii) If it comes to the attention of any of the Transferors that any events or circumstances regarding the Transferred Assets require the taking of any action to preserve the value and utility of the Transferred Assets, such Transferor will (A) promptly notify Seller of such events or circumstances and of any potential responses to such events and circumstances of which such Transferor is aware and (B) take such actions as shall be requested by Seller and reasonably required to preserve such value and utility.

                      (iii) At any time after the date hereof, until the date that is 30 days prior to the Closing Date, Seller may notify the Transferors in writing that it does not require the assignment of one or more of the Gilbert Contracts. In such case, the Transferors shall be permitted to terminate any such contract, and it shall be designated an "Excluded Contract" for purposes of this Agreement and shall no longer be included in the Transferred Assets.

                  (d) ASSIGNMENT OF THE MCI FCC LICENSE. In accordance with
Section 5(b), upon execution of this Agreement, ASkyB, News Corporation, MCI and Seller shall seek FCC Approval of the assignment of the MCI FCC License to Seller or Newco. Each of the Transferors and Seller shall take all reasonable steps necessary, and shall supply to the other parties and/or to the FCC all information reasonably necessary, to obtain such FCC Approval, and shall take all reasonable steps necessary, including the implementation of an Acceptable Alternative Arrangement, to effect to the fullest extent feasible the consummation of the transactions contemplated in this Agreement and the Collateral Agreements , and shall cooperate with respect to any required submission to the FCC and/or the International Telecommunication Union, including any submission required to allow use of the 110DEG. and 119DEG. West Longitude orbital locations in conjunction with a single consumer satellite receive antenna; provided, however, that nothing contained in this Agreement shall create any obligation on the part of Seller to accept (as a condition to receipt of such FCC Approval or otherwise): (i) any restriction (other than a restriction imposed in respect of the identity of the owners of Seller's outstanding voting securities) on the right of Seller to operate pursuant to the MCI FCC License or the DBS authorizations held by Subsidiaries of Seller with respect to frequency channels at 61.5DEG.
West Longitude, 119DEG. West Longitude and 148DEG. West Longitude orbital locations, including, without limitation, the right to use all assigned frequency channels authorized thereunder to provide high-powered DBS services, other than any such restrictions generally imposed on operators of high-powered DBS services, by applicable Regulatory Provisions and restrictions of the types generally and customarily imposed by the FCC on operators of high-powered DBS services and such other restrictions, which, individually or in the aggregate, do not have a Transferred Asset Material Adverse Effect or a Seller Material Adverse Effect; (ii) any change in the management or ownership (other than as contemplated hereunder) of Seller, or in any voting or other rights of any shareholder of Seller other than the Transferors; or (iii) a requirement that Seller dispose of all or any part of the 21 frequency channels at 119DEG. West Longitude, the 11 frequency channels at 61.5DEG. West Longitude or the 24 frequency channels at 148DEG. West Longitude owned by Subsidiaries of Seller, other than any such restrictions generally imposed on operators of high-powered DBS services, by applicable regulatory provisions and restrictions of the types generally and customarily imposed by the FCC on operators of high-powered DBS services and such other restrictions, which, individually or in the aggregate, do not have a Seller Material Adverse Effect (each of the conditions contained in the foregoing Sections 5(d)(i), (ii) and (iii), which Seller is under no obligation to accept, are referred to herein as a "Material Condition"). If the parties implement an Acceptable Alternative Arrangement in lieu of assigning the MCI FCC License to Seller as provided herein, Seller shall have the continuing right and option, exercisable in its sole discretion, and for no additional consideration to the Transferors beyond that contemplated by this Agreement, to require the Transferors to immediately assign the MCI FCC License to Seller, upon receipt of FCC Approval, in which case the Acceptable Alternative Arrangement shall be canceled concurrently with the effectiveness of such assignment. MCI shall continue to perform all of its material obligations under the MCI FCC License until the earlier of the Closing Date or the date of termination of this Agreement, and shall continue to remain in "diligence" (as the term is used in the FCC's rules and as defined in the Regulatory Provisions), and to hold a valid authorization for its DBS System, until the earlier of the Closing Date or the date of termination of this Agreement. If the Closing Date shall not have occurred by December 20, 2000, MCI shall confirm to Seller completion of construction of the first satellite on its proposed DBS system by December 20, 2000.

                  (e) EARTH STATION AUTHORIZATIONS. Subject to Section 4(l)(ii) of the Transferor Disclosure Schedule, until the earlier of the Closing Date or termination date of this Agreement, ASkyB shall continue to perform all of its obligations under its Earth Station Authorizations and to hold valid authorizations (including through seeking the extension of deadlines for construction and certification contained in the existing authorizations).

                  (f) SATELLITES.

                        (i) From the date of this Agreement until the Closing Date, the Transferors agree to continue to perform their respective obligations under the Satellite Contracts.

                       (ii) The Transferors hereby confirm that, pursuant to the Contract dated February 26, 1996 between MCI and Space Systems Loral, Inc. ("Loral"), as amended by Amendment No. 1 dated March 26, 1996, and Amendment No. 2 dated as of November 25, 1998 (as amended, the "Loral Contract"), the acceptance on-orbit of Satellite No. 1 (as defined in the Loral Contract) ("Sky I") is scheduled to occur no later than August 31, 1999 (subject to launch vehicle availability, as set forth in Amendment No. 2 to said Contract). The Transferors agree to attempt to integrate satellite construction and launch preparation as expeditiously as possible so as to provide for the potential to move up the launch dates for each of Sky I and Sky II in the event that earlier launch dates become available. Notwithstanding anything to the contrary in this Section 5(f)(ii), the Transferors shall have no obligation to approve the launch of Sky I for a date prior to the Closing Date; provided, however, that the Transferors shall use their best efforts to ensure that the launch shall occur at the earliest practicable date following the Closing in accordance with the terms and provisions of the Loral Contract, including, to the extent permitted under the Loral Contract, delaying the launch date for the shortest incremental periods of time possible which are consistent with the then reasonably anticipated Closing Date.

                      (iii) Transferors hereby agree to direct Loral to resume work immediately after the date hereof on Satellite No. 2 (as defined in the Loral Contract) ("Sky II") by exercising Option No. 3 of the Loral Contract (as defined in Amendment No. 2 of the Loral Contract). Transferors hereby confirm that Loral has agreed to use its best efforts to ship and launch Sky II by the fourth quarter of 1999.

                       (iv) As soon as reasonably practicable following the Closing Date, the Transferors agree to provide to Seller, at no cost to Seller, the consulting services of Romulo Pontual with respect to the construction and launch of Sky I and Sky II, which services shall be provided on an "as needed" basis, up to the full time and efforts of Mr. Pontual.

                        (v) Prior to the Closing Date, the Transferors shall use commercially reasonable efforts consistent with past practice to provide that Loral will continue to perform under the Satellite Contracts in accordance with their terms in order to achieve completion of construction and launch of each of Sky I and Sky II at the earliest practicable date.

                       (vi) On or prior to the Closing Date, the Transferors shall provide for policies of insurance covering Sky I and Sky II, which policies shall either name Seller or a wholly owned Subsidiary of Seller designated by Seller as the named insured, or cause such policies to be issued in the name of Seller or such Subsidiary, providing for insurance in the amount of $225 million per satellite and continuing for one year following launch, regardless of the actual date of launch, and which shall otherwise contain such customary terms and conditions as Seller reasonably requests; provided, however, that to the extent the Transferors are able to terminate existing policies and receive a full refund in respect thereof, Seller may request the

         Transferors to procure, and if requested the Transferors shall procure, from such insurance companies or brokers as Seller directs, insurance ("Seller's Launch Insurance") in the amount of $225 million per satellite, per launch plus one year in orbit, containing such customary industry terms and conditions as Seller shall reasonably request.

                      (vii) Subject to Section 8(b) of this Agreement, from and after the Closing Date, the Transferors shall continue to pay, on behalf of Seller, as and when due, all amounts due under the Satellite Contracts, as such obligations to pay arise pursuant to the Satellite Contacts in existence as of the Closing Date, or, in the event of a breach or termination of any Satellite Contract for any reason, as such obligations to pay would reasonably be expected to have arisen pursuant to the Satellite Contracts in existence as of the Closing Date had there been no such breach or termination; provided, however, that if Seller agrees to a modification of any of the Satellite Contracts and as a result is entitled to a reduction in the purchase price therein, the Transferors shall be only obligated to pay the purchase price as so reduced. In the event the Transferors fail to make such payments within the time periods provided in the Satellite Contracts, the Transferors shall either (x) pay, in addition to the amounts due, any penalties that become due under the Satellite Contracts as a result of such failure or (y) in the event that Seller elects to make such payments, promptly pay to Seller an amount equal to such payments, together with interest thereon at a rate of 17.5% per annum from the date of Seller's payment until the date of the Transferors' repayment.

                     (viii) In the event the Transferors are unable to procure the necessary consents to assignment of any of the Satellite Contracts, from and after the Closing Date the Transferors shall use their respective best efforts to provide to Seller all of the benefits received or to be received under such Satellite Contracts, and the Transferors shall assign to Seller all of their right, title and interest in and to each of Sky I and Sky II immediately following their receipt of title thereto from Loral pursuant to Section 12.1 of the Loral Contract. In addition, from and after the Closing Date, if the Transferors have not assigned all of the Satellite Contracts pursuant to this Agreement, Seller shall have the right to direct all actions to be taken in connection with such unassigned Satellite Contracts.

                  (g)  SONY CONTRACT.

                        (i) From and after the Closing Date, the Transferors shall continue to pay, on behalf of Seller, as and when due, all amounts due under the Sony Contract as such obligations to pay arise pursuant to the Sony Contract in existence as of the Closing Date, or, in the event of a breach or termination of the Sony Contract for any reason, as such obligations to pay would reasonably be expected to have arisen pursuant to the Sony Contract in existence as of the Closing Date hereof had there been no such breach or termination; provided, however, if Seller agrees to a modification of the Sony Contract and as a result is entitled to a reduction in the purchase price therein, the Transferors shall be only obligated to pay the purchase price as so reduced. In the event the Transferors fail to make such payments within the time periods provided in the Sony Contract, the Transferors shall either (x) pay, in addition to the amounts due, any penalties that become due under the Sony Contract as a result of such failure or (y) in the event that Seller elects to make such payments, promptly pay to Seller an amount equal to such payments, together with interest thereon at a rate of 17.5% per annum from the date of Seller's payment until the date of the Transferors' repayment.

                       (ii) In the event the Transferors are unable to procure the necessary consents to assignment of the Sony Contract, from and after the Closing Date the Transferors shall use their respective best efforts to provide to Seller all of the benefits received or to be received under the Sony Contract. In addition, from and after the Closing Date, if the Transferors have not assigned the Sony Contract pursuant to this Agreement, Seller shall have the right to direct all actions to be taken in connection with the Sony Contract.

                  (h) FULL ACCESS. From the date of this Agreement through the Closing, each of the Transferors, on the one hand, and Seller, on the other hand, shall afford to the other party and its representatives free and full access at all reasonable times to the properties, personnel, books and records relating to the Transferred Assets or of the Seller, as the case may be (such access not to unreasonably interfere with the business of such party), subject to compliance with all export control restrictions, to the extent applicable, in order that the other party may have full opportunity to make such investigations as it may reasonably desire to make of all matters relating to the transactions contemplated hereunder. Notwithstanding the foregoing, Seller shall not be obligated to disclose any information that is competitively sensitive or strategically sensitive, and if Seller shall determine to withhold any information on such grounds, a reasonable summary of the portions thereof that are not competitively or strategically sensitive shall be provided to the party requesting information pursuant to this Section 5(h). Any information provided pursuant to this Section 5(h) shall be kept confidential by the Transferors and Seller, as applicable, and shall not be revealed to any Person other than the respective officers, directors, employees, agents and representatives of such parties (it being agreed that the Transferors, on the one hand, and Seller, on the other hand, shall be liable for any breach of this Section 5(h) by any of their respective officers, directors, employees, agents and representatives), except to the extent such information (i) is or becomes generally available to the public (other than as a result of a breach of this Section 5(h) by the recipient of such information) or (ii) is required to be disclosed under any applicable law or under subpoena or other legal process. No such investigation shall diminish in any respect any of the representations or warranties of the Parties. The Parties shall be entitled to seek injunctive relief or such other remedy as may be available at law or in equity for any breach by another Party of this Section.

                  (i) NOTICE OF DEVELOPMENTS. Each Party will give prompt written notice to the others of any material development affecting the ability of the Parties to consummate the transactions contemplated by this Agreement or any of the Collateral Agreements, including, but not limited to, a breach of a representation, warranty or covenant of this Agreement. No disclosure by any Party pursuant to this Section 5(i) shall, however, be deemed to amend or supplement the Seller Disclosure Schedule or Transferor Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty or breach of covenant.

                  (j) NDS EQUIPMENT. The Parties agree that all equipment previously delivered by any Affiliate of News Corporation to Seller or its Subsidiaries (the "NDS Equipment") at its broadcast operations center at Cheyenne, Wyoming or elsewhere, will be removed by News Corporation or an Affiliate at the expense of News Corporation or such Affiliate. The Parties further agree that any agreements related to the acquisition and delivery of the NDS Equipment are terminated as of the date of this Agreement and shall be of no further force or effect. News Corporation, on the one hand, and the Seller, on the other hand, on behalf of themselves and their respective Affiliates, agree to fully, finally and forever release and discharge Seller or News Corporation, as the case may be, and their respective Affiliates, officers, directors, employees, representatives and agents from and against any and all claims, actions, damages, liabilities, costs or expenses arising out of or relating to the NDS Equipment.

                  (k) ABEYANCE OF ECHOSTAR LITIGATION. Seller, News Corporation and ASkyB shall promptly as practicable following the date of this Agreement file the Stipulation annexed as Exhibit H hereto with the United States District Court for the District of Colorado to stay all discovery, deadlines, motions and other proceedings in EchoStar Communications Corporation v. The News Corporation Limited, pending in the United States District Court for the District of Colorado (the "EchoStar Litigation").

                  (l) TRANSFER TAXES AND PRORATIONS. Any sales or other transfer taxes resulting from the transfer of the Transferred Assets shall be borne one-half by the Transferors, on the one hand, and one-half by the Seller, on the other hand. Notwithstanding the foregoing, real estate taxes and other customary prorations made in connection with the sale of real property in the state of Arizona shall be made as of the Closing Date in accordance with Arizona custom and usage.

                  (m) FURTHER ASSURANCES. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement or the Collateral Agreements or the transactions contemplated hereby or thereby, including, among other things, the orderly transfer and transition of the Transferred Assets from the Transferors to Seller or Newco, as the case may be, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, the costs and expenses of such actions to be borne one-half by the Transferors, on the one hand, and one-half by the Seller, on the other hand, except as otherwise provided in this Agreement or any of the Collateral Agreements. None of the Parties shall take any action or fail to take any action which would reasonably be expected to frustrate the intent and purposes of this Agreement and the Collateral Agreements or the transactions contemplated hereby or thereby.

                  (n) NO SOLICITATION. Except for the transactions contemplated by this Agreement, from and after the date of this Agreement, until the date of an FCC Order or, in the case of a Bureau Order, the later of October 31,

1999 or five days from the date of such Bureau Order, none of the Transferors shall, nor shall they authorize or permit any officer, director or employee of, or any investment banker, attorney, accountant, or other representative retained by, any one of them to, directly or indirectly, solicit, initiate, encourage or entertain (including by way of furnishing information) discussions, inquiries, offers or proposals or participate in any discussions or negotiations for the purpose or with the intention of leading to any proposal or offer from any Person which constitutes or concerns, or may reasonably be expected to lead to, any proposal for a merger or other business combination involving any proposal or offer to acquire any portion of the Transferred Assets. Each of the Transferors shall promptly (and in any event within two business days) notify Seller of any inquiry it receives from any Person with respect to the subject matter of the first sentence of this
Section 5(n).

                  (o) BUNDLING. Seller and MCI agree that, following the Closing, MCI shall have the non-exclusive right to bundle Seller's DBS service with MCI's telephony service offerings on mutually agreeable terms.

                  (p) CASUALTY; CONDEMNATION.

                        (i) The Transferors, after learning of any fire or other casualty on or to the Gilbert Property, shall promptly notify Seller thereof, and, as soon as reasonably practicable thereafter, the Transferors shall provide Seller with an estimate of the cost of repairs and the amount of insurance proceeds available to undertake such repairs. Within ten (10) days after receipt of such notices and estimates, Seller shall in turn notify the Transferors whether Seller wants the Transferors to commence repair of the resultant damage of the Gilbert Property. If Seller wants the Transferors to so commence, or if Transferors, in the exercise of prudent business judgment, decide to so commence, the Transferors shall proceed to repair the Gilbert Property but shall not be obligated to expend more than any collected insurance proceeds and the amount of any insurance deductible. Should such fire or other casualty create an emergency situation, the Transferors may elect to take such measures to protect, secure and repair the Gilbert Property as the Transferors in their own discretion determine. At the Closing Date, the Transferors shall pay to Seller any proceeds they have received in respect of any such fire or other casualty; provided, however, that if the Transferors have undertaken any repairs in accordance with this Section 5(p)(i), the Transferors shall turn over to Seller the balance of any unused insurance proceeds in the Transferors' possession. At the Closing, the Transferors shall also assign (without warranty or recourse to the Transferors) to Seller all of the Transferors' rights to any payments to be made after the Closing Date under any hazard insurance policy then in effect with respect to the Gilbert Property. If it is necessary to prosecute a claim to maximize the proceeds of insurance recovery, from and after the Closing Date the Transferors shall diligently undertake such prosecution for the benefit of Seller. The Transferors shall not enter into any agreement to undertake repairs with a term that extends beyond the Closing Date without the prior written consent of Seller, which consent shall not be unreasonably withheld. Following the Closing Date, except as set forth above, the Transferors shall have no further liability or responsibility with respect to any such preceding fire or other casualty at the Gilbert Property. Following the Closing Date, Seller shall reimburse the Transferors for the cost of any repairs made by the Transferors prior to the Closing and not reimbursed by the Transferors' hazard insurance company, to the extent Seller receives any insurance proceeds from and after the Closing Date.

                       (ii) At the Closing Date, the Transferors shall pay to Seller any proceeds it has received in respect of any taking of any part of the Gilbert Property, and shall assign to Seller without recourse or warranty its right to any future proceeds in respect thereof. Following the Closing Date, the Transferors shall have no further liability or responsibility with respect to any such preceding taking or proceeding regarding the Gilbert Property. If it is necessary to prosecute a claim to maximize the proceeds of taking recovery, from and after the Closing Date the Transferors shall diligently undertake such prosecution for the benefit of Seller.

                  (q) TITLE INSURANCE. ASkyB will obtain, not later than thirty
(30) calendar days following the date of this Agreement with respect to the Gilbert Property, a commitment for an extended coverage ALTA Owner's Policy of Title Insurance Form 1992 issued by a Chicago Title Insurance Company or such other title insurer reasonably satisfactory to Seller (and, if requested by Seller, reinsured in whole or in part by one or more insurance companies and pursuant to a direct access agreement reasonably acceptable to Seller), such amount as Seller reasonably may determine to be the fair market value of such real property (including all improvements located thereon), insuring title to such real property to be in the name of Seller as of the Closing (subject only to the title exceptions described above in Section 4(g)(i) of the Transferor Disclosure Schedule) and containing in substance such endorsements as ASkyB obtained in Chicago Title Insurance Company Policy No. 106 0000449, a copy of which has been furnished to Seller. The cost of such title policy shall be borne one-half by the Transferors, on the one hand, and one-half by Seller, on the other hand.

                  (r) SURVEYS. With respect to the Gilbert Property, ASkyB will procure in preparation for the Closing a current survey certified to Seller, prepared by a licensed surveyor and conforming to current ATLA Minimum Detail Requirements for Land Title Surveys, disclosing the location of all improvements, easements, party walls, sidewalks, roadways, utility lines, and other matters shown customarily on such surveys, and showing access affirmatively to a public street or road (the "Survey"). The cost of the Survey shall be borne one-half by the Transferors, on the one hand, and one-half by Seller, on the other hand.

         6.       CONDITIONS TO OBLIGATION TO CLOSE.

                  (a) CONDITIONS TO OBLIGATION OF THE TRANSFERORS. The obligation of each of the Transferors to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions on or prior to the Closing, any of which may be waived by News Corporation:

                        (i) The representations and warranties of Seller set forth in Sections 3(b)(i), 3(c)(i), 3(d)(ii), 3(e), 3(g)(A), 3(g)(D)
         and 3(h)(iii) that are qualified by materiality or a material adverse effect shall be true and correct at and as of the Closing Date, and all other representations and warranties of Seller set forth in such sections that are not so qualified shall be true and correct in all material respects at and as of the Closing Date, except, in each case,
         (i) for such representations and warranties that are expressly made as of an earlier date in which case such representations and warranties shall only be true and correct on and as of such earlier date and (ii) as disclosed in the Seller Disclosure Schedule;

                       (ii) Seller shall have procured all of the consents and approvals specified in Section 6(a)(ii) of the Seller Disclosure Schedule;

                      (iii) There shall be no statute, law, judgment, decree, injunction, rule or order of any federal, state, local or foreign government, governmental authority, governmental department, commission, administrative or regulatory agency, instrumentality, court or arbitrator ("Governmental Entities") outstanding that prohibits, restricts or delays consummation of the transactions contemplated by this Agreement;

                       (iv) Seller shall have delivered to the Transferors a certificate, dated the Closing Date, in form and substance reasonably satisfactory to the Transferors, executed by an executive officer of Seller, to the effect that each of the conditions specified above in
         Section 6(a)(i)-(iii) is satisfied in all respects;

                        (v) All applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated, and the Parties shall have received the FCC Approval and other authorizations, consents and approvals of other Governmental Entities set forth in the Seller Disclosure Schedule and the Transferor Disclosure Schedule;

                       (vi) The Transferors shall have received from counsel to Seller an opinion addressed to the Transferors and dated as of the Closing Date in form and substance reasonably satisfactory to the Transferors;

                      (vii) Seller shall have executed and delivered to the Transferors the Registration Rights Agreement;

                     (viii) Seller shall have executed and delivered, and shall have caused Charles W. Ergen to execute and deliver, to the Transferors the Settlement Agreement and Mutual Release;

                       (ix) Seller shall have caused to be executed and delivered to the Transferors the Set Top Box Agreement;

                        (x) Seller shall have executed and delivered to the Transferors the Retransmission Consent Agreement; and

                       (xi) Seller shall have executed and delivered to the Transferors an Assignment and Assumption Agreement with respect to the Assigned Contracts, in a form to be mutually agreed upon by the parties thereto (the "Contract Assignment and Assumption"), and the assumption of the Assigned Contracts and the MCI FCC License shall be effective as of the Closing Date.

         In the event that one or more of the preceding conditions to the Transferor's obligations to close have not been satisfied on or prior to the Closing Date, the Transferors may nonetheless proceed to close (without waiving such condition) and seek a purchase price adjustment from or pursue a cause of action for damages against Seller for the failure of Seller to satisfy such condition.

                  (b) CONDITIONS TO OBLIGATION OF SELLER. The obligation of Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions on or prior to the Closing, any of which may be waived by Seller:

                        (i) The representations and warranties of each of the Transferors set forth in Sections 4(b) (excluding the representations and warranties with respect to good standing status), 4(c)(i), 4(d), 4(f)(A), 4(h)(iii)(A), 4(h)(iii)(B), 4(h)(iii)(C), 4(l)(i) and 4(m)(i)
         that are qualified by reference to materiality or a material adverse effect shall be true and correct at and as of the Closing Date, and all other representations and warranties set forth in such sections that are not so qualified shall be true and correct in all material respects at and as of the Closing Date except, in each case, (i) for such representations and warranties that are expressly made as of an earlier date, in which case such representations and warranties shall only be true and correct on and as of such earlier date and (ii) as disclosed in the Transferor Disclosure Schedule;

                       (ii) The Transferors shall have procured all of the consents specified in Section 6(b)(ii) of the Transferor Disclosure Schedule; provided, however, that if the Transferors are unable to procure a consent to the assignment of an Assigned Contract, but are able to provide Seller with all of the benefits under such Assigned Contract at no additional cost to Seller, then Seller shall waive this condition with respect to such Assigned Contract;

                      (iii) There shall be no statute, law, judgment, decree, injunction, rule or order of any Governmental Entity which prohibits, restricts or delays consummation of the transactions contemplated by this Agreement;

                       (iv) Each of the Transferors shall have delivered to Seller a certificate, dated the Closing Date, in form and substance reasonably satisfactory to Seller, executed by an executive officer of each of the Transferors, respectively, to the effect that (A) each of the conditions specified above in Section 6(b)(i)-(iii) is satisfied in all respects and (B) the representations and warranties set forth in
         Section 4(o) are true and correct in all material respects;

                        (v) All applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated, and the Parties shall have received the FCC Approval and other authorizations, consents and approvals of other Governmental Entities set forth in the Seller Disclosure Schedule and the Transferor Disclosure Schedule;

                       (vi) Seller shall have received from counsel to MCI, an opinion or opinions addressed to Seller and dated as of the Closing Date in form and substance reasonably satisfactory to Seller;

                      (vii) The Transferors shall have executed and delivered to Seller the Registration Rights Agreement;

                     (viii) The Transferors shall have executed and delivered the Settlement Agreement and Mutual Release;

                       (ix) The Transferors shall have caused to be executed and delivered to Seller the Set Top Box Agreement;

                        (x) The Transferors shall have caused to be executed and delivered to Seller the Retransmission Consent Agreement;

                       (xi) The Transferors shall have caused to be executed and delivered to Seller the Components License Agreement;

                      (xii) The Transferors shall have delivered to Seller a Special Warranty Deed in the form of Exhibit I annexed hereto, conveying the Gilbert Property to Seller;

                     (xiii) The Transferors shall have satisfied their obligations contained in Section 5(f)(vi) hereof; and

                      (xiv) The Transferors shall have executed and delivered to Seller the Contract Assignment and Assumption, and an instrument or instruments of transfer in form and substance reasonably satisfactory to Seller with respect to the transfer of the Earth Station Authorizations and the Intellectual Property set forth in Section 2(b)(vi), and the assignment of all Assigned Contracts, the MCI FCC License, the Earth Station Authorization and the Intellectual Property shall be effective as of the Closing Date.

         In the event that one or more of the preceding conditions to Seller's obligations to close have not been satisfied on or prior to the Closing Date, Seller may nonetheless proceed to close (without waiving such condition) and seek a purchase price adjustment from or pursue a cause of action for damages against the Transferors for the failure of the Transferors to satisfy such condition.

         7. REMEDIES FOR BREACH OF THIS AGREEMENT.

                  (a) SURVIVAL. All covenants and agreements contained in this Agreement and the right to indemnification with respect to all representations and warranties contained in this Agreement or in any certificate, document or statement delivered pursuant hereto, shall survive (and not be affected in any respect by) the Closing, any investigation conducted by any party hereto and any information which any party may receive. Notwithstanding anything to the contrary in the foregoing, the right to indemnification with respect to each representation and warranty (but not the covenants and other agreements) contained in this Agreement or made pursuant to any certificate, document or statement delivered pursuant hereto shall terminate on the last day of the eighteenth month after the month that includes the Closing Date (the "Survival Date"); provided, however, that the right to indemnification with respect to such representations and warranties, and the Liability of any party with respect thereto, shall not terminate with respect to any claim, whether or not fixed as to Liability or liquidated as to amount, with respect to which such party has been given written notice prior to the Survival Date.

                  (b) INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE TRANSFERORS. Seller shall indemnify each of the Transferors and their respective shareholders, officers, directors, employees, agents and Affiliates (collectively, "Transferor Indemnitees") and hold each of them harmless from and against and in respect of any Damages directly or indirectly incurred by any of them as a result of any breach of a representation, warranty, covenant or agreement of Seller made hereunder. For purposes of determining any such Damages incurred by the Transferor Indemnitees, no regard shall be given to the adjustment provisions set forth in Section 2(a)(ii) hereof.

                  (c) INDEMNIFICATION PROVISIONS FOR BENEFIT OF SELLER. Each of News Corporation, MCI and ASkyB, jointly and severally, shall indemnify Seller, and its shareholders, officers, directors, employees, agents and Affiliates and hold each of them harmless from and against and in respect of any Damages directly or indirectly incurred by any of them as a result of any breach of a representation, warranty, covenant or agreement of News

Corporation, ASkyB, the ASkyB Buyer, MCI or the MCI Buyer made hereunder other than Section 4(g)(i), if any Damages suffered as a result thereof are recoverable under Seller's title insurance policy.

                  (d) NOTIFICATION; RIGHTS OF PARTIES TO SETTLE OR DEFEND. Promptly after the occurrence of any event which may give rise to a claim for indemnification under this Section 7, the party entitled to indemnification (the "Indemnified Party") shall notify the indemnifying party (the "Indemnitor") in writing of such claim (the "Claims Notice"). The Claims Notice shall describe the asserted liability in reasonable detail, and shall indicate the amount (estimated, if necessary and to the extent feasible) of the Damages that have been or may be suffered by the Indemnified Party. Failure by the Indemnified Party to give a Claims Notice to the Indemnitor in accordance with the provisions of this Section 7(d) shall not relieve the Indemnitor of its obligations hereunder except to the extent that the Indemnitor has been actually and materially prejudiced by such failure. The Indemnitor may elect to compromise or defend, at its own expense, by its own counsel and to the extent an election with respect to such compromise or defense is available to the Indemnified Party, any asserted liability. If the Indemnitor elects to compromise or defend such asserted liability, it shall within 30 calendar days (or sooner, if the nature of the asserted liability so requires) notify the Indemnified Party of its intent to do so, and the Indemnified Party shall cooperate, at the expense of the Indemnitor, in the compromise of, or defense against, such asserted liability. If the Indemnitor elects to defend any claim, the Indemnified Party shall make available to the Indemnitor any books, records or other documents within its control that are necessary or appropriate for such defense. If the Indemnitor elects not to compromise or defend the asserted liability, fails to notify the Indemnified Party of its election as herein provided or contests its obligation to indemnify under this Agreement (or if counsel to the Indemnified Party advises such party that there may be a potential conflict of interest between the Indemnitor and the Indemnified Party, or between the Indemnified Party and any other indemnified party, or that different or additional defenses from those available to the Indemnified Party may be available to any other indemnified party), the Indemnified Party may pay, compromise or defend (at the expense of the Indemnitor) such asserted liability as the Indemnified Party considers appropriate. The Parties agree to cooperate fully with one another in the defense, settlement or compromise of any asserted liability. Notwithstanding the foregoing, neither the Indemnitor nor the Indemnified Party may settle or compromise any claim over the objection of the other; provided, however, that consent to settlement or compromise shall not be unreasonably withheld. In any event, the Indemnified Party and the Indemnitor may participate, at their own expense, in the defense of such asserted liability. For the avoidance of doubt, the rights to indemnification under this Agreement shall arise in the event of both claims asserted directly by one Party against the other as well as claims asserted by third parties against a Party.

                  (e) EXCLUSIVE REMEDY. Except with respect to a termination of this Agreement pursuant to Section 8(a)(ii) or Section 8(a)(iii) hereof, the Parties acknowledge and agree that the indemnity rights set forth in this
Section 7 are to be their exclusive monetary remedies for breaches of the representations, warranties and covenants contained herein; provided, however, that nothing in this Section 7(e) shall limit in any way the availability of specific performance, injunctive relief or other equitable remedies to which a Party may otherwise be entitled or a cause of action for fraud.

                  (f) LIMITATIONS. Any indemnity amounts payable by an Indemnitor hereunder shall be net of any tax benefit received by the Indemnified Party as a result of the claim or event giving rise to indemnification.

         8.       TERMINATION.

                  (a) TERMINATION OF AGREEMENT. The Parties may terminate this Agreement only as provided below:

                        (i) The Parties may terminate this Agreement by mutual written consent at any time prior to the Closing;

                       (ii) The Transferors may terminate this Agreement by giving written notice to Seller at any time prior to the Closing in the event Seller is in breach, in any material respect, of any of the representations and warranties set forth in Section 6(a)(i), unless such breach shall be subject to cure, in which event termination may only be effected if such breach shall remain uncured on the 60th day following receipt of notice of breach; provided, however, that if any such breach is incapable of cure within 60 days and Seller acted reasonably diligently during such 60-day period in attempting to cure such breach, this Agreement shall not be terminated pursuant to this Section 8(a)(ii) for so long as the breach remains subject to cure and Seller acts continuously with reasonable diligence in attempting to cure such breach;

                      (iii) Seller may terminate this Agreement by giving written notice to the Transferors at any time prior to the Closing in the event any of the Transferors is in breach, in any material respect, of any of the representations and warranties set forth in Section 6(b)(i), unless such breach shall be subject to cure, in which event, termination may only be effected if such breach shall remain uncured on the 60th day following receipt of notice of breach; provided, however, that if any such breach is incapable of cure within 60 days and the breaching party acted reasonably diligently during such 60-day period in attempting to cure such breach, this Agreement shall not be terminated pursuant to this Section 8(a)(iii) for so long as the breach remains subject to cure and the breaching party acts continuously with reasonable diligence in attempting to cure such breach; or

                       (iv) Either the Transferors or Seller may terminate this Agreement by giving written notice to Seller or the Transferors, as the case may be:

                                  (A) if, within the later of (x) December 31,
                  1999 and (y) sixty (60) days following the date of a Bureau Order, the FCC does not release a Preliminary FCC Approval, or if such Preliminary FCC Approval is released within such sixty
                  (60) day period but does not become an FCC Approval within thirty (30) days thereafter;

                                  (B) if, within sixty (60) days following the
                  date of an FCC Order, the FCC does not release a Preliminary FCC Approval, or if such Preliminary FCC Approval is released within such sixty (60) day period but does not become an FCC Approval within thirty (30) days thereafter; or

                                  (C) if within sixty (60) days following the
                  date of an FCC Approval or FCC Order which conditionally grants the FCC's consent to the assignment of the MCI FCC License to Seller or Newco, the Parties are unable to satisfy a condition other than a Material Condition.

                  (b) EFFECT OF TERMINATION.

                        (i) If any Party terminates this Agreement pursuant to
         Section 8(a), this Agreement shall become null and void and all obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party, except for (A) any Liability of any Party then in breach and (B) the provisions of the third sentence of Section 5(h) relating to confidential information which shall survive termination.

                       (ii) Notwithstanding the foregoing, (A) if this Agreement is terminated for any reason other than pursuant to Section 8(a)(ii) or
         Section 8(a)(iii), Seller shall purchase from the Transferors, and the Transferors shall sell to Seller, Sky II, together with all rights associated therewith, immediately following the later of the date of termination or the Transferors' receipt of title to Sky II from Loral pursuant to Article 12.1 of the Loral Contract, i.e., in-orbit delivery, at a purchase price equal to the actual direct payments made under the Loral Contract in respect of Sky II through the date of purchase, and Seller shall assume all obligations of the Transferors with respect to Sky II under Article 13 of the Loral Contract dealing with orbital performance incentives; provided, however, that, as an alternative to purchasing Sky II, Seller may, at its option, purchase Sky I, together with all rights associated therewith, from the Transferors, immediately following the later of the date of termination or the Transferors' receipt of title to Sky I from Loral pursuant to
         Article 12.1 of the Loral Contract, i.e., in-orbit delivery, at a purchase price equal to the actual direct payments made under the Loral Contract in respect of Sky I through the date of purchase, and Seller shall assume all obligations of Transferors with respect to Sky I under
         Article 13 of the Loral Contract dealing with orbital performance incentives; (B) if this Agreement is terminated by the Transferors pursuant to Section 8 (a)(ii), the Transferors may elect to sell to Seller, and if so elected Seller shall purchase from the Transferors, at the Transferors' option, either Sky I or Sky II, together with all rights associated therewith, immediately following the later of the date of termination or the Transferors' receipt of title thereto from Loral pursuant to Article 12.1 of the Loral Contract, i.e, in-orbit delivery, at a purchase price equal to the actual direct payments made under the Loral Contract in respect of Sky I or Sky

         II, as applicable, through the date of purchase, and Seller shall assume all obligations of the Transferors with respect to Sky I or Sky II, as the case may be, under Article 13 of the Loral Contract dealing with orbital performance incentives; or (C) if this Agreement is terminated by Seller pursuant to Section 8(a)(iii), Seller may elect to purchase from the Transferors, and if so elected the Transferors shall sell to Seller, at Seller's option, either Sky I or Sky II, together with all rights associated therewith, immediately following the later of the date of termination or the Transferors' receipt of title thereto from Loral pursuant to Article 12.1 of the Loral Contract, i.e, in-orbit delivery, at a purchase price equal to the actual direct payments made under the Loral Contract in respect of Sky I or Sky II, as applicable, through the date of purchase, and Seller shall assume all obligations of the Transferors with respect to Sky I or Sky II, as the case may be, under Article 13 of the Loral Contract dealing with orbital performance incentives. As an alternative to the foregoing provisions with respect to the Transferors' sale to Seller of Sky I or Sky II, and subject to Loral's prior written consent, Transferors may assign to Seller the Loral Contract as it relates to the applicable satellite, together with all rights associated therewith. In all events, Transferors may also assign Seller's Launch Insurance, if any, relating to the applicable satellite, in which event, the purchase price for such satellite, shall include the actual direct payments made with respect to such satellite under Seller's Launch Insurance policy. The purchase price for either Sky I or Sky II shall be payable in cash on or prior to the 180th day (the "Payment Date") following the assignment of the Loral Contract, the termination of this Agreement or the Transferors' receipt of title thereto from Loral pursuant to Article 12.1 of the Loral Contract (the "Transfer Date"), i.e, in-orbit delivery, as applicable, together with interest thereon at the LIBOR rate from the Transfer Date to the payment date of such purchase price; provided, however, that if Seller fails to pay such purchase price, together with all accrued interest thereon, on or prior to the Payment Date, interest will accrue on such unpaid purchase price and accrued interest at a rate of 17.5% per annum from the 181st day following the Transfer Date to the payment date therefor. All representations, warranties and covenants of the Transferors in this Agreement with respect to the Satellite Contracts shall be applicable in connection with the purchase or assignment of either Sky I or Sky II pursuant to this paragraph.

                      (iii) Without limiting the generality of subsection (b)(i) above, if this Agreement is terminated pursuant to either Section 8(a)(ii) or Section 8(a)(iv), Seller, News Corporation and ASkyB shall promptly as practicable following the date of such termination execute and file the Settlement Agreement and Mutual Release and the Final Stipulation of Dismissal annexed thereto with the United States District Court for the District of Colorado to dismiss the EchoStar Litigation with prejudice provided, however, if this Agreement is terminated pursuant to Section 8(a)(iv)(C) because an FCC Approval or FCC Order contained a condition that is within the control of the Transferors, and such condition is not satisfied, even though the Seller acted in good faith in connection therewith, the EchoStar Litigation shall not be dismissed.

         9.       MISCELLANEOUS.

                  (a) PRESS RELEASES AND ANNOUNCEMENTS. No Party shall issue any press release or announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party, which approval shall not be unreasonably withheld; provided, however, that no Party shall be prohibited from making any public disclosure it believes in good faith on advice of counsel is required by law or regulation, including, the rules and regulations of any securities exchange or inter-dealer quotation system upon which the securities of one of the Parties are listed or admitted for trading(in which case the disclosing Party will advise the other Parties prior to making the disclosure). Prior to the making of any disclosure required by law or regulation, the disclosing Party shall consult with the other Parties, to the extent feasible, as to the content of such public announcement or press release and provide the other Party with an opportunity to review and comment thereon.

                  (b) NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

                  (c) ENTIRE AGREEMENT. This Agreement (including the Schedules hereto and the Collateral Agreements referred to herein), constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, that may have related in any way to the subject matter hereof (except for any contemporaneous writing signed by Seller, on the one hand, and any of the Transferors, on the other hand, which specifically refers to their Agreement).

                  (d) SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the Transferors and Seller, except as provided in Sections 2(a) and
(b) with respect to the designation of the ASkyB Buyer (if it is not a Party), the MCI Buyer (if it is not a Party) and Newco and in Section 9(m)(iv) with respect to the transfer of Shares to direct or indirect wholly-owned Subsidiaries of News Corporation or MCI; provided, however, that as a condition to any such designation, ASkyB, MCI Buyer and Newco, as the case may be, shall agree in writing to be bound by all of the provisions of this Agreement applicable to the Party making such designation; and provided further, that as a condition to any transfer pursuant to Section 9(m)(iv), the transferee shall agree in writing to be bound by the restrictions set forth in Section 9(m).

                  (e) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

                  (f) HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (g) NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:


If to Seller:                  EchoStar Communications Corporation
                               5701 South Santa Fe Drive
                               Littleton, Colorado 80120
                               Attn:    David K.  Moskowitz, Esq.
                                        Senior Vice President, General
                                        Counsel and Secretary
                               Telecopy:  (303) 723-1699

If to MCI:                     MCI Telecommunications Corporation
                               1801 Pennsylvania Avenue, N.W.
                               Washington, D.C. 20006
                               Attn:    Michael Salsbury, Esq.
                                        General Counsel
                               Telecopy:  (202) 887-3353

If to ASkyB or
News Corporation:              The News Corporation Limited
                               c/o News America Incorporated
                               1211 Avenue of the Americas
                               New York, New York 10036
                               Attn:    Arthur M. Siskind, Esq.
                                        Senior Executive Vice President
                                        and Group General Counsel
                               Telecopy:  (212) 768-2029


         Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

                  (h) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  (i) AMENDMENTS AND WAIVERS. No amendment of any provisions of this Agreement shall be valid unless the same shall be in writing and signed by the Parties hereto. Any Party may waive compliance by another Party with any provision of this Agreement, which waiver must be in writing. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

                  (j) SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

                  (k) EXPENSES. Except as otherwise provided in this Agreement, each of the Parties shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

                  (l) CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Any reference to the "transactions contemplated hereby," the "transactions contemplated by this Agreement," the "transactions contemplated under this Agreement" or the "transactions contemplated pursuant to this Agreement" shall be deemed to also refer to any other document, agreement or certificate to be executed or delivered on or prior to the Closing. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

                  (m) RESTRICTIONS ON TRANSFER. Notwithstanding anything to the contrary set forth herein or in the Registration Rights Agreement, the ASkyB Buyer and the MCI Buyer agree that:

                        (i) Until such time (the "Completion Date") as all amounts due under the Satellite Contracts have been paid (including, at the Transferors' option, through the payment into escrow of all amounts scheduled to become due under the Satellite Contracts), the ASkyB Buyer and the MCI Buyer (collectively, the "Buyers") may, directly or indirectly, sell, assign, transfer, pledge, hypothecate or otherwise dispose of any interest in the Shares (a "Disposition") in an amount not to exceed 10% of the Shares issued to the Buyers on the Closing Date (subject to adjustment for any stock split, stock dividend, subdivision or combination of the Common Stock or any other action having a similar effect on the Common Stock);

                       (ii) Subject to subsection (i) above, from and after the Closing Date and during the two-year period commencing on the Closing Date, Dispositions may be made by the ASkyB Buyer and the MCI Buyer in an amount not to exceed for each 365-day period thereafter one-third (1/3) of the Shares issued to the Buyers on the Closing Date (subject to adjustment for any stock split, stock dividend, subdivision or combination of the Common Stock or any other change in corporate structure affecting the Common Stock); provided, however, that any Shares permitted to be sold, but not sold during the first 365-day period, shall be added to the number of Shares permitted to be sold during the second 365-day period; and provided, further, that the ASkyB Buyer and the MCI Buyer shall be permitted pursuant to a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act, to make a Disposition of Shares in an amount not to exceed (x) the difference between 50% of the Shares issued to the Buyers and the number of shares Disposed of by the Buyers in accordance with this subsection (ii) during the first 365-day period, or (y) the difference between 80% of the Shares issued to the buyers and the number of Shares Disposed of by the buyers in accordance with this subsection (ii) during the first and second 365-day periods;

                      (iii) Subject to subsection (i) above, from and after the second anniversary of the Closing Date, Dispositions may be made by the ASkyB Buyer and the MCI Buyer without regard to any restriction on the amount of Shares sold, except as may be imposed by applicable law; and

                       (iv) Nothing contained in this Section 9(m) shall limit the right of the ASkyB Buyer or the MCI Buyer to transfer any of its Shares to a direct or indirect wholly-owned subsidiary of either MCI or News Corporation.

                  (n) LEGENDS. The Transferors agree to the placement on certificates representing the Shares purchased pursuant hereto, of a legend, substantially as set forth below (except that such legend shall not be placed on any Shares that have been registered under the Securities Act or if, in the opinion of counsel (which opinion shall be in form and substance satisfactory to Seller), such legend is no longer required under the Securities Act):

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE OFFERED, SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF SUCH OTHER STATE OR JURISDICTION. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS (INCLUDING THE PROVISIONS THAT RESTRICT THE TRANSFER OF SUCH SECURITIES) OF A PURCHASE AGREEMENT, DATED AS OF NOVEMBER 30, 1998, AMONG AMERICAN SKY BROADCASTING, LLC, THE NEWS CORPORATION LIMITED, MCI TELECOMMUNICATIONS CORPORATION AND ECHOSTAR COMMUNICATIONS CORPORATION (THE "COMPANY"), COPIES OF WHICH ARE ON FILE AT THE OFFICES OF THE SECRETARY OF THE COMPANY. THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AGREES THAT IT WILL COMPLY WITH THE FOREGOING RESTRICTIONS."

                  (o) SPECIFIC PERFORMANCE. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event of any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of the Agreement and to enforce specifically this Agreement and the terms and Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

                  (p) INCORPORATION OF SCHEDULES. The Schedules identified in this Agreement, including the Seller Disclosure Schedule and the Transferor Disclosure Schedule, are incorporated herein by reference in their entirety and made a part hereof.

[SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.


                                       AMERICAN SKY BROADCASTING, LLC


                                       By: /s/ Lawrence A. Jacobs
                                           ----------------------
                                            Name: Lawrence A. Jacobs
                                            Title: Senior Vice President


                                       THE NEWS CORPORATION LIMITED


                                       By: /s/ Arthur M. Siskind
                                           ---------------------
                                            Name: Arthur M. Siskind
                                            Title: Director



                                       MCI TELECOMMUNICATIONS CORPORATION


                                       By: /s/ William S. Armistead
                                           ------------------------
                                            Name: William S. Armistead
                                            Title: Vice President


                                       ECHOSTAR COMMUNICATIONS
                                       CORPORATION


                                       By: /s/ David K. Moskowitz
                                           ----------------------
                                            Name: David K. Moskowitz
                                            Title: Senior Vice President

                                                                       EXHIBIT B


                        FORM OF CERTIFICATE OF AMENDMENT
                                     OF THE
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                       ECHOSTAR COMMUNICATIONS CORPORATION


         EchoStar Communications Corporation (the "Corporation"), a corporation organized and existing under the laws of the State of Nevada, does hereby certify:

         FIRST: That the Board of Directors of EchoStar duly adopted a resolution setting forth the proposed amendment to EchoStar's Amended and Restated Articles of Incorporation, declaring such amendment to be advisable and submitting such amendment to the shareholders of EchoStar for consideration thereof at the annual meeting of shareholders on April 16, 1999 at the principal offices of EchoStar.

         SECOND: That at such annual meeting of shareholders, such amendment was approved by receiving the affirmative vote of a majority of the total voting power of EchoStar entitled to vote at the meeting, in accordance with Section
78.390 of the Nevada General Corporation Law ("NGCL"). Pursuant to Article III,
Section 3.5 of EchoStar's Bylaws, and in accordance with Section 78.390 of the NGCL, prompt written notice was given to all shareholders of record of such annual meeting.

         The resolution approving the amendment is as follows:

                  RESOLVED, that ARTICLE V, Paragraph 1, Subparagraph (b) of EchoStar's Amended and Restated Articles of Incorporation is hereby amended and restated to read as follows:

                           "(b) A quorum for the purpose of shareholder meetings
                  shall consist of a majority of the voting power of EchoStar. If a quorum is present, the effective vote of a majority of the voting power represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater proportion or number is required by any provisions contained in the NGCL. Notwithstanding any provisions contained in the NGCL requiring the vote of shares possessing two-thirds of the voting power of EchoStar to take action, absent a provision herein to the contrary, in the case of such provisions the affirmative vote of a majority of the voting power shall be the act of the shareholders."

         IN WITNESS WHEREOF, EchoStar has caused its corporate seal to be hereunto affixed and this Certificate of Amendment of the Amended and Restated Articles of Incorporation to be signed by its President and Corporate Secretary this 16th day of April, 1999.

                                   ECHOSTAR COMMUNICATIONS CORPORATION


                                   By: _____________________________________
                                         Charles W. Ergen, President


                                   By: ______________________________________
                                         David K. Moskowitz, Corporate Secretary


STATE OF COLORADO      )
                       ) ss.
COUNTY OF              )

         I, the undersigned, a notary public, hereby certify that on April 16, 1999, the foregoing persons appeared before me and acknowledged that they were the President and Corporate Secretary of EchoStar Communications Corporation, a Nevada corporation, and stated, under oath, that they executed the foregoing Certificate of Amendment of the Amended and Restated Articles of Incorporation and that the facts and matters stated therein are true to the best of their knowledge, information and belief.



                                       ---------------------------------------
                                       Notary Public

                                       Address:


                                       ---------------------------------------

                                                                      EXHIBIT C

                       ECHOSTAR COMMUNICATIONS CORPORATION
                            1999 STOCK INCENTIVE PLAN


Section 1.  Purpose

                  The purpose of this Stock Incentive Plan (the "Plan") is to promote the interests of EchoStar Communications Corporation (the "Company") and its Subsidiaries by aiding the Company in attracting and retaining Key Employees capable of assuring the future success of the Company, to offer such personnel incentives to put forth maximum efforts for the success of the Company's business and to afford such personnel an opportunity to acquire a proprietary interest in the Company.

Section 2.  Definitions

                  As used in the Plan, the following terms shall have the meanings set forth below:

                  (a) "Award" shall mean an award granted to a Key Employee in accordance with the terms of this Plan in the form of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Awards, Dividend Equivalents or Other Stock-Based Awards granted under the Plan, or any combination of the foregoing.

                  (b) "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

                  (c) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

                  (d) "Committee" shall mean the committee described in Section 3 of the Plan.

                  (e) "Company" shall mean EchoStar Communications Corporation, a Nevada corporation, and any successor corporation.

                  (f) "Dividend Equivalent" shall mean any right granted under
Section 6(e) of the Plan.

                  (g) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  (h) "Key Employee" shall mean any person, including officers and directors, in the regular full-time employment of the Company or a Subsidiary who, in the opinion of the Committee, is, or is expected to be, primarily responsible for the management, growth or protection of some part or all of the business of the Company and its Subsidiaries or otherwise to contribute substantially to the success of the Company and its Subsidiaries.

                  (i) "Fair Market Value" shall mean, with respect to Shares, the final closing price, as quoted by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or any other exchange on which the Shares are traded, for the date in question. If Fair Market Value is in reference to property other than Shares, the Fair Market Value of such other property shall be determined by such methods or procedures as shall be established from time to time by the Committee.

                  (j) "Incentive Stock Option" shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of
Section 422 of the Code or any successor provision.

                  (k) "Nonemployee Director" shall mean a director of the Company who is a "nonemployee director" within the meaning of Rule 16b-3.

                  (l) "Non-Qualified Stock Option" shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

                  (m) "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option, and shall include Restoration Options.

                  (n) "Other Stock-Based Award" shall mean any right granted under Section 6(f) of the Plan.

                  (o) "Outside Director" shall mean a director of the Company who is an "outside director" within the meaning of Section 162(m) of the Code.

                  (p) "Participant" shall mean a Key Employee designated to be granted an Award under the Plan.

                  (q) "Performance Award" shall mean any right granted under
Section 6(d) of the Plan.

                  (r) "Person" shall mean any individual, corporation, partnership, association or trust.

                  (s) "Plan" shall mean this 1999 Stock Incentive Plan, as amended from time to time.

                  (t) "Restoration Option" shall mean any Option granted under
Section 6(a)(iv) of the Plan which confers upon the Participant the right to receive a new Option upon the payment of the exercise price of a previously held Option by delivery of previously owned Shares.

                  (u) "Restricted Stock" shall mean any Share granted under
Section 6(c) of the Plan, subject to such restrictions as the Committee deems appropriate or desirable.

                  (v) "Restricted Stock Unit" shall mean any unit granted under
Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

                  (w) "Retirement" shall mean becoming eligible to receive immediate retirement benefits under a retirement or pension plan of the Company or any Subsidiary.

                  (x) "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation.

                  (y) "Shares" shall mean shares of Class A Common Stock, $.01 par value, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

                  (z) "Stock Appreciation Right" shall mean any right granted under Section 6(b) of the Plan.

                  (aa) "Subsidiary" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns more than 50% of the voting stock in one of the other corporations in such chain.

                  (bb) "Ten-Percent Stockholder" shall mean an individual who owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of a Subsidiary.

                  (cc) "Total Disability" shall mean the complete and permanent inability of a Key Employee to perform the Key Employee's duties under the terms of the Key Employee's employment with the Company or any Subsidiary, as determined by the Committee upon the basis of such evidence, including independent medical reports and data, as the Committee deems appropriate or necessary.

Section 3.  Administration.

                  (a)      POWER AND AUTHORITY OF THE COMMITTEE.

                           (i)      THE COMMITTEE.  The Committee shall consist
of at least two directors of the Company and may consist of the entire Board of Directors; PROVIDED, HOWEVER, that (i) if the Committee consists of less than the entire Board of Directors, each member shall be a Nonemployee Director and
(ii) to the extent necessary for any Award intended to qualify as performance-based compensation under Section 162(m) of the Code, to so qualify, each member of the Committee, whether or not it consists of the entire Board of Directors, shall be an Outside Director.

                           (ii)     POWER AND AUTHORITY.  Subject to the
express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Key Employees; (ii) determine the type or types of Awards to be granted to each Key Employee under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement;
(v) amend the terms and conditions of any Award or Award Agreement and accelerate the exercisability of Options or the lapse of restrictions relating to Restricted Stock, Restricted Stock Units or other Awards; (vi) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (vii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee;
(viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Key Employee, any holder or beneficiary of any Award and any employee of the Company or any Subsidiary. The Committee's decisions and determinations under the Plan need not be uniform and may be made selectively among Key Employees, whether or not such Key Employees are similarly situated.

                  (b) DELEGATION. The Committee may, in its sole discretion, delegate such powers and duties under the Plan as it deems appropriate; PROVIDED, HOWEVER, that the Committee shall not delegate its powers and duties under the Plan with regard to executive officers or directors of the Company or any Subsidiary who are subject to Section 16 of the Exchange Act.

Section 4.  Shares Available for Awards.

                  (a) SHARES AVAILABLE. Subject to adjustment as provided in
Section 4(c), the number of Shares that may be issued subject to Awards under the Plan shall not exceed 10,000,000; PROVIDED, HOWEVER, that during the term of the Plan (i) no Key Employee may be granted Awards (other than Awards described in clause (ii) below) in the aggregate in respect of more than 500,000 Shares in any one calendar year and (ii) the maximum dollar amount of cash or the Fair Market Value of Shares that any Key Employee may receive in any one calendar year in respect of Performance Awards granted pursuant to
Section 6(d) may not exceed $10,000,000. Shares to be issued under the Plan may be either Shares reacquired and held in the treasury or authorized but unissued Shares. If any Shares covered by an Award or to which an Award relates are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan. The Company shall at all times keep available out of authorized but unissued Shares the number of Shares to satisfy Awards granted under the Plan.

                  (b) ACCOUNTING FOR AWARDS. For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available under Section 4(a) above for granting Awards under the Plan.

                  (c) ADJUSTMENTS. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of
(i) the number and type of Shares (or other securities or other property) which thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards and (iii) the purchase or exercise price with respect to any Award; PROVIDED, HOWEVER, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number.

Section 5.  Eligibility.

                  Any Key Employee, including any Key Employee who is an officer or director of the Company or any Subsidiary, shall be eligible to be designated a Participant; PROVIDED, HOWEVER, a director of the Company who is not also an employee of the Company or a Subsidiary shall not be designated as an Participant. In determining which Key Employees shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Key Employees, their present and potential contributions to the success of the Company or such other factors as the Committee, in its sole discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full or part-time employees (which term as used herein includes, without limitation, officers and directors who are also employees) of the Company and its Subsidiaries.

Section 6.  Awards.

                  (a) OPTIONS. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine, which terms and conditions shall be set forth in a form approved by the Committee.

                           (i) EXERCISE PRICE.  The exercise price per Share
purchasable under an Option shall be determined by the Committee; PROVIDED, HOWEVER, that, in the case of an Incentive Stock Option, such exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option (110% in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder); PROVIDED, FURTHER, that the aggregate Fair Market Value, determined at the time an Incentive Stock Option is granted, of the Shares with respect to which Incentive Stock Options may be exercisable for the first time by a Key Employee in any calendar year under all plans of the Company and any parent corporation of the Company and any Subsidiary shall not exceed $100,000.

                           (ii) OPTION TERM.  The term of each Option shall be
for a period of ten years from the date of grant of any Incentive Stock Option (5 years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder) and ten years and three months from the date of grant of a Non-Qualified Stock Option, unless an earlier expiration date shall be stated in the Option or the Option shall cease to be exercisable pursuant to this Section
6. If a Key Employee's employment with the Company and all Subsidiaries terminates other than by reason of the Key Employee's death, Total Disability or Retirement, the Key Employee's Option shall terminate and cease to be exercisable upon termination of employment, unless the Committee shall determine otherwise.

                           (iii) TIME AND METHOD OF EXERCISE. The Committee
shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made. The

Committee may also permit the holders of Options, in accordance with such procedures as the Committee may in its sole discretion establish, including those set forth in Section 6(g) hereof, to exercise Options and sell Shares acquired pursuant to a brokerage or similar arrangement approved in advance by the Committee, and to use the proceeds from such sale as payment of the exercise price of such Options.

                           (iv) RESTORATION OPTIONS.  The Committee may grant
Restoration Options, separately or together with another Option, pursuant to which, subject to the terms and conditions established by the Committee and any applicable requirements of Rule 16b-3 or any other applicable law, the Participant would be granted a new Option when the payment of the exercise price of the Option to which such Restoration Option relates is made by the delivery of Shares owned by the Participant pursuant to the relevant provisions of the Plan or agreement relating to such Option, which new Option would be an Option to purchase the number of Shares not exceeding the sum of (A) the number of Shares so provided as consideration upon the exercise of the previously granted Option to which such Restoration Option relates and (B) the number of Shares, if any, tendered or withheld as payment of the amount to be withheld under applicable tax laws in connection with the exercise of the Option to which such Restoration Option relates pursuant to the relevant provisions of the Plan or agreement relating to such Option. Restoration Options may be granted with respect to Options previously granted under the Plan or any other stock option plan of the Company, and may be granted in connection with any Option granted under the Plan or any other stock option plan of the Company at the time of such grant; PROVIDED, HOWEVER, that Restoration Options may not be granted with respect to any Option granted to a Nonemployee Director under any other stock option plan of the Company.

                           (v)  INCENTIVE AND NON-QUALIFIED STOCK OPTIONS.
Each Option granted pursuant to the Plan shall specify whether it is an Incentive Stock Option or a Non-Qualified Stock Option, provided that the Committee may in the case of the grant of an Incentive Stock Option give the Participant the right to receive in its place a Non-Qualified Stock Option.

                  (b) STOCK APPRECIATION RIGHTS. The Committee is hereby authorized to grant Stock Appreciation Rights to Participants subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

                  (c) RESTRICTED STOCK AND RESTRICTED STOCK UNITS. The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

                           (i) RESTRICTIONS.  Shares of Restricted Stock and
Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate (the "Restricted Period").

                           (ii) STOCK CERTIFICATES.  Any Restricted Stock
granted under the Plan shall be evidenced by issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock. Except as otherwise provided in this Section 6(c), no Shares of Restricted Stock received by a Key Employee shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restricted Period. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted.

                           (iii) FORFEITURE; DELIVERY OF SHARES.  Except as
otherwise determined by the Committee, upon termination of a Participant's employment (as determined under criteria established by the Committee) during the applicable Restricted Period, all Shares of Restricted Stock and all Restricted Stock Units held by such Participant at such time subject to restriction shall be forfeited and reacquired by the Company; PROVIDED, HOWEVER, that in the cases of death, Total Disability or Retirement, or in circumstances where the Committee finds that a waiver would be in the best interest of the Company, the Committee may waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units. Any Share representing Restricted Stock that is no longer subject to restrictions shall be delivered to the holder thereof promptly after the applicable restrictions lapse or are waived. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holders of the Restricted Stock Units.

                  (d) PERFORMANCE AWARDS. The Committee is hereby authorized to grant Performance Awards to Participants subject to the terms of the Plan and any applicable Award Agreement. A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock), other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan and any applicable Award Agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee.

                  (e) DIVIDEND EQUIVALENTS. The Committee is hereby authorized to grant to Participants Dividend Equivalents under which such Participants shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, such Dividend Equivalents may have such terms and conditions as the Committee shall determine.

                  (f) OTHER STOCK-BASED AWARDS. The Committee is hereby authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan; PROVIDED, HOWEVER, that such grants must comply with applicable law and, in the case of executive officers and directors of the Company, Rule 16b-3. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this
Section 6(f) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms (including without limitation, cash, Shares, promissory notes, other securities, other Awards or other property or any combination thereof), as the Committee shall determine, the value of which consideration, as established by the Committee, shall not be less than 100% of the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

                  (g)      GENERAL.

                                    (i) NO CASH CONSIDERATION FOR AWARDS.
Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

                                    (ii) AWARDS MAY BE GRANTED SEPARATELY OR
TOGETHER. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award or any award granted under any plan of the Company or any Subsidiary other than the Plan. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company or any Subsidiary may be granted either at the same time as, or at a different time from, the grant of such other Awards or awards.

                                    (iii) FORMS OF PAYMENT UNDER AWARDS. Subject
to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or a Subsidiary upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.

                                    (iv) CASHLESS EXERCISE.  Options may be
exercised in whole or in part upon delivery to the Secretary of the Company of an irrevocable written notice of exercise. The date on which such notice is received by the Secretary shall be the date of exercise of the Option, provided that within three business days of the delivery of such notice the funds to pay for exercise of the Option are delivered to the Company by a broker acting on behalf of the optionee either in connection with the sale of the Shares underlying the Option or in connection with the making of a margin loan to the optionee to enable payment of the exercise price of the Option. In connection with the foregoing, the Company will provide a copy of the notice of exercise of the Option to the aforesaid broker upon receipt by the Secretary of such notice and will deliver to such broker, within three business days of the delivery of such notice to the Company, a certificate or certificates (as requested by the broker) representing the number of Shares underlying the Option that have been sold by such broker for the optionee.

                                    (v) LIMITS ON TRANSFER OF AWARDS. No Award
and no right under any such Award shall be transferable by a Participant otherwise than by will, the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code; PROVIDED, HOWEVER, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant. Each Award or right under any Award shall be exercisable during the Participant's lifetime only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative. No Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Subsidiary.

                                    (vi) TERM OF AWARDS. Unless otherwise
expressly set forth in the Plan, the term of each Award shall be for such period as may be determined by the Committee.

                                    (vii) RESTRICTIONS; SECURITIES LISTING.  All
certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. If the Shares or other securities are traded on NASDAQ or a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on NASDAQ or such securities exchange.

Section 7.  Amendment and Termination; Adjustments.

                  Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

                  (a) AMENDMENTS TO THE PLAN. The Board of Directors of the Company may amend, alter, suspend, discontinue or terminate the Plan; PROVIDED, HOWEVER, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval;

                                    (i) would violate the rules or regulations
of NASDAQ or any securities exchange that are applicable to the Company; or

                                    (ii) would cause the Company to be unable,
under the Code, to grant Incentive Stock Options under the Plan.

                  (b) AMENDMENTS TO AWARDS. The Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. The Committee may not amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, without the consent of the Participant or holder or beneficiary thereof, except as otherwise herein provided.

                  (c) CORRECTION OF DEFECTS, OMISSIONS AND INCONSISTENCIES. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 8.  Income Tax Withholding; Tax Bonuses.

                  (a) WITHHOLDING. In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the federal and state taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (ii) delivering to the Company shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes.

                   (b) TAX BONUSES. The Committee, in its discretion, shall have the authority, at the time of grant of any Award under this Plan or at any time thereafter, to approve cash bonuses to designated Participants to be paid upon their exercise or receipt of (or the lapse of restrictions relating to) Awards in order to provide funds to pay all or a portion of federal and state taxes due as a result of such exercise or receipt (or the lapse of such restrictions). The Committee shall have full authority in its discretion to determine the amount of any such tax bonus.

Section 9.  General Provisions

                  (a) NO RIGHTS TO AWARDS. No Key Employee, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Key Employees, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

                  (b) AWARD AGREEMENTS. No Participant will have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company.

                  (c) NO LIMIT ON OTHER COMPENSATION ARRANGEMENTS. Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

                  (d) NO RIGHT TO EMPLOYMENT. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary, nor will it affect in any way the right of the Company or a Subsidiary to terminate such employment at any time, with or without cause. In addition, the Company or a Subsidiary may at any time dismiss a Participant from employment free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

                  (e) ASSIGNABILITY. No Award granted under this Plan, nor any other rights acquired by a Participant under this Plan, shall be assignable or transferable by a Participant, other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code, Title I of the Employee Retirement Income Security Act, or the rules promulgated thereunder.

                  (f) GOVERNING LAW. The validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award, shall be determined in accordance with the laws of the State of Colorado.

                  (g) SEVERABILITY. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

                  (h) NO TRUST OR FUND CREATED. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary.

                  (i) NO FRACTIONAL SHARES. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

                  (j) TRANSFERS AND LEAVES OF ABSENCE. Solely for the purposes of the Plan: (a) a transfer of a Key Employee's employment without an intervening period from the Company to a Subsidiary or vice versa, or from one Subsidiary to another, shall not be deemed a termination of employment, and (b) a Key Employee who is granted in writing a leave of absence shall be deemed to have remained in the employ of the Company or a Subsidiary, as the case may be, during such leave of absence.

                  (k) HEADINGS. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 10.  Effective Date of the Plan.

                  The Plan shall be effective as of April 16, 1999, subject to approval by the stockholders of the Company on that date within one year thereafter.

Section 11.  Term of the Plan.

                  Unless the Plan shall have been discontinued or terminated as provided in Section 7(a), the Plan shall terminate on April 16, 2009. No Award shall be granted after the termination of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond the termination of the Plan, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond the termination of the Plan.

PROXY                                                                      PROXY
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints David K. Moskowitz and Steven B. Schaver, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of Class A Common Stock and Class B Common Stock of EchoStar Communications Corporation ("Echostar"), held of record by the undersigned on March 19, 1999, at the Annual Meeting of Shareholders to be held on April 16, 1999, or any adjournment thereof.

1.         ELECTION OF FIVE DIRECTORS.
           / /  FOR all nominees listed below (except as marked to the contrary)                / /  WITHHOLD AUTHORITY to vote for
                                                           all nominees listed below
             Charles W. Ergen           James DeFranco           David Moskowitz           Raymond L. Friedlob           O. Nolan
                                                                    Daines
            (INSTRUCTION: To withhold authority to vote for an individual nominee, cross out that nominee's name above.)
2.         PROPOSAL TO ISSUE SHARES OF ECHOSTAR'S CLASS A COMMON STOCK AS CONSIDERATION FOR THE ACQUISITION OF CERTAIN SATELLITE
           BROADCASTING ASSETS PURSUANT TO THE PURCHASE AGREEMENT DATED AS OF NOVEMBER 30, 1998, BY AND AMONG AMERICAN SKY
           BROADCASTING, LLC, THE NEWS CORPORATION LIMITED, MCI TELECOMMUNICATIONS CORPORATION AND ECHOSTAR.
                          / /  FOR                             / /  AGAINST                             / /  ABSTAIN
3.         PROPOSAL TO AMEND ECHOSTAR'S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO CLARIFY CERTAIN VOTING PROVISIONS SET
           FORTH THEREIN.
                          / /  FOR                             / /  AGAINST                             / /  ABSTAIN
4.         PROPOSAL TO APPROVE THE ECHOSTAR COMMUNICATIONS CORPORATION 1999 STOCK INCENTIVE PLAN.
                          / /  FOR                             / /  AGAINST                             / /  ABSTAIN
5.         PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF ECHOSTAR FOR THE
           FISCAL YEAR ENDED DECEMBER 31, 1999.
                          / /  FOR                             / /  AGAINST                             / /  ABSTAIN
6.         TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.
                          / /  FOR                             / /  AGAINST                             / /  ABSTAIN

                          (CONTINUED ON REVERSE SIDE)

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE FIVE DIRECTORS SET FORTH ABOVE, AND FOR EACH OF ITEM NOS. 2, 3, 4 AND 5. THIS PROXY CONFERS DISCRETIONARY AUTHORITY WITH RESPECT TO PROPOSALS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.

    The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement furnished herewith.
                                              Dated: ____________________ , 1999
                                              __________________________________
                                                         Signature
                                           _____________________________________
                                                 Signature if held jointly

                                              Signatures should agree with the
                                              name(s) stenciled hereon.
                                              Executors, administrators,
                                              trustees, guardians and attorneys
                                              should indicate when signing.
                                              Attorneys should submit powers of
                                              attorney.

    PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED PRE-ADDRESSED ENVELOPE. THE TENDER OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING OR TO SUBMIT A LATER
DATED REVOCATION OR AMENDMENT TO THIS PROXY ON ANY OF THE ISSUES SET FORTH
ABOVE.